As filed with the Securities and Exchange Commission on September 9, 2025

File No. 000-56723

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Apollo Origination II (UL) Capital Trust

(Exact name of registrant as specified in charter)

Delaware	36-6481177
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

9 West 57 Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 515-3450

(Registrant’s telephone number, including area code)

with copies to:

David W. Blass, Esq.

Steven Grigoriou, Esq.

Simpson Thacher & Bartlett LLP

900 G Street NW

Washington, DC 20001

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares of beneficial interest, par value $0.001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Apollo Origination II (UL) Capital Trust (the “Fund”) is filing this Post-Effective Amendment No. 1 to its registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis. The Fund filed the original registration statement on Form 10 on January 28, 2025 to permit it to file an election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	the terms “we,” “us,” “our,” and the “Fund” refer to Apollo Origination II (UL) Capital Trust, a Delaware statutory trust, and its consolidated subsidiaries and predecessor entities;

•	“Adviser,” “ACM” and our “investment adviser” refer to Apollo Credit Management, LLC, our investment adviser;

•	“Apollo” or “AGM” refers collectively to Apollo Global Management, Inc. and its consolidated subsidiaries, which is the parent company of our investment adviser;

•	“Administrator” and our “administrator” refer to Apollo Credit Management, LLC, which is also our investment adviser; and

•	“shareholders” refers to holders of our common shares of beneficial interest, par value $0.001 per share (the “Common Shares”).

The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

This Registration Statement does not constitute an offer of securities of the Fund or any other Apollo entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Fund, its trustees, officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

We filed an election to be regulated as a BDC under the 1940 Act on January 28, 2025. Upon filing the election, we became subject to the 1940 Act requirements applicable to BDCs.

Investing in our Common Shares may be considered speculative and involves a high degree of risk, including the following:

•	An investment in our Common Shares is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	You should not expect to be able to sell your Common Shares regardless of how we perform.

•	If you are unable to sell your Common Shares, you will be unable to reduce your exposure on any market downturn.

•

We do not intend to list our Common Shares on any securities exchange and we do not expect a secondary market in the Common Shares to develop. Therefore, the Common Shares constitute illiquid investments.

•

Our distributions may be funded from unlimited amounts of offering proceeds, which may constitute a return of capital (i.e., your investment in the Fund) and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

•	We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities,

which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.

•

An investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.

•

The Fund intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

•	Repurchases of Common Shares by the Fund, if any, are expected to be very limited.

As a result, there is a risk of a substantial loss of your investment. See “Item 1A. Risk Factors” for more information about these and other risks relating to our Common Shares.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial known and unknown risks, uncertainties and other factors. Undue reliance should not be placed on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Fund, our current and prospective portfolio investments, our industry, our beliefs and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	the ability of our portfolio companies to achieve their objectives;

•	general economic and political trends and other external factors, including pandemics and recent supply chain disruptions;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with Apollo, the Adviser and its affiliates, and its senior investment team;

•	the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	our ability to qualify and maintain our qualification as a BDC and as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the rules and regulations issued thereunder;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	changes in laws and regulations, changes in political, economic or industry conditions, and changes in the interest rate environment or other conditions affecting the financial and capital markets;

•

an economic downturn and the time period required for robust economic recovery therefrom, which will likely have a material impact on our portfolio companies’ results of operations and financial condition for its duration, which could lead to the loss of some or all of our investments in such portfolio companies and have a material adverse effect on our results of operations and financial condition;

•

upon entry into an agreement with a lender, a contraction of available credit and/or an inability to access capital markets or additional sources of liquidity could have a material adverse effect on our results of operations and financial condition and impair our lending and investment activities;

•	interest rate volatility could adversely affect our results;

•

currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•

risks associated with possible disruption in the Fund’s or any of the Fund’s portfolio companies’ operations due to wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics; and

•	the risks, uncertainties and other factors we identify in “Item 1A. Risk Factors” in this Registration Statement, and in our other filings with the SEC that we make from time to time.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements and projections contained in this Registration Statement, which are excluded from the safe harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

RISK FACTOR SUMMARY

The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following summary should be read in conjunction with the complete discussion of risk factors we face, which are set forth below in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Risks Relating to the Current Environment

•

Capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets in the United States and abroad, which may have a negative impact on our business and operations.

•

Trade negotiations and related government actions may create regulatory uncertainty for our portfolio companies and our investment strategies and adversely affect the profitability of our portfolio companies.

•	We are subject to risks associated with changes in interest rates.

•	Changes in interest rates may adversely affect the value of our portfolio investments which could have an adverse effect on our business, financial condition and results of operations.

•

Price declines and illiquidity in the corporate debt markets have adversely affected, and may in the future adversely affect, the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

•	The continued uncertainty relating to the U.S. and global economy could have a negative impact on our business.

•

Because our business model depends to a significant extent upon relationships with private equity sponsors, investment banks and commercial banks, the inability of the Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

Risks Relating to Our Business and Structure

•	We are a relatively new company and have limited operating history.

•

Our Board of Trustees may change our operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse to our results of operations and financial condition.

•	We operate in a highly competitive market for investment opportunities.

•

Most of our portfolio investments will be recorded at fair value as determined in good faith by the Adviser and under the oversight of our Board of Trustees and, as a result, there will be uncertainty as to the value of our portfolio investments.

•	The lack of liquidity in our investments may adversely affect our business.

•	Our ability to enter into transactions with our affiliates is restricted.

•	There are significant potential conflicts of interest which could adversely affect our investment returns.

•	We and our portfolio companies may experience cyber security incidents and are subject to cyber security risks.

•

The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning could impair our ability to conduct business effectively.

Risks Relating to Our Investments

•	Our investments in portfolio companies are risky, and we could lose all or part of our investment.

•	If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC or be precluded from investing according to our current business strategy.

•

Our portfolio contains a limited number of portfolio companies, which subjects us to a greater risk of significant loss if any of these companies defaults on its obligations under any of its debt securities.

•	Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

•

When we do not hold controlling equity interests in our portfolio companies, we may not be in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.

•

An investment strategy focused primarily on privately-held companies presents certain challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns.

Risks Relating to an Investment in Our Common Shares

•	An investment in our Common Shares will have limited liquidity.

•	There is a risk that investors in our Common Shares may not receive dividends or that our dividends may not grow over time.

Federal Income Tax Risks

•	We will be subject to corporate-level income tax if we are unable to maintain our status as a RIC.

•	We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

General Risk Factors

•	Volatility in the global financial markets could have a material adverse effect on our business, financial condition and results of operations.

•	The ongoing armed conflicts as a result of the Russian invasion of Ukraine and the conflict in the Middle East may have a material adverse impact on us and our portfolio companies.

ITEM 1.	BUSINESS

The Fund

We are organized as a Delaware statutory trust named Apollo Origination II (UL) Capital Trust. We are a newly-organized, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code. As a BDC and a RIC, we must comply with certain regulatory requirements. See “—Regulation as a Business Development Company” and “—Material U.S. Federal Income Tax Considerations.”

Prior to electing to be regulated as a BDC, pursuant to an Agreement and Plan of Reorganization (the “Reorganization Agreement”), the Fund merged with AOP II Capital Trust Two (“AOP II Capital Trust Two”), a Delaware statutory trust and a wholly-owned subsidiary of Apollo Origination Partnership II (Unlevered AIV), L.P., a Cayman Islands exempted limited partnership (“Parent”), with the Fund continuing as the surviving company and as a wholly-owned subsidiary of Parent (the “Merger”). Following the Merger, and pursuant to the terms of the Reorganization Agreement, the Fund acquired all of the membership interests of AOP II Origination Holdings (UL), LLC, a Delaware limited liability company that held an investment portfolio (the “Investment Portfolio HoldCo”), from AOP II Intermediate Holdings (DC I), LLC, a Delaware limited liability company (the “Intermediate HoldCo”), which was all of Parent’s interest in Intermediate HoldCo (the “Investment Portfolio HoldCo Transfer”). The Investment Portfolio HoldCo Transfer resulted in the Fund acquiring an investment portfolio from the Intermediate HoldCo (the “Investment Portfolio”). The Investment Portfolio HoldCo Transfer did not result in the acquisition of all or substantially all of Intermediate HoldCo’s assets.

On January 21, 2025, the Board of Trustees of the Fund (the “Board” or “Board of Trustees” and each member of the Board of Trustees, a “Trustee”) approved the Reorganization Agreement and the transactions contemplated thereby, including the Merger and the Investment Portfolio HoldCo Transfer. On January 21, 2025, initial shareholders of the Fund approved, among other things, the Fund’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”), the Fund’s election to be regulated as a BDC under the 1940 Act, an investment advisory agreement (the “Advisory Agreement”), the persons elected to the Board of Trustees and an asset coverage ratio of 150%. We do not intend to incur leverage to the same extent as is customary for other BDCs.

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Fund expects to invest, directly or indirectly, globally across private credit opportunities, primarily investing in certain originated, secured loans or similar financial instruments, including bonds, debentures and other debt securities, made to or issued by corporate borrowers and issuers that generally generate on an annual basis $100 million or greater in earnings before interest, taxes, depreciation and amortization (“EBITDA”), and, to the extent applicable, equity-kickers (i.e., equity received in connection with a debt investment) or similar financial instruments issued, received or otherwise purchased in connection with such investment opportunities. While most of our investments will be in private U.S. companies (subject to compliance with BDC regulatory requirement to invest at least 70% of its assets in private U.S. companies), we also expect to invest from time to time in European and other non-U.S. companies. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options, which generally would be obtained as part of providing a broader financing solution. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Apollo funds. From time to time, we may co-invest with other Apollo funds.

For at least 80% of our portfolio, we intend to target loans to large private U.S. borrowers, which we generally define as companies with $100 million or greater in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and cost and/or revenue synergies (i.e., the reduction in operating costs or increase in revenue that results from a merger or acquisition). We expect the remaining 20% of our portfolio will consist of other private credit investments, primarily to corporate borrowers, including private middle market U.S. and European borrowers and structured financing solutions, such as syndicated loans and collateralized debt obligations. However, we do not expect to invest a substantial portion of our portfolio in structured financing solutions. To a lesser extent and generally in connection with our main investment strategy, we may invest in other types of securities as well, including second lien senior secured, unsecured, subordinated, and mezzanine loans, preferred stock, equities and warrants in both private and public companies.

The loans in which we will invest generally pay floating interest rates based on a variable base rate. The senior secured loans, unitranche loans and senior secured bonds in which we will invest generally have stated terms of five to eight years, and the mezzanine, unsecured or subordinated debt investments that we may make will generally have stated terms of up to ten years, but the expected average life of such securities is generally between three and five years. However, there is no limit on the maturity or duration of any security we may hold in our portfolio. Loans and securities purchased in the secondary market will generally have shorter remaining terms to maturity than newly issued investments. We expect most of our debt investments will be unrated. Our debt investments may also be rated by a nationally recognized statistical rating organization, and, in such case, generally will carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc. or lower than “BBB-” by Standard & Poor’s Ratings Services). We expect that our unrated debt investments will generally have credit quality consistent with below investment grade securities. These securities, which are often referred to as “junk” or “high yield,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid. In addition, we may invest in collateralized loan obligations (“CLOs”) and will generally have the right to receive payments only from the CLOs, and will generally not have direct rights against the underlying borrowers or entities that sponsored the CLOs.

We intend to qualify as a “limited derivatives user” under Rule 18f-4 under the 1940 Act, which will require the Fund to limit its derivatives exposure to 10% of its net assets at any time, excluding certain currency and interest rate hedging transactions. We may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to our business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance that any hedging strategy we employ will be successful.

Our investment strategy is expected to capitalize on Apollo’s scale and reputation in the market as an attractive financing partner to acquire our target investments at attractive pricing. We also expect to benefit from Apollo’s reputation and ability to transact in scale with speed and certainty and its long-standing and extensive relationships with private equity firms that require financing for their transactions.

We have offered and sold our Common Shares in a private placement (the “Private Offering”) in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. Each investor in the Private Offering made a capital commitment (each, a “Capital Commitment”) to purchase Common Shares pursuant to a subscription agreement entered into with us (a “Subscription Agreement”). The Subscription Agreement provides that investors are required to fund capital contributions to purchase Common Shares (each, a “Drawdown Purchase”), each time we deliver a drawdown notice, which we will deliver at least five (5) business days prior to the date on which Capital Commitments will be due (each, a “Capital Drawdown Date”). On January 21, 2025, the Fund held a closing and accepted Subscription Agreements from investors (the “Closing Date”). We can begin to draw down Capital Commitments from investors beginning on the day after the Closing Date until August 1, 2027 (the “Commitment Period”). The Fund will continue until August 1, 2030, subject to (i) a one year extension as determined by the Adviser in its sole discretion and (ii) an additional extension as determined by our Board (the “Term”). See “—The Private Offering.”

The Adviser and the Administrator

The Fund’s investment activities are managed by Apollo Credit Management, LLC, an investment adviser registered with the SEC under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”). Our Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis.

The Adviser is an affiliate of Apollo and is led by substantially the same investment personnel as Apollo. As such, our Adviser has access to the broader resources of Apollo, subject to Apollo’s policies and procedures regarding the management of conflicts of interest.

Apollo Credit Management, LLC, as our Administrator (the “Administrator”), provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of net asset value (“NAV”), compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC, preparing materials and coordinating meetings of our Board, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.

Founded in 1990, Apollo is a high-growth, global alternative asset manager and retirement services provider. Its asset management business focuses on three investing strategies: credit, equity and real assets. Through its asset management business, Apollo raises, invests and manages funds, accounts and other vehicles, on behalf of some of the world’s most prominent pension, endowment and sovereign wealth funds and insurance companies, as well as other institutional and individual investors. Apollo’s retirement services business is conducted by Athene, a leading financial services company that specializes in issuing, reinsuring and acquiring retirement savings products for the increasing number of individuals and institutions seeking to fund retirement needs. As of June 30, 2025, Apollo had total assets under management (“AUM”) of $840 billion and a team of more than 5,333 employees, including 2,008 employees of Athene.

Apollo manages the leading alternative credit business with $690 billion in credit AUM and 572 investment professionals as of June 30, 2025, across an array of corporate, asset-backed and insurance-related investment strategies. Apollo’s corporate credit business dates back over twenty years, with a heritage as one of the largest managers of syndicated loans. Over the course of decades, Apollo has built incumbency with thousands of leveraged loan issuers, many of which are backed by the largest blue-chip private equity sponsors. Today, Apollo has established over 4,000 lending relationships. Incumbency and scale enable Apollo to source and deliver attractive lending opportunities for its investor clients. In the first half of 2025, Apollo and its affiliates originated $10.2 billion in direct lending transactions.

Apollo’s investment philosophy is centered on the ethos that “purchase price matters,” allocating capital to the best risk-reward investment opportunities throughout market and economic cycles. Apollo’s focus on alternative asset investment seeks to deliver excess return per unit of risk at all points across the investment spectrum. Investors in the Fund’s shares also benefit from significant alignment of interest with Apollo since, through Athene, Apollo is often among the largest investors in its own funds, including through direct lending funds which co-invest alongside its funds.

Our objective is to bring Apollo’s leading credit investment platform to the private BDC industry. To achieve this, the Fund will be led by a team of experienced investment professionals within the Apollo credit platform who have deep industry knowledge and extensive experience in deal structuring, debt advisory and capital markets services.

On January 21, 2025, we entered into the Advisory Agreement with ACM, pursuant to which the Adviser provides investment advisory services to us. The Adviser’s services under the Advisory Agreement are not exclusive, and the Adviser is free to furnish similar or other services to others so long as its services to us are not impaired. Under the terms of the Advisory Agreement, we will pay the Adviser a base management fee (the “Management Fee”). For a discussion of the Management Fee payable by us to the Adviser, see “—Management and Other Agreements—Advisory Agreement.” Our Board of Trustees monitors the mix and performance of our investments over time and seeks to satisfy itself that the Adviser is acting in our interests and that our fee structure appropriately incentivizes the Adviser to do so.

On January 21, 2025, we entered into an administration agreement with ACM (the “Administration Agreement”), our Administrator. The principal executive office of our administrator is located at 9 West 57th Street, New York, NY 10019. The Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC, preparing materials and coordinating meetings of our Board of Trustees, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.

The Administrator, on behalf of us and at our expense, may retain one or more service providers as custodian, sub-administrator, and transfer agent for the Fund. The Adviser and the Board of Trustees is responsible for overseeing the activities of the custodian, sub-administrator, and transfer agent.

The Board of Trustees

Overall responsibility for the Fund’s oversight rests with the Board of Trustees. We entered into the Advisory Agreement with the Adviser, pursuant to which the Adviser manages the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in our operations in accordance with the provisions of the 1940 Act, the Fund’s Declaration of Trust and applicable provisions of state and other laws. The Adviser keeps the Board well informed as to the Adviser’s activities on our behalf and our investment operations and provide the Board with additional information as the Board may, from time to time, request. The Board of Trustees is currently composed of three members, two of whom are trustees who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Trustees”). The Board of Trustees meets at regularly scheduled quarterly meetings each year. In addition, the Board of Trustees may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. As described below, the Board of Trustees has established an Audit Committee and a Nominating and Corporate Governance Committee and may establish ad hoc committees or working groups from time to time, to assist the Board of Trustees in fulfilling its oversight responsibilities.

Investment Strategy

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Fund expects to invest, directly or indirectly, globally across private credit opportunities, primarily investing in certain originated, secured loans or similar financial instruments, including bonds, debentures and other debt securities, made to or issued by corporate borrowers and issuers that generally generate on an annual basis $100 million or greater in earnings before interest, taxes, depreciation and amortization (“EBITDA”), and, to the extent applicable, equity-kickers or similar financial instruments issued, received or otherwise purchased in connection with such investment opportunities. While most of our investments will be in private U.S. companies (subject to compliance with BDC regulatory requirement to invest at least 70% of its assets in private U.S. companies), we also expect to invest from time to time in European and other non-U.S. companies. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options, which generally would be obtained as part of providing a broader financing solution. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Apollo funds. From time to time, we may co-invest with other Apollo funds.

For at least 80% of our portfolio, we intend to target loans to large private U.S. borrowers, which we generally define as companies with $100 million or greater in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and cost and/or revenue synergies (i.e., the reduction in operating costs or increase in revenue that results from a merger or acquisition), and other items such as asset impairments and restructuring. We expect the remaining 20% of our portfolio will consist of other private credit investments, primarily to corporate borrowers, including private middle market U.S. and European borrowers and structured financing solutions, such as syndicated loans and collateralized debt obligations. However, we do not expect to invest a substantial portion of our portfolio in structured financing solutions. To a lesser extent and generally in connection with our main investment strategy, we may invest in other types of securities as well, including second lien senior secured, unsecured, subordinated, and mezzanine loans, preferred stock, equities and warrants in both private and public companies.

The following is a representative list of the industries in which we may invest:

•	Advertising, Printing & Publishing

•	Aerospace & Defense

•	Automotive

•	Aviation and Consumer Transport

•	Beverage, Food & Tobacco

•	Business Services

•	Chemicals, Plastics & Rubber

•	Construction & Building

•	Consumer Goods – Durable

•	Consumer Goods – Non-durable

•	Consumer Services

•	Diversified Investment Vehicles, Banking, Finance, Real Estate

•	Education

•	Healthcare & Pharmaceuticals

•	High Tech Industries

•	Hotel, Gaming, Leisure, Restaurants

•	Insurance

•	Manufacturing, Capital Equipment

•	Media – Diversified & Production

•	Retail

•	Telecommunications

•	Transportation – Cargo, Distribution

•	Utilities – Electric

•	Wholesale

We may also invest in other industries if we are presented with attractive opportunities. In an effort to increase our returns and the number of investments that we can make, we may in the future seek to securitize our debt investments. To the extent we elect to include higher quality portfolio holdings in the securitization vehicle and retain lower quality holdings in our portfolio, investing in our shares may be riskier. To securitize debt investments, we may create a wholly-owned subsidiary and contribute a pool of loans to the subsidiary. If we choose to do so, we will comply with Section 61 of the 1940 and treat the subsidiary’s debt as our own for purposes of this section. If the subsidiary has an investment adviser, we will ensure such adviser complies with

Section 15 of the 1940 Act as if it were an investment adviser to the Fund pursuant to Section 2(a)(20) of the 1940 Act. We will ensure that the subsidiary complies with Sections 17 and 57 of the 1940 Act and will identify the subsidiary’s custodian, if any exists. Any of the subsidiary’s principal investment strategies or principal risks constitute principal investment strategies or risks of the Fund and our disclosure will reflect aggregate operations of the Fund and the subsidiary. We do not currently intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than wholly-owned subsidiaries of the Fund.

We may sell debt of or interests in the subsidiary on a non-recourse basis to purchasers whom we would expect to be willing to accept a lower interest rate to invest in investment-grade securities. We may use the proceeds of such sales to reduce indebtedness or to fund additional investments. We may also invest through special purpose entities or other arrangements, including total return swaps and repurchase agreements, in order to obtain non-recourse financing or for other purposes.

Investment Selection

We employ a sophisticated and disciplined approach with respect to sourcing, evaluating and executing prospective investments, which is consistent with how Apollo manages its funds’ investments across the firm. Our process is defined by an emphasis on meaningful downside protection and the preservation of capital, which we will seek to achieve through extensive private equity-style due diligence, asset-level and market environment analysis, a systematic approach to identifying risk and structuring and a hands-on approach to driving value and managing investments throughout the ownership period. In this process, the Fund will leverage the collective knowledge and resources of Apollo’s credit investment professionals as well as the broader integrated platform of Apollo.

With an extensive team of experienced investment professionals, including seasoned portfolio managers, industry teams comprised of specialists within their respective sectors, product analysts with particular experience in private lending and reorganization of a borrower’s capital structure and investment professionals solely focused on sourcing and maintaining relationships within the capital markets community, Apollo has a combination of robust networks and strategic relationships that we believe will enable the Fund to source highly attractive opportunities, often on a proprietary basis.

Credit Selection and Enhanced Due Diligence. Consistent with Apollo’s value-orientation, the Fund intends to take a conservative investment approach, employing a rigorous, bottom-up, private equity-style approach to underwriting prospective investment opportunities. Our approach to credit selection tends to emphasize investments in mature companies in defensive sectors which typically exhibit a lower degree of cyclicality than the broader economy. This focus includes backing experience managed teams and business models that have established a strong position within their respective markets. We seek to leverage insights from across the breadth of Apollo’s investing activities to drive better outcomes, drawing on the expertise and extensive network of relationships that our investment professionals have established in their respective industries. We seek to pursue investments in companies with strong market share, sufficient pricing power, commitment to de-leveraging, strong management teams and sufficient equity support from sponsors and management. Our analysis includes gathering relevant information regarding the company, its customers, suppliers and competitors using a combination of legal, regulatory, accounting and industry reports, alongside the many resources of Apollo’s platform. Given the direct, bilateral nature of the relationship between lender and borrower, firms specializing in private credit such as Apollo are able to benefit from a comprehensive relationship with their portfolio companies that enables extensive due diligence and enhanced ongoing monitoring.

Emphasis on Downside Protection. The Fund is focused on pursuing a senior secured investing strategy comprised primarily of first lien loans to corporate borrowers. These loans typically have a 40-50% loan-to-value ratio. This approach is designed to maximize recovery of principal in the event of underperformance.

Robust Structural Protections. Apollo has significant structuring experience and believes the Fund will be able to leverage the Apollo Credit platform’s incumbency and status as a preferred lending partner to bilaterally negotiate highly structured, senior secured loans that are tailored to address the unique risks of a given corporate borrower. In contrast with syndicated loan markets, private credit has the potential to produce better outcomes for lenders by allowing them to retain structural protections within the lending agreements with their borrowers. Direct lenders typically retain control of their credit documentation which is intended to limit their borrowers’ ability to incur additional indebtedness or to dispose of material assets without first paying senior debt. The Fund intends to invest primarily in senior term loans that, coupled with robust covenant packages restricting incremental debt incurrence and restricting payments, are intended to provide downside protection in the form of a priority, undiluted claim on underlying collateral. Apollo believes that due to Apollo’s experience with its managed funds investing across the capital structure, the Fund will be able to consider investment structures that are different, and oftentimes more complex, than other investors. Apollo’s disciplined approach to transaction structuring is intended to mitigate risk in the event of adverse outcomes.

Portfolio Construction. We also seek to minimize the risk of loss through portfolio construction. Our approach seeks to avoid outsized industry concentration, particularly on more cyclical industries. We also seek to avoid outsized exposure to any individual borrower. We believe that a more granular portfolio helps to mitigate the risk of loss.

High Degree of Selectivity. Apollo believes that credit selectivity in every market environment is a critical driver of performance. In recent years, Apollo has closed on just 5-10% of direct lending opportunities that it evaluated. By virtue of our value-driven investment approach emphasizing downside protection, Apollo’s corporate credit business has experienced a 0.1% annual average default rate, as compared to a 2.6% annual average default rate within the broader leveraged loan market according to J.P. Morgan as of June 30, 2025. Even in an event of default, Apollo’s corporate credit business has seen substantially higher recovery rates as compared to the broader market, experiencing a 74% recovery rate as compared to 48% for the broader leveraged loan market according to J.P. Morgan as of June 30, 2025. Given the size of the market opportunity in large corporate direct lending, Apollo believes that the Fund is well-positioned to exercise quality credit selection in any market environment.

Institutionalized Monitoring and Risk Management Capabilities. Across its platform, Apollo employs a disciplined and rigorous approach to ongoing monitoring. Because Apollo is expected to be the sole or largest lender to a borrower, the Fund is expected to benefit from having driven the diligence process and structuring of covenants and loan documents. Direct lenders generally benefit from increased transparency, communication and coordination with borrowers. Apollo will seek to maintain active dialogue with the management team and/or sponsor throughout the life of the investment, reviewing financial information and other data in depth. Should any deteriorating situation arise, the investment would be put on a watch list and would undergo enhanced monitoring and an independent review. If the situation were to progress to a full reorganization of a borrower’s capital structure, Apollo has an in-house distressed credit team that can assist in seeking to stabilize the situation. Apollo will manage the risks associated with investments through portfolio construction, continued monitoring and evaluation. Apollo has devoted significant resources in the development of a sophisticated, integrated infrastructure designed to support the investment and risk management process. This includes proprietary systems for the monitoring, accounting and compliance aspects of the Fund’s portfolios, along with trading, clearing and settlement of assets.

Investment Structure

Once we have determined that a prospective portfolio company is suitable for investment, we work with the management of that company and its other capital providers, including senior, junior and equity capital providers, to structure an investment.

We generally seek to structure our investments as secured loans with a direct lien on the assets or cash flows of our portfolio companies that provide for increased downside protection in the event of insolvency while maintaining attractive risk-adjusted returns and current interest income. We generally seek for these secured loans to obtain security interests in the assets of our portfolio companies that serve as collateral in support of the repayment of these loans. This collateral may take the form of first or second priority liens on the assets of a portfolio company. In some cases, we may enter into debt investments that, by their terms, convert into equity or additional debt securities or defer payments of interest after our investment. Also, in some cases our debt investments may be collateralized by a subordinated lien on some or all of the assets of the borrower. Typically, our loans have maturities of three to ten years.

We seek to tailor the terms of our investments to the facts and circumstances of the transaction and the prospective portfolio company, negotiating a structure that protects our rights and manages our risk while creating incentives for the portfolio company to achieve its business plan and improve its profitability.

For example, in addition to seeking a senior position in the capital structure of our portfolio companies, we seek to limit the downside potential of our investments by:

•	requiring an expected total return on our investments (including both interest and potential equity appreciation) that compensates us for credit risk;

•	generally incorporating call protection into the investment structure where possible; and

•

negotiating covenants and information rights in connection with our investments that afford our portfolio companies flexibility in managing their businesses, but which are still consistent with our goal of preserving our capital. Such restrictions may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights. Our investments may include equity features, such as warrants or options to buy a minority interest in the portfolio company. Any warrants we receive with our debt securities generally require only a nominal cost to exercise, and thus, as a portfolio company appreciates in value, we may achieve additional investment return from this equity interest. We may structure the warrants to provide provisions protecting our rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the Fund, upon the occurrence of specified events. In many cases, we may also seek to obtain registration rights in connection with these equity interests, which may include demand and “piggyback” registration rights, which grants us the right to register our equity interest when either the portfolio company or another investor in the portfolio company files a registration statement with the SEC to issue securities.

We expect to hold most of our investments to maturity or repayment, but we may sell certain of our investments sooner if a liquidity event takes place such as a sale or recapitalization or worsening of credit quality of a portfolio company, among other reasons.

Investment Valuation Process

The Board has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act, and in that role the Adviser is responsible for performing fair value determinations relating to all of the Fund’s investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Fund’s Board. Even though the Board designated the Adviser as its “valuation designee,” the Board continues to be responsible for overseeing the processes for determining fair valuation.

Under the Fund’s valuation policies and procedures, the Adviser values investments, including certain secured debt, unsecured debt and other debt securities with maturities greater than 60 days, for which market quotations are readily available, at such market quotations (unless they are deemed not to represent fair value). We attempt to obtain market quotations from at least two brokers or dealers (if available, otherwise from a principal market maker, primary market dealer or other independent pricing service). We utilize mid-market pricing as a practical expedient for fair value unless a different point within the range is more representative.

Investments purchased within the quarter before the valuation date and debt investments with remaining maturities of 60 days or less may each be valued at cost with interest accrued or discount accreted/premium amortized to the date of maturity (although they are typically valued at available market quotations), unless such valuation, in the judgment of our Adviser, does not represent fair value. In this case, such investments shall be valued at fair value as determined in good faith by or under the direction of the Adviser including using market quotations where available.

Investments that are not publicly traded or whose market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Adviser. Such determination of fair values may involve subjective judgments and estimates, and we typically utilize independent third party valuation firms to assist us in determining fair value. In each case, our independent third party valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such investments.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, the Adviser undertakes a multi-step valuation process each quarter, and as necessary for each Drawdown Purchase, as described below:

1.

Independent valuation firms engaged conduct independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engaged during a particular quarter, the valuation may be conducted by the Adviser;

2.	At least each quarter, the valuation will be reassessed and updated by the Adviser or an independent valuation firm to reflect company specific events and latest market data;

3.	Preliminary valuation conclusions are then documented and discussed with senior management of our Adviser;

4.	The Adviser discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm; and

5.

For Level 3 investments entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

Investments determined by these valuation procedures which have a fair value of less than $1 million during the prior fiscal quarter may be valued based on inputs identified by the Adviser without the necessity of obtaining inputs from an independent valuation firm. In addition, some of our investments provide for PIK interest or dividends. Such amounts of accrued PIK interest or dividends are added to the cost of the investment on the respective capitalization dates and generally become due at maturity of the investment or upon the investment being called by the issuer. Upon capitalization, PIK is subject to the fair value estimates associated with their related investments.

Market Opportunity

Apollo believes there is an ongoing structural shift to private financing alternatives for borrowers of all sizes, including large private U.S. corporations. This trend is being driven by ongoing shifts in public credit market structure that have given rise to periods of uncertainty, as well as changes in the banking industry driven by continued tightening of regulation.

Due to ongoing evolution in banks’ regulatory environment and increasing capital requirements, bank lending to many non-investment grade borrowers has moved toward an originate to distribute model, where banks often seek to retain minimal amounts of the loans on their own balance sheet. The buyer base for syndicated loans is primarily comprised of loan mutual funds and CLOs. Loan mutual funds are open-ended investment structures and therefore subject to outflows which can limit their reliability as a source of capital to borrowers. Similarly, formation patterns for CLOs are uncertain with finite reinvestment periods and various other structural limitations on the types of borrowers they will typically target. The result is that available capital in public credit markets may not always be reliable. In contrast, direct lending platforms such as Apollo are able to lead transactions and deliver financing solutions at all points through the cycle, regardless of market environment. For borrowers, negotiating with a single or only a small handful of lenders on a bilateral basis allows for more efficient execution and increased confidentiality versus a syndicated approach. Direct lenders are also able to tailor their financing solutions for borrowers’ specific circumstances or to address their specific needs, such as through the provision of revolving credit lines and delayed draw term loans, as unfunded commitments are often difficult for mutual funds and CLOs to hold.

While cyclical dynamics have accelerated growth in the direct lending market, we believe the trend toward private lending solutions is a long-term trend, particularly among larger private corporate borrowers. Scaled direct lenders who are able to originate with speed and commit meaningful amounts of capital are able to act as solution providers to borrowers by addressing the challenges that have come to be associated with accessing the traditional avenues of public markets or bank lending. As the private debt market has grown in size and sophistication, firms such as Apollo have been able to bring these benefits to larger borrowers who traditionally would have had limited options away from syndicated bank loan markets. In exchange for providing these benefits, direct lending solutions are often able to command a yield premium over other sources of capital while taking top-of-the-capital structure, senior secured risk with significant subordination. Given its long-tenure as an institution, its expertise in credit investing broadly and incumbency with hundreds of sponsors or thousands of issuers, we believe that Apollo is well positioned to capitalize on this opportunity.

Significant Addressable Market Size. We believe that the global leveraged finance market is over $5 trillion in size as of late 2024. We believe that private credit has become an increasingly significant part with estimates of its size generally in excess of $1.5 trillion. Historically there was a hard distinction between private and public credit markets, with the former largely synonymous with middle market lending. More recently, there has been a shift, with private lending becoming an increasingly favorable option versus public markets. Going forward, we believe the next phase of growth in private credit could be even more massive given the ongoing “privatization” of activities historically centered in the public markets. We believe this emerging private lending opportunity will be primarily associated with lending to larger private corporate borrowers who will increasingly rely on scaled direct lending platforms that are able to transact at the scale required to meet their needs. At its current size, the Fund represents less than 1% of the aggregate global levered finance market, which we believe implies significant room for further expansion.

Burgeoning “Large Cap” Lending Opportunity. Apollo believes there is a dearth of available alternative financing solutions for large corporate issuers outside of the broadly syndicated and high yield markets, despite a growing demand for flexible solutions. Large companies historically utilized banks to tap the public high yield and leveraged loan markets in order to meet their financing needs. Historically, banks typically held these bonds and loans on their own balance sheets, but over the last 15 years moved to an originate-to-distribute model because of increased regulatory burdens and capital charges. Today, banks generally arrange the financing for a company for a fee and syndicate the debt out to institutional investors. This mechanism for raising capital became increasingly stressed over the past few years as unstable market conditions and the uncertain economic backdrop caused investors and arranging banks to retrench from the market. Primary public debt markets for sub-investment grade companies are sensitive to market conditions and bank appetite to provide funding to many large issuers falters in volatile markets, like we experienced during COVID-19 and across 2022. For example, in 2022, volatile market conditions led to sharp year-over-year declines in both leveraged loan and high yield primary issuance, leaving the private market as the only viable financing option for a swath of large borrowers. More recently, for much of 2024, the public leveraged loan markets were largely closed for new sponsor buyout activity. Apollo believes these dynamics will enable the Fund to secure favorable pricing and more rigorous structural protections, driving value for the benefit of the Fund. Apollo believes that this opportunity is only accessible to scaled alternative asset managers with significant relationships and cycle-tested investing expertise, and that the Fund is therefore well-positioned to capitalize on the growing opportunity set.

Proprietary Sourcing Engine Drives Direct Origination. Across its global platform, Apollo has found that deal flow is often driven by relationships, and that having a strong reputation and an established network can ultimately lead to exclusive investment opportunities. Apollo’s corporate credit business maintains coverage of over 3,000 companies worldwide. As a result, members of the corporate credit team are in frequent dialogue with management teams and intermediaries, enabling visibility into a given company’s financing needs as well as opportunities to organically grow existing lending relationships. The size and scale of our liquid credit businesses have become increasingly important given the trend from public to private lending, particularly among larger corporate borrowers. Apollo believes that its ability to leverage its incumbency to source deals directly with large corporate borrowers creates a meaningful barrier to entry. We further augment these efforts with a dedicated sponsor coverage effort, that includes approximately three dozen professionals focused on origination and sourcing direct lending transactions. Importantly, Apollo’s credit business is one of the largest lending counterparties to Wall Street, with trading volume across credit products well in excess of $100 billion from 2021 to 2024. This level of trading volume often results in Apollo being provided with an early or first look from the dealer community, which Apollo believes will put the Fund in a position to access challenged syndications at attractive terms during periods of volatility. Through these various touchpoints, Apollo has established a combination of robust networks and proprietary relationships that it believes will enable the Fund to source highly attractive opportunities, often on a proprietary basis.

Apollo’s Status as a Preferred Lending Counterparty. Apollo has developed a reputation as an attractive lending partner due to its scale and ability to design creative capital solutions across capital structures, particularly in complex situations. The Fund will have the opportunity to participate alongside other Apollo funds and accounts when it underwrites and commits to large transactions, streamlining the execution process for borrowers and enabling them to only interface with a single counterparty, due to the breadth and scale of Apollo’s capital base, which for this purpose includes numerous long-standing co-investment relationships and syndication capabilities with credit market investors. Being the sole or primary lender in size also facilitates alignment and a partnership mentality that is differentiated from traditional lending relationships. Additionally, our underwriting and structuring ability coupled with company and sector-specific insights across the Apollo platform is expected to enable Apollo to embrace complexity and provide bespoke capital solutions tailored to borrowers’ unique financing needs, including greater certainty of funding at specified terms or within compressed timetables. Apollo believes that the Fund augments Apollo’s ability to leverage its reputation as a preferred lending partner to selectively source proprietary opportunities in large corporate direct lending. Based on our experience in the large corporate direct lending market, we believe that the Fund has an advantage in its ability to provide capital in scale with greater certainty of closing as well as to deliver strategic partner-like benefits.

Strong Alignment with Apollo Balance Sheet Capital. Since its merger with Athene, Apollo is often among the largest investors in its own funds, including direct lending funds which co-invest alongside the Fund. As a result, the Fund and Apollo will generally be aligned with similar exposure to underlying direct lending investments. Apollo balance sheet capital refers to the insurance company balance sheet of its retirement services business, Athene, as well as commitments directly from Apollo.

Strong Apollo Sponsorship and Integrated Business Model. Apollo operates its global franchise as an integrated investment platform, leveraging the same monitoring and risk management capabilities across Apollo’s credit business. In the process of screening, executing and monitoring investments across businesses, Apollo has developed valuable relationships with well-regarded sponsors, leading management teams, consultants and other intermediaries, which further drives high-quality deals and thoughtful insights during the investment process. Apollo believes the Fund will benefit from the wealth of knowledge, experience and capabilities across asset classes, industries and geographies at Apollo, which will widen the Fund’s lens and enable the Fund team to more successfully source, diligence and manage opportunities across market cycles.

Significant Managerial Assistance

As a BDC, we will offer, and must make available upon request, managerial assistance to our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. We may also receive fees for these services. Our Adviser will provide, or arrange for the provision of, such managerial assistance on our behalf to portfolio companies that request this assistance, subject to reimbursement of any fees or expenses incurred on our behalf by our Adviser in accordance with our Advisory Agreement.

Operating and Regulatory Structure

We have elected to be treated as a BDC under the 1940 Act. As a BDC, we are generally prohibited from acquiring assets other than Qualifying Assets (as defined herein), unless, after giving effect to any acquisition, at least 70.0% of our total assets are Qualifying Assets. Qualifying Assets generally include securities of eligible portfolio companies, cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the 1940 Act, “eligible portfolio companies” include (1) private U.S. operating companies, (2) public U.S. operating companies whose securities are not listed on a national securities exchange (e.g., the New York Stock Exchange and the Nasdaq Stock Market), and (3) public U.S. operating companies having a market capitalization of less than $250 million. Public U.S. operating companies whose securities are quoted on the over-the-counter bulletin board and through OTC Markets Group Inc. are not listed on a national securities exchange and therefore are eligible portfolio companies.

We have also elected to be treated as a RIC under Subchapter M of the Code, and we intend to qualify as a RIC annually thereafter. A BDC that has elected to be a RIC generally does not incur any U.S. federal income tax so long as the BDC continuously maintains its BDC election in accordance with the 1940 Act, at least 90.0% of the BDC’s gross income each taxable year consists of certain types of qualifying investment income, the BDC satisfies certain asset composition requirements at the close of each quarter of its taxable year, and if the BDC distributes all of its taxable income (including net realized capital gains, if any) to its shareholders on a current basis. The rules applicable to our qualification as a RIC for tax purposes are complex and involve significant practical and technical issues. If we do not qualify as a RIC for U.S. federal income tax purposes or are unable to maintain our qualification for any reason, then we would become subject to regular corporate income tax, which would have a material adverse effect on the amount of after-tax income available for distribution to our shareholders. See “—Material U.S. Federal Income Tax Considerations.”

We intend to timely distribute to our shareholders substantially all of our annual taxable income for each year, except that we may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, we may choose to carry forward taxable income for distribution in the following year and pay an applicable U.S. federal excise tax.

We do not currently have any employees. Our day-to-day investment operations are managed by the Adviser, and our Administrator provides services necessary to conduct our business. We pay no compensation directly to any interested trustee or executive officer of the Fund. The Adviser and Administrator may be reimbursed for certain expenses they incur on our behalf. In addition, pursuant to the Administration Agreement, we pay the Administrator the allocable portion of overhead and other expenses it incurs in performing its obligations.

The Private Offering

We have offered and sold our Common Shares in the Private Offering in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. Common Shares were offered for subscription in the Private Offering until the Closing Date. Each investor that participated in the Private Offering made a Capital Commitment to purchase Common Shares pursuant to a Subscription Agreement.

On the Closing Date, we admitted one shareholder to the Fund in exchange for $800 million in Capital Commitments. Further, as of August 11, 2025, the Fund issued 2,264,885 Common Shares pursuant to drawdown notices issued to investors (“Capital Calls”) for an aggregate purchase price of $58,000,000.

The Subscription Agreement provides that investors are required to fund Capital Commitments to purchase Common Shares each time we deliver a drawdown notice, which we deliver at least five (5) business days prior to the date on which Capital Commitments will be due. Each Drawdown Purchase is made at a price per Common Share equal to our per share NAV as determined within 48 hours of the Capital Drawdown Date, excluding Sundays and holidays, of such sale, subject to certain exceptions and calculated in accordance with the 1940 Act. No investor in the Private Offering will be required to invest more than the total amount of its Capital Commitment. The Fund represents that the Fund and the Adviser have not entered, and will not enter, into subscription agreements with investors related to their investment in the Fund that contravene applicable law, including the 1940 Act and the Advisers Act.

An investor will be released from any obligation to purchase additional Common Shares on the earlier of (i) the date that such investor’s Capital Commitment is fully called and (ii) the expiration of the Commitment Period, except to the extent necessary to (a) pay Fund expenses, including management fees, amounts that may become due under any borrowings or other financings or similar obligations, or indemnity obligations, (b) complete investments in any transactions (1) to which the Adviser has committed the Fund to proceed as of the end of the Commitment Period pursuant to a written agreement (including investments that are funded in phases), and (2) with deferred purchase price payments, contingent purchase price payments, milestone payments or other phased payments or payments for other staged funding obligations or similar arrangements, (c) fund follow-on investments made in existing portfolio companies within three years from the end of the Commitment Period that, in the aggregate, do not exceed 5% of total Capital Commitment of such investor and/or (d) fund obligations under any Fund guarantee. Subject to the foregoing exceptions, the Commitment Period will end on the three-year anniversary of the Closing Date.

Investors may not sell, assign, transfer or otherwise dispose of (a “Transfer”) any Common Shares unless (i) the Adviser consents, provided that such consent will not unreasonably be withheld if such Transfer is to a party other than a defaulting investor and the Transfer does not negatively impact the Fund’s borrowing base or other terms of any credit facilities or subscription facilities, and, if required by our lending arrangements, our lenders give consent and (ii) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Common Shares and to execute such other instruments or certifications as are reasonably required by us. For the avoidance of doubt, the Adviser’s reasonable doubt as to whether a transferee can accurately make the representations and warranties and fulfill the obligations set forth in the Subscription Agreement will be reasonable grounds to withhold consent to a Transfer.

Distributions

The Fund generally intends to distribute substantially all of its available earnings annually by paying distributions on a quarterly basis, as approved by the Board in its discretion.

Term

The Fund will be liquidated and dissolved in an orderly manner (i) upon the expiration of its Term (as such Term may be extended pursuant to the above) or (ii) at any time upon a decision of the Board, subject to any necessary shareholder approvals and applicable requirements of the 1940 Act.

Competition

Our primary competitors in providing financing to corporate borrowers include public and private funds, commercial and investment banks, commercial financing companies, other BDCs or hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Some of our existing and potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the restrictions that the Code imposes on us as a RIC.

We also expect to use the industry information of AGM’s investment professionals to which we have access to assess investment risks and determine appropriate pricing for our investments in portfolio companies. In addition, we believe that the relationships of the senior managers of our Adviser and those of our affiliates enable us to learn about, and compete effectively for, financing opportunities with attractive corporate borrowers in the industries in which we seek to invest. For additional information concerning the competitive risks we expect to face, see “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We operate in a highly competitive market for investment opportunities.”

Allocation of Investment Opportunities

General

Apollo, including the Adviser, provides investment management services to other BDCs, registered investment companies, investment funds, client accounts and proprietary accounts that Apollo may establish.

The Adviser and its affiliates will share any investment and sale opportunities with its other clients and the Fund in accordance with the Advisers Act and firm-wide allocation policies, which generally provide for sharing pro rata based on targeted acquisition size or targeted sale size. Subject to the Advisers Act and as further set forth in this Registration Statement, certain other clients may receive certain priority or other allocation rights with respect to certain investments, subject to various conditions set forth in such other clients’ respective governing agreements.

In addition, as a BDC regulated under the 1940 Act, the Fund is subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely in certain circumstances limit the Fund’s ability to make investments or enter into other transactions alongside other clients.

Co-Investment Relief

The Fund, the Adviser and certain affiliates received an exemptive order from the SEC on May 14, 2025 (the “Order”), that permits us, among other things, to co-invest with other funds and accounts managed by the Adviser or its affiliates, subject to certain conditions. Pursuant to such Order, the Board has approved co-investment policies and procedures describing how the Fund will comply with the Order. Further, the Adviser has adopted policies and procedures (the “Adviser Allocation Policy”) describing the allocation of investment opportunities in which we will have the opportunity to participate with one or more Apollo-managed BDCs, including us (the “Apollo BDCs”), certain Apollo-managed registered investment companies (the “Apollo RICs”

and, together with the Apollo BDCs, the “Apollo Regulated Funds”) and other public or private Apollo funds that target similar assets. Pursuant to the Adviser Allocation Policy, the Fund will be given the opportunity to participate in any investments that fall within certain criteria established by the Adviser. The Fund may determine to participate or not to participate, depending on whether the Adviser determines that the investment is appropriate for the Fund (e.g., based on investment strategy). The investment would generally be allocated to us, any other Apollo Regulated Funds and the other Apollo funds that target similar assets pro rata based on available capital in the applicable asset class. If the Adviser determines that such investment is not appropriate for us, the investment will not be allocated to us.

Management and Other Agreements

Advisory Agreement

The description below of the Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Advisory Agreement attached as an exhibit to this Registration Statement.

The Adviser provides management services to us pursuant to the Advisory Agreement with our Adviser. Under the Advisory Agreement, the Adviser is responsible for the following:

•

determining the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes in accordance with our investment objective, policies and restrictions;

•

identifying investment opportunities and making investment decisions for us, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on our behalf;

•	monitoring our investments;

•	performing due diligence on prospective portfolio companies;

•	exercising voting rights in respect of portfolio securities and other investments for us;

•	serving on, and exercising observer rights for, boards of directors and similar committees of our portfolio companies;

•	negotiating, obtaining and managing financing facilities; and

•	providing us with such other investment advisory and related services as we may, from time to time, reasonably require for the investment of capital.

The Adviser’s services under the Advisory Agreement are not exclusive, and the Adviser is free to furnish similar or other services to others so long as its services to us are not impaired.

We pay the Adviser a fee for its services under the Advisory Agreement consisting of a Management Fee. The cost of the Management Fee is ultimately borne by the shareholders.

Base Management Fee

The Management Fee is accrued monthly and paid quarterly in arrears at an annual rate of 0.70% of the Fund’s net assets as of the beginning of the first business day of the applicable month.

For these purposes, “net assets” means the Fund’s total assets less liabilities determined on a consolidated basis in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). For the first calendar quarter in which the Fund has operations, net assets will be measured as the average of net assets (i) at the date the Fund first delivers a drawdown notice to its investors and (ii) at the end of such first calendar quarter.

Administration Agreement

The description below of the Administration Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Administration Agreement attached as an exhibit to this Registration Statement.

Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of our Board of Trustees, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. We will reimburse the Administrator for all of the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. There is no limitation as to how much we may reimburse the Administrator. See “—Payment of Our Expenses” below. Such reimbursement will include the Fund’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s Chief Compliance Officer, Chief Financial Officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any personnel of Apollo or any of its affiliates providing non-investment related services to the Fund, subject to the limitations described in the Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Administrator for any services performed for us by such affiliate or third party. The Administrator may hire a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation paid by the Administrator for its sub-administrative services under a sub-administration agreement.

Payment of Our Expenses

The costs associated with all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to the Fund, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser, other than to the extent described below and more specifically provided for in the Advisory Agreement.

The Fund will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

•	calculating individual asset values and our net asset value (including the cost and expenses of any independent valuation firms);

•

fees and expenses, including travel expenses, incurred by the Adviser, or members of our investment team, or payable to third parties, in respect of due diligence on prospective portfolio companies and, if necessary, in respect of enforcing the Fund’s rights with respect to investments in existing portfolio companies, including, among others, professional fees (including, without limitation, the fees and expenses of consultants and experts) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments;

•

due diligence and research expenses (including an allocable portion of any research or other service that may deemed to be bundled for the benefit of the Fund), as well as the information technology systems used to obtain such research and other information;

•	the costs of any public offerings of our Common Shares and other securities, including registration and listing fees;

•	the Management Fee;

•	certain costs and expenses relating to distributions paid on our Common Shares;

•	administration fees payable under our Administration Agreement;

•	debt service and other costs of borrowings or other financing arrangements;

•	the Adviser’s allocable share of costs incurred in providing significant managerial assistance to those portfolio companies that request it;

•	amounts payable to third parties relating to, or associated with, making or holding investments;

•	transfer agent and custodial fees;

•	costs of derivatives and hedging;

•	commissions and other compensation payable to brokers or dealers;

•	taxes and governmental fees;

•	Independent Trustee fees and expenses;

•

costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, and the compensation of professionals responsible for the preparation of the foregoing, including the allocable portion of the compensation of our Chief Financial Officer and Chief Compliance Officer and their respective staffs;

•

the costs of any reports, proxy statements or other notices to our shareholders (including printing and mailing costs), the costs of any shareholders’ meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

•	our fidelity bond;

•	trustee and officers/errors and omissions liability insurance, and any other insurance premiums;

•	indemnification payments;

•	information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

•

costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Fund and the amount of any judgment or settlement paid in connection therewith;

•

all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

•

investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction);

•	direct costs and expenses of administration, including audit, accounting, consulting and legal costs; and

•	all other expenses reasonably incurred by us in connection with making investments and administering our business.

In addition, from time to time, the Adviser pays amounts owed by us to third-party providers of goods or services. We subsequently reimburse the Adviser for those amounts paid on our behalf. We also reimburse the Adviser for the allocable portion of the compensation paid by the Adviser or its affiliates to our Chief Compliance Officer, Chief Financial Officer, and other professionals who spend time on those related activities (based on the percentage of time those individuals devote, on an estimated basis, to our business and affairs). All of the expenses described above are ultimately borne by our shareholders.

Duration and Termination

Each of the Advisory Agreement and the Administration Agreement has been approved by the Board of Trustees. Unless earlier terminated as described below, each of the Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the Independent Trustees. We may terminate the Advisory Agreement or the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate either agreement may be made by a majority of the Board of Trustees or the shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, without payment of any penalty, the Adviser may terminate the Advisory Agreement upon 120 days’ written notice and the Administrator may terminate the Administration Agreement upon 60 days’ written notice. The Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We are dependent upon management personnel of the Adviser for our future success and upon their access to AGM’s investment professionals and partners.”

Indemnification

The Adviser and the Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which the Advisory Agreement and Administration Agreement, respectively, relate, provided that the Adviser and the Administrator shall not be protected against any liability to the Fund or its shareholders to which the Adviser or Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“Disabling Conduct”). Each of the Advisory Agreement and the Administration Agreement provide that, absent Disabling Conduct, each of our Adviser and our Administrator, as applicable, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s services under the Advisory Agreement and our Administrator’s services under the Administration Agreement or otherwise as adviser or administrator for us. The Adviser and the Administrator shall not be liable under their respective agreements with us or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser or the Administrator in good faith, unless such action or inaction was made by reason of Disabling Conduct, or in the case of a criminal action or proceeding, where the Adviser or Administrator had reasonable cause to believe its conduct was unlawful.

Regulation as a Business Development Company

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets. Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “Qualifying Assets,” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the Fund’s total assets. The principal categories of Qualifying Assets relevant to our business are any of the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an Eligible Portfolio Company (as defined below), or from any person who is, or has been during the preceding 13 months, an affiliated person of an Eligible Portfolio Company, or from any other person, subject to such rules as may be prescribed by the SEC. An “Eligible Portfolio Company” is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

i.	does not have any class of securities that is traded on a national securities exchange;

ii.	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

iii.	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the Eligible Portfolio Company; or

iv.	is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.

(2)	Securities of any Eligible Portfolio Company controlled by the Fund.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an Eligible Portfolio Company purchased from any person in a private transaction if there is no ready market for such securities and the Fund already owns 60% of the outstanding equity of the Eligible Portfolio Company.

(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance. A BDC must have been organized under the laws of, and have its principal place of business in, any state or states within the United States. However, in order to count portfolio securities as Qualifying Assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments. Pending investment in other types of Qualifying Assets, as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets are Qualifying Assets. We may also invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests in order to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Indebtedness and Senior Securities. We do not intend to incur leverage to the same extent as is customary for other BDCs. The Fund is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to the Common Shares if the Fund’s asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. On December 12, 2024, our initial shareholder approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act. In addition, while any senior securities remain outstanding, the Fund will be required to make provisions to prohibit any dividend distribution to shareholders or the repurchase of such securities or Common Shares unless the Fund meets the applicable asset coverage ratios at the time of the dividend distribution or repurchase. The Fund will also be permitted to borrow amounts up to 5% of the value of its total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

Code of Ethics. We and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain transactions by our personnel. Our codes of ethics generally do not permit personal investments by our and the Adviser’s personnel in securities that may be purchased or sold by us.

Compliance Policies and Procedures. We and the Adviser have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a Chief Compliance Officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act. The Sarbanes-Oxley Act imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:

•	pursuant to Rule 13a-14 of the Exchange Act, our President and Chief Financial Officer must certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•

pursuant to Rule 13a-15 of the Exchange Act, our management must prepare a report regarding its assessment of our internal control over financial reporting starting with our annual report on Form 10-K for the fiscal year ending December 31, 2025 and, when we cease to be an emerging growth company (if we are also an accelerated filer or large accelerated filer), must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm; and

•

pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to material weaknesses.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Compliance with the JOBS Act. We currently are, and following the completion of this offering expect to remain, an “emerging growth company,” as defined in the JOBS Act until the earliest of:

•	up to five years measured from the date of the first sale of common equity securities pursuant to an effective registration statement;

•	the last day of the first fiscal year in which our annual gross revenues are $1.235 billion or more;

•	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period; and

•

the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Common Shares that is held by non-affiliates exceeds $700 million as of any June 30th.

Under the JOBS Act, we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected.

In addition, Section 7(a)(2)(B) of the 1933 Act and Section 13(a) of the Exchange Act, as amended by Section 102(b) of the JOBS Act, provide that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. We intend to take advantage of such extended transition periods.

U.S. Investment Advisers Act of 1940. The Adviser is registered as an investment adviser under the Advisers Act.

U.S. Securities Act of 1933. The offer and sale of the Common Shares will not be registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2), Regulation D promulgated thereunder, Regulation S and/or exemptions of similar import in the jurisdictions in which Common Shares are offered and sold. Each purchaser must be (a) an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) or (b) a person that qualifies as a non-U.S. person for purposes of Regulation S under the Securities Act and will be required to represent, among other customary private placement representations, that it is acquiring its Common Shares for its own account and for investment purposes only and not with a view to resale or distribution.

Other than the registration under the Exchange Act pursuant to the Form 10 Registration Statement, the Common Shares will not be registered under any other securities laws, including state securities or blue sky laws and non-U.S. securities laws.

The Common Shares may not be transferred or resold (i) except as permitted under the Subscription Agreement, (ii) unless they are registered under the Securities Act and under any other applicable securities laws or an exemption from such registration thereunder is available and (iii) only as permitted by any other relevant laws of any applicable jurisdiction.

Proxy Voting Policies and Procedures. We will delegate our proxy voting responsibility to our Adviser. The Proxy Voting Policies and Procedures of our Adviser are set forth below. The guidelines are reviewed periodically by the Adviser and our Independent Trustees, and, accordingly, are subject to change.

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Adviser recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients. These policies and procedures for voting proxies for the Adviser’s investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

The Adviser will vote all proxies based upon the guiding principle of seeking the maximization of the ultimate long-term economic value of our shareholders’ holdings, and ultimately all votes are cast on a case-by-case basis, taking into consideration the contractual obligations under the relevant advisory agreements or comparable documents, and all other relevant facts and circumstances at the time of the vote. All proxy voting decisions will require a mandatory conflicts of interest review by our Chief Compliance Officer in accordance with these policies and procedures, which will include consideration of whether the Adviser or any investment professional or other person recommending how to vote the proxy has an interest in how the proxy is voted that may present a conflict of interest. It is the Adviser’s general policy to vote or give consent on all matters presented to security holders in any proxy, and these policies and procedures have been designed with that in mind. However, the Adviser reserves the right to abstain on any particular vote or otherwise withhold its vote or consent on any matter if, in the judgment of our Chief Compliance Officer or the relevant investment professional(s), the costs associated with voting such proxy outweigh the benefits to our shareholders or if the circumstances make such an abstention or withholding otherwise advisable and in the best interest of the relevant shareholder(s).

Proxy Policies. The Adviser’s policies and procedures are reasonably designed to ensure that the Adviser votes proxies in the best interest of the Fund and addresses how it will resolve any conflict of interest that may arise when voting proxies and, in so doing, to maximize the value of the investments made by the Fund, taking into consideration the Fund’s investment horizons and other relevant factors. It will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the Adviser. The portfolio managers and the members of the investment team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy policy. In addition, the Adviser may determine not to vote a proxy after consideration of the vote’s expected benefit to clients and the cost of voting the proxy. To ensure that its vote is not the product of a conflict of interest, the Adviser will require the portfolio managers to disclose any personal conflicts of interest they may have with respect to overseeing a Fund’s investment in a particular company.

Proxy Voting Records. You may obtain information, without charge, regarding how we vote proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, Ryan Del Giudice, 9 West 57th Street, New York, New York 10019.

Anti-Money Laundering Requirements. In order to comply with applicable anti-money laundering requirements, the investor must, except as otherwise agreed by the Adviser, represent and warrant in its Subscription Agreement with the Fund that neither the investor, nor any of its affiliates or beneficial owners (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control (“OFAC”), nor are they otherwise a party with which the Fund is prohibited to deal under the laws of the United States, (ii) appears on the European External Action Service consolidated list of persons, groups and entities subject to European Union (the “EU”) financial sanctions maintained on behalf of the European Commission, (iii) appears on the Consolidated United Nations Security Council Sanctions List or (iv) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The investor must also represent and warrant that: (i) if the investor is a natural person, the investor is not a person who is or has been entrusted with prominent public functions, such as Head of State or of government, a senior politician, a senior government, judicial or military official, a senior executive of a state-owned corporation or an important political party official, or a close family member or close associate of such person and (ii) the monies used to fund the investment in the Common Shares are not derived from, invested for the benefit of or related in any way to, the governments of, or persons within, any country that (a) is under a U.S. embargo enforced by OFAC, (b) has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (c) has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The investor must also represent and warrant that the investor: (i) has conducted thorough due diligence with respect to all of its beneficial owners, (ii) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence. The investor must also represent and warrant that it does not know or have any reason to suspect that (i) the monies used to fund the investor’s investment in the Common Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities and (ii) the proceeds from the investor’s investment in Common Shares will be used to finance any illegal activities. The investor must also represent and warrant that neither the investor, nor any of its affiliates, nor any person having a direct or indirect beneficial interest in the Common Shares being acquired is (i) a senior foreign political figure (a “SFPF”), (ii) an immediate family member of a SFPF (iii) a close associate of a SFPF, (iv) a politically exposed person (a “PEP”), (v) an immediate family member of a PEP or (vi) a close associate of a PEP (each as defined in the Subscription Agreement). The investor must also represent and warrant that to the extent a beneficial owner is a bank, including a branch, agency or office of a bank, that is not physically located in the United States, that the investor has taken and will take reasonable measures to establish that the bank has a physical presence or is an affiliate of a regulated entity. The investor must also represent and warrant that it has determined that the funds being invested by the investor in the Fund do not come from corruption. The investor must also agree, except as otherwise agreed by the Adviser, that pursuant to anti-money laundering laws and regulations, the Adviser may be required or determine that it is necessary and appropriate to collect documentation verifying the investor’s identity and the source of funds used to acquire an interest before, and from time to time after, acceptance by the Adviser of the Subscription Agreement.

Bank Holding Company Act. The U.S. Bank Holding Company Act of 1956, as amended from time to time, and the rules promulgated thereunder (collectively, the “BHC Act”), including as modified by the Dodd-Frank Act and the “Volcker Rule” thereunder, contain restrictions on certain investors that are (or that have affiliates or certain interest in any entity that is) a bank or a bank-related entity and/or have a connection to the U.S. in that regard from making and holding certain interests in private investment funds. Common Shares in the Fund are not freely transferable, are not readily tradable on any exchange or market, and there are generally no redemption or withdrawal rights. As a result, Common Shares must be held on a long-term basis and the prospective investor should carefully review and familiarize itself with these rules and regulations and consult with its own counsel on how the Volcker Rule, the Dodd-Frank Act and the BHC Act may impact the investor, including as a result of its investment in the Fund.

Reporting Obligations. We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We file a Form 10 Registration Statement with the SEC voluntarily and establish the Fund as a reporting company under the Exchange Act. Upon the effectiveness of the Form 10 Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Shareholders and the public may access the Fund’s public filings at www.sec.gov or obtain information by calling the SEC at (202) 551-8090.

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of material U.S. federal income tax considerations applicable to us and to an investment in Common Shares. This summary deals only with shareholders that hold their shares as capital assets. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of shareholders that are subject to special treatment under U.S. federal income tax laws, including:

•	shareholders subject to the alternative minimum tax;

•	tax-exempt organizations (except as discussed below);

•	insurance companies;

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	pension plans (except as discussed below);

•	trusts (except as discussed below);

•	financial institutions;

•	entities taxed as partnerships or partners therein;

•	persons holding Common Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who receive our Common Shares as compensation;

•	persons who hold our Common Shares on behalf of another person as a nominee;

•	U.S. expatriates, or

•	U.S. shareholders (as defined below) who have a “functional currency” other than the U.S. dollar.

Finally, this summary does not address other U.S. federal tax consequences (such as estate, gift and Medicare contribution tax consequences) or any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Code, and Treasury Regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to shareholders in light of their personal circumstances.

For purposes of this discussion under the heading “Material U.S. Federal Income Tax Considerations,” a “U.S. shareholder” is a beneficial owner of our Common Shares that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of our Common Shares.

A “Non-U.S. shareholder” is a beneficial owner of our Common Shares that is not a U.S. shareholder and not an entity taxed as a partnership.

Regulated Investment Company Classification

As a BDC, we intend to elect to be treated as a RIC for U.S. federal income tax purposes. Our status as a RIC will enable us to deduct qualifying distributions to our shareholders, so that we will be subject to corporate- level U.S. federal income taxation only in respect of income and gains that we retain and do not distribute.

To maintain our status as a RIC, we must, among other things:

•	maintain an election under the 1940 Act to be treated as a BDC;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, gains from the sale or other disposition of Common Shares or securities and other specified categories of investment income; and

•	maintain diversified holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of our taxable year:

•

at least 50% of the value of our total gross assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” shall not include any amount of any one issuer, if our holdings of such issuer are greater in value than 5% of our total assets or greater than 10% of the outstanding voting securities of such issuer, and

•

no more than 25% of the value of our assets may be invested in securities of any one issuer (excluding U.S. government securities and securities of other RICs), the securities of any two or more issuers that are controlled by us and are engaged in the same or similar or related trades or businesses (excluding securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

We may earn various fees which will not be treated as qualifying income for purposes of the 90% gross income test. We may also earn other types of income that will not be treated as qualifying income for purposes of the 90% gross income test.

To maintain our status as a RIC, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes of an amount equal to at least 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains reduced by deductible expenses) and 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to shareholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:

•	98% of our net ordinary income, excluding certain ordinary gains and losses, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•	100% of any income or gains recognized, but not distributed, in preceding years.

While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We generally expect to distribute substantially all of our earnings on a quarterly basis. One or more of the considerations described below, however, could result in the deferral of dividend distributions until the end of the fiscal year:

We may make investments that are subject to tax rules that require us to include amounts in our income before we receive cash corresponding to that income or that defer or limit our ability to claim the benefit of deductions or losses. For example, if we hold securities issued with original issue discount, that original issue discount may be accrued in income before we receive any corresponding cash payments. Similarly, the terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In cases where our taxable income exceeds our available cash flow, we will need to fund distributions with the proceeds of sale of securities or with borrowed money, and may raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where we are required to recognize income before or without receiving cash representing such income), we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

If in any particular taxable year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and distributions, if made, will be taxable to our shareholders as ordinary dividends to the extent of our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis, and any remaining distributions would be treated as capital gain. If we fail to qualify as a RIC for a period greater than two consecutive taxable years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of the taxable year) that we elect to recognize on requalification or when recognized over the next five years.

In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the conditions necessary to pass through to our shareholders their share of the foreign taxes paid by us.

Taxation of U.S. Shareholders

Distributions from our investment company taxable income (consisting generally of net ordinary income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. shareholders as ordinary income to the extent made out of our current or accumulated earnings and profits. To the extent that such distributions paid by us to non-corporate U.S. shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“qualified dividend income”) may be eligible for a reduced U.S. federal income tax rate. In this regard, it is anticipated that our distributions generally will not be attributable to dividends received by us and, therefore, generally will not qualify for the reduced rates that may be applicable to qualified dividend income. Distributions generally will not be eligible for the dividends received deduction allowed to corporate shareholders. Distributions derived from our net capital gains (which generally is the excess of our net long-term capital gain over net short-term capital loss) which we report as capital gain dividends will be taxable to U.S. shareholders as long-term capital gain regardless of how long particular U.S. shareholders have held their shares. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such U.S. shareholder’s Common Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. shareholder.

Any dividends declared by us in October, November, or December of any calendar year, payable to shareholders of record on a specified date in such a month, which are actually paid during January of the following calendar year, will be treated as if paid by us and received by such shareholders during the quarter ended December 31 of the previous calendar year. In addition, we may elect to relate any undistributed investment company taxable income or net capital gains eligible for distribution as a dividend back to our immediately prior taxable year if we:

•

declare such dividend prior to the earlier of the 15th day of the ninth month following the close of that taxable year, or any applicable extended due date of our U.S. federal corporate income tax return for such prior taxable year;

•	distribute such amount in the 12-month period following the close of such prior taxable year and not later than the date of the first dividend of the same type is paid after such declaration; and

•	make an election in our U.S. federal corporate income tax return for the taxable year in which such undistributed investment company taxable income or net capital gains were recognized.

Any such election will not alter the general rule that a U.S. shareholder will be treated as receiving a dividend in the taxable year in which the dividend is distributed, subject to the October, November, or December dividend declaration rule discussed immediately above.

Although we intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been distributed to the U.S. shareholder, and the U.S. shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. shareholder’s tax basis for their Common Shares. Since we expect to pay tax on any retained capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual shareholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. shareholder’s other federal income tax obligations or may be refunded to the extent it exceeds a shareholder’s liability for federal income tax. A shareholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes we paid. To utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

If an investor purchases Common Shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

If a U.S. shareholder sells or otherwise disposes of Common Shares, the U.S. shareholder will recognize gain or loss equal to the difference between its adjusted tax basis in the shares sold or otherwise disposed of and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Any loss recognized on a sale or exchange of shares that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon. In addition, all or a portion of any loss recognized upon a disposition of Common Shares may be disallowed if other Common Shares are otherwise purchased within 30 days before or after the disposition.

We will send to each of our U.S. shareholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts of such distributions includible in such U.S. shareholder’s taxable income for such year as ordinary dividends and capital gain dividends. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. shareholder’s particular situation.

Under applicable U.S. Treasury regulations, if a U.S. shareholder recognizes a loss with respect to our Common Shares of $2 million or more for a non-corporate U.S. shareholder or $10 million or more for a corporate U.S. shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. shareholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, U.S. shareholders of a RIC are not exempted. Future guidance may extend the current exception from this reporting requirement to U.S. shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. shareholders should consult their own tax advisers to determine the applicability of these U.S. Treasury regulations in light of their individual circumstances.

We will be required in certain cases to backup withhold and remit to the U.S. Treasury a portion of qualified dividend income, ordinary income dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any shareholder (a) who has provided either an incorrect tax identification number or no number at all, (b) whom the IRS subjects to backup withholding for failure to report the receipt of interest or dividend income properly or (c) who has failed to certify to us that it is not subject to backup withholding or that it is an “exempt recipient.” Backup withholding is not an additional tax and any amounts withheld may be refunded or credited against a shareholder’s federal income tax liability, provided the appropriate information is timely furnished to the IRS.

Potential Limitation with Respect to Certain U.S. Shareholders on Deductions for Certain Fees and Expenses

It is unclear whether we will be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code). If we are not treated as such for any calendar year, then, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) our earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the Management Fees paid to our investment adviser and certain of our other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from us in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder. In addition, we would be required to report the relevant income and expenses, including the Management Fee, on Form 1099-DIV. Miscellaneous itemized deductions generally are not deductible by individuals, trusts or estates for taxable years beginning after December 31, 2017 and before January 1, 2026.

Taxation of Tax-Exempt U.S. Shareholders

A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income, or UBTI. The direct conduct by a tax-exempt U.S.

shareholder of the activities that we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. shareholder will not be subject to U.S. taxation solely as a result of such shareholder’s ownership of our shares and receipt of dividends that we pay. In addition, under current law, if we incur indebtedness, such indebtedness will not be attributed to portfolio investors in our Common Shares. Therefore, a tax-exempt U.S. shareholder will not be treated as earning income from “debt-financed property” and dividends we pay will not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur.

Taxation of Non-U.S. Shareholders

Whether an investment in the Common Shares is appropriate for a Non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in the Common Shares by a Non-U.S. shareholder may have adverse tax consequences as compared to a direct investment in the assets in which we will invest. Non-U.S. shareholders should consult their tax advisors before investing in our Common Shares.

Distributions of our investment company taxable income that we pay to a Non-U.S. shareholder will be subject to U.S. withholding tax at a 30% rate to the extent of our current or accumulated earnings and profits unless (i) such dividends qualify for the pass-through rules described below, and such shareholder could have received the underlying income free of tax; (ii) such shareholder qualifies for, and complies with the procedures for claiming, an exemption or reduced rate under an applicable income tax treaty; or (iii) such shareholder qualifies, and complies with the procedures for claiming, an exemption by reason of its status as a foreign government-related entity.

Non-U.S. shareholders generally are not subject to U.S. federal income tax on capital gains realized on the sale of our shares or on actual or deemed distributions of our net capital gains. If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. To obtain the refund, the Non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

At the end of 2015, Congress permanently renewed the pass-through rules under which certain dividend distributions by RICs derived from our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at a least a 10% shareholder, reduced by expenses that are allocable to such income) or paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our net long-term capital loss for such taxable year) qualify for an exemption from U.S. withholding tax. As a result, dividends that we designate as “interest-related dividends” or “short-term capital gain dividends” generally will be exempt from U.S. withholding tax if the underlying income is U.S.-source and the Non-U.S. shareholder could have received the underlying income free of tax. To the extent dividends are paid that do not qualify for this exemption (e.g., dividends related to foreign-source income or other income not treated as qualified net interest income or qualified short-term capital gains), some Non-U.S. shareholders may qualify for a reduced rate of U.S. withholding tax under an applicable tax treaty or for an exemption from U.S. withholding tax by reason of their status as a foreign sovereign or under special treaty provisions for certain foreign pension funds. Prospective investors should consult their own advisers regarding their eligibility for a reduced rate or exemption as described above. We will disclose information regarding our dividend distributions relevant for shareholder tax characteristics on an annual basis.

To qualify for an exemption or reduced rate of U.S. withholding tax (under a treaty, by reason of an exemption for sovereign investors, or under the rules applicable to interest-related dividends or short-term capital gain dividends), a Non-U.S. shareholder must comply with the U.S. tax certification requirements described below. A Non-U.S. shareholder must deliver to the applicable withholding agent and maintain in effect a valid IRS Form W-8BEN-E or other applicable tax certification establishing its entitlement to the exemption or reduced rate, or otherwise establishing an exemption from backup withholding.

In the case of distributions made by the Fund (other than capital gain dividends), additional requirements will apply to Non-U.S. shareholders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. shareholders that hold their shares through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution, under an agreement it has entered into with the U.S. government or under certain intergovernmental agreements, collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. shareholders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. shareholders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.

A RIC is a corporation for U.S. federal income tax purposes. Under current law, a Non-U.S. shareholder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a RIC. Certain special rules apply to a Non-U.S. shareholder that is an entity qualifying for tax exemption under Section 892 of the Code. Such a Non-U.S. shareholders will generally not be treated as engaged in “commercial activity” merely by virtue of its ownership of our Common Shares and will generally be exempt from withholding tax on dividends received on Common Shares. Certain special rules apply to such Non-U.S. shareholders if we qualify as a U.S. real property holding corporation. We do not expect these special rules to apply but there cannot be any assurance thereof.

Non-U.S. shareholders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Common Shares.

U.S. information reporting requirements will apply and backup withholding will not apply to dividends paid on our shares to a Non-U.S. shareholder, provided the Non-U.S. shareholder provides to the applicable withholding agent a Form W-8BEN-E (or satisfies certain documentary evidence requirements for establishing that it is not a United States person) or otherwise establishes an exemption. Similarly, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of our shares effected outside the United States by a foreign office of a broker if the broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a “controlled foreign corporation” as to the United States, or (iv) is a foreign partnership that, at any time during its taxable year is more than 50% (by income or capital interest) owned by United States persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a Non-U.S. shareholder and certain conditions are met, or such holder otherwise establishes an exemption. Payment by a United States office of a broker of the proceeds of a sale of our shares will be subject to both backup withholding and information reporting unless the Non-U.S. shareholder certifies its status that it is not a United States person under penalties of perjury or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Non-U.S. shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in the Fund by any (i) “employee benefit plan” (described in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including, without limitation, an individual retirement account (an “IRA”) and a “Keogh” plan), (iii) plan, fund, account or other arrangement that is subject to the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Other Plan Laws”), and (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (defined below) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. A “benefit plan investor” (“Benefit Plan Investor”) is generally defined under ERISA to include (a) an “employee benefit plan” described Section 3(3) of ERISA that is subject to Title I of ERISA, (b) a “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including “Keogh” plans and IRAs), and (c) an entity whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (a) or (b) by reason of an investment by such an employee benefit plan or plan in the entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).

In contemplating an investment in the Fund, each fiduciary of the Plan who is responsible for making such an investment should carefully consider, taking into account the facts and circumstances of the Plan, whether such investment is appropriate for the Plan and is consistent with the applicable provisions of ERISA, the Code or any Other Plan Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Other Plan Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Fund with the assets of any Plan if the Fund, the Adviser or any of their respective affiliates is a fiduciary with respect to such assets of the Plan.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any Common Shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of the Benefit Plan Investor. Depending on the satisfaction of certain conditions which may include the identity of the Benefit Plan Investor fiduciary making the decision to acquire or hold Common Shares on behalf of the Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager), or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of Section 406 ERISA and Section 4975 of the Code. It should be noted that these exemptions do not provide relief from the self-dealing prohibitions of Section 406 of ERISA or Section 4975 of the Code. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Common Shares in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the Common Shares.

Plan Asset Issues

An additional issue concerns the extent to which the Fund or a portion of the assets of the Fund could itself be treated as subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. ERISA and Plan Asset Regulations concern the definition of what constitutes the assets of a Benefit Plan Investor for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. Under ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors within the meaning of the Plan Asset Regulations (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Asset Regulations. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. A “publicly-offered security” is defined under the Plan Asset Regulations as is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Benefit Plan Investor as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

The Fund will not be an investment company under the 1940 Act. Accordingly, the Fund intends to conduct the affairs of the Fund so that Fund’s assets should not be deemed to constitute “plan assets” of any shareholder which is a Benefit Plan Investor within the meaning of ERISA and the Plan Asset Regulations. In this regard, to the extent any class of our Common Shares do not meet the “publicly-offered” securities exception under the Plan Asset Regulations, the Fund intend to satisfy another exception to the Plan Asset Regulations, including by limiting investment by, or prohibiting investment from, Benefit Plan Investors in our Common Shares, however no assurance can be given that this will be the case. In this respect (a) we may require any person proposing to acquire Common Shares furnish such information as may be necessary to determine whether such person is either (i) a Benefit Plan Investor or (ii) a person who has discretionary authority or control with respect to the assets of the Fund or provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such a person and (b) we will have the power to (i) exclude any investor or potential investor from purchasing Shares and (ii) prohibit any redemption of Common Shares and all Common Shares of the Fund shall be subject to such terms and conditions.

Plan Asset Consequences

If the assets of the Fund were deemed to be “plan assets” of one or more Benefit Plan Investors within the meaning of ERISA and the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to Investments, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized by the fiduciary on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Adviser. With respect to an IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

Governmental Plans and Non-U.S. Plans

Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, but may be subject to provisions of Other Plan Laws which may restrict the type of investments such a Plan may make, or otherwise have an impact on such a Plan’s ability to invest the Fund. Accordingly, each Plan, including governmental and foreign plans, considering an investment in the Common Shares should consult with their legal advisors regarding their proposed investment in the Common Shares.

Representation

By acceptance of any class of our Common Shares each shareholder will be deemed to have represented and warranted that either (i) the shareholder is not, and is not investing on behalf of a Plan or (ii) (A) the purchase and holding of the Common Shares by such shareholder will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a violation under any applicable Other Plan Laws and (B) it is advised by a fiduciary that is (a) independent of the Fund, Apollo, the Adviser and their respective affiliates; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Other Plan Law, as applicable) with respect to the Plan’s investment in the Common Shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in the Common Shares and any related transactions.

Reporting of Indirect Compensation

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the U.S. Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the Management Fee payable to the Adviser, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

The foregoing discussion is general in nature and is not intended to be all-inclusive. The sale of our Common Shares to a Plan is in no respect a representation by us that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. Each Plan fiduciary should consult with its legal advisors concerning the considerations discussed above before making an investment in the Fund. As indicated above, Other Plan Laws governing the investment and management of the assets of a Plan that is not subject to ERISA or Section 4975 of the Code, such as governmental and non-U.S. plans, may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, such Plans, in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Fund and the considerations discussed above, if applicable.

ITEM 1A.	RISK FACTORS

Investing in our Common Shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our Common Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to ours. In addition to the other information contained in this Registration Statement, you should carefully consider the following information before making an investment in our Common Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of our Common Shares could decline, and you may lose all or part of your investment.

Risks Relating to the Current Environment

Capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets in the United States and abroad, which may have a negative impact on our business and operations.

From time to time, capital markets may experience periods of disruption and instability. Such disruptions may result in, amongst other things, write-offs, the re-pricing of credit risk, the failure of financial institutions or worsening general economic conditions, any of which could materially and adversely impact the broader financial and credit markets and reduce the availability of debt and equity capital for the market as a whole and financial services firms in particular. There can be no assurance these market conditions will not occur or worsen in the future, including economic and political events in or affecting the world’s major economies, such as the ongoing war between Russia and Ukraine and conflicts in the Middle East. Sanctions imposed by the U.S. and other countries in connection with hostilities between Russia and Ukraine and the tensions between China and Taiwan have caused additional financial market volatility and affected the global economy. Concerns over future increases in inflation, economic recession, as well as interest rate volatility and fluctuations in oil and gas prices resulting from global production and demand levels, as well as geopolitical tension, have exacerbated market volatility. Market uncertainty and volatility have also been magnified as a result of the 2024 U.S. presidential and congressional elections and resulting uncertainties regarding actual and potential shifts in U.S. and foreign, trade, economic and other policies, including with respect to treaties and tariffs. In particular, the current U.S. presidential administration has recently enacted and proposed to enact governmental policy and regulatory changes in a variety of areas, including the imposition of tariffs or other trade barriers. In that connection, certain countries subject to those changes have expressed an intent to impose similar measures in return.

Volatility and dislocation in the capital markets can also create a challenging environment in which to raise or access debt capital. Such conditions could make it difficult to extend the maturity of or refinance our existing indebtedness or obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. Although generally decelerating, inflation remains above the U.S. Federal Reserve’s target levels. Despite multiple federal fund rate decreases over the course of 2024, interest rates have remained elevated, with the U.S. Federal Reserve indicating in early 2025 an expectation of slower rate decreases moving forward. The debt capital that will be available to us in the future, if at all, may be at a higher cost, including as a result of the current interest rate environment, and on less favorable terms and conditions than what we have historically experienced. If we are unable to raise or refinance debt, then our equity investors may not benefit from the potential for increased returns on equity and we may be limited in our ability to make new commitments or to fund existing commitments to our portfolio companies.

Significant disruption or volatility in the capital markets may also have a negative effect on the valuations of our investments. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). Significant disruption or volatility in the capital markets may also affect the pace of our investment activity and the potential for liquidity events involving our investments. Thus, the illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital could have a material adverse effect on our business, financial condition or results of operations.

Trade negotiations and related government actions may create regulatory uncertainty for our portfolio companies and our investment strategies and adversely affect the profitability of our portfolio companies.

In recent years, the U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto. For example, the U.S. government has imposed, and may in the future further increase, tariffs on certain foreign goods, including from China, such as steel and aluminum. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods. Most recently, the current U.S. presidential administration has imposed or sought to impose significant increases to tariffs on goods imported into the U.S., including from China, Canada and Mexico. Tariffs on imported goods could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of portfolio companies whose businesses rely on goods imported from such impacted jurisdictions.

There is uncertainty as to further actions that may be taken under the current U.S. presidential administration with respect to U.S. trade policy. Further governmental actions related to the imposition of tariffs or other trade barriers, or changes to international trade agreements or policies, could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of companies whose businesses rely on goods imported from outside of the United States. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, a misappropriation of funds, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusions, including by computer hackers, nation-state affiliated actors, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased, and will likely continue to increase in the future. Such threats are prevalent and continue to rise, are increasingly difficult to detect, and come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” organized criminal threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyber-attacks, including, without limitation, nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, we and the third-party service providers upon which we rely may be vulnerable to a heightened risk of these attacks, including retaliatory cyberattacks.

The result of these incidents could include disrupted operations, misstated or unreliable financial data, disrupted market price of our Common Shares, misappropriation of assets, liability for stolen assets or information, increased cybersecurity protection and insurance costs, regulatory enforcement, litigation and damage to our investor relationships. These risks require continuous and likely increasing attention and other resources from us, AGM and third-party service providers to, among other actions, identify and quantify these risks, upgrade and expand our technologies, systems and processes to adequately address them and provide periodic training for the Adviser’s employees to assist them in detecting phishing, malware and other schemes. Such attention diverts time and other resources from other activities and there is no assurance that such efforts will be effective. Additionally, the cost of maintaining such systems and processes, procedures and internal controls may increase from its current level.

In the normal course of business, we and our third-party service providers collect and retain certain personal information provided by borrowers, employees and vendors. We also rely extensively on computer systems to process transactions and manage our business. We can provide no assurance that the data security measures designed to protect confidential information on our systems established by us and our service providers will be able to prevent unauthorized access to this personal information. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not be detected and, in fact, may not be detected. Accordingly, we and our service providers may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is impossible for us and our service providers to entirely mitigate this risk.

Remote work has become more common among the employees and personnel of the Adviser, AGM and other third-party service providers and has increased risks to the information technology systems and confidential, proprietary, and sensitive data of the Adviser, AGM and other third-party service providers as more of those employees utilize network connections, computers, and devices outside of the employer’s premises or network, including working at home, while in transit, and in public locations. Those employees working remotely could expose the Adviser, AGM and other third-party service providers to additional cybersecurity risks and vulnerabilities as their systems could be negatively affected by vulnerabilities present in external systems and technologies outside of their control.

Our business depends on the communications and information systems of AGM and other third-party service providers. Such systems may fail to operate properly or become disabled as a result of cyber incidents. Any failure or interruption of the systems of AGM or any other counterparties that we rely on could cause delays or other problems and could have a material adverse effect on our operating results. None of us, the Adviser or AGM have experienced any material breach of cybersecurity. However, we can provide no assurance that the networks and systems that we, the Adviser, AGM or our third-party service providers have established, or use will be effective. As our reliance on technology has increased, so have the risks posed to our communications and information systems, both internal and those provided by the Adviser, AGM and third-party service providers. AGM’s processes, procedures and internal controls that are designed to mitigate cybersecurity risks and cyber intrusions do not guarantee that a cyber incident will not occur or that our financial results, operations or confidential information will not be negatively impacted by such an incident. Despite the security policies and procedures, AGM has implemented that were designed to safeguard our systems and confidential, proprietary, and sensitive data and to manage cybersecurity risk, there can be no assurance that these measures will be effective. AGM takes steps to monitor and develop our information technology networks and infrastructure and invest in the development and enhancement of our controls designed to prevent, detect, respond to, and mitigate the risk of unauthorized access, misuse, computer viruses, and other events that could have a security impact.

Even if we are not targeted directly, cyberattacks on the U.S. and foreign governments, financial markets, financial institutions, or other businesses, including borrowers, vendors, software creators, cybersecurity service providers, and other third parties with whom we do business and rely, may occur, and such events could disrupt our normal business operations and networks in the future.

We are subject to risks associated with changes in interest rates.

We are subject to financial market risks, including changes in interest rates. General interest rate fluctuations may have a substantial negative impact on our investments, the value of our Common Shares and our rate of return on invested capital. On one hand, a reduction in the interest rates on new investments relative to interest rates on current investments could have an adverse impact on our net investment income, which also could be negatively impacted by our borrowers making prepayments on their loans. On the other hand, an increase in interest rates could increase the interest repayment obligations of our borrowers and result in challenges to their financial performance and ability to repay their obligations, adversely affecting the credit quality of our investments. In addition, an increase in interest rates would make it more expensive to use debt for our financing needs.

An increase in interest rates could also decrease the value of any investments we hold that earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net income. Moreover, an increase in interest rates available to investors could make investment in our Common Shares less attractive if we are not able to increase our dividend rate, which could reduce the value of our Common Shares. Federal Reserve policy, including with respect to certain interest rates and the decision to end its quantitative easing policy, may also adversely affect the value, volatility and liquidity of dividend- and interest-paying securities. From time to time, we may also enter into certain hedging transactions to mitigate our exposure to changes in interest rates. In the past, we have entered into certain hedging transactions, such as interest rate swap agreements, to mitigate our exposure to adverse fluctuations in interest rates, and we may do so again in the future. However, we cannot assure you that such transactions will be successful in mitigating our exposure to interest rate risk. There can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

Our portfolio primarily consists of fixed and floating rate investments. Market prices tend to fluctuate more for fixed-rate securities that have longer maturities. Although we have no policy governing the maturities of our investments, under current market conditions we expect that we will invest in a portfolio of debt generally having maturities of up to 10 years. Market prices for debt that pays a fixed rate of return tend to decline as interest rates rise. This means that we are subject to greater risk (other things being equal) than a fund invested solely in shorter-term, fixed-rate securities. Market prices for floating rate investments may also fluctuate in rising rate environments with prices tending to decline when credit spreads widen. A decline in the prices of the debt we own could adversely affect our net assets resulting from operations and the market price of our Common Shares.

Rising interest rates may also increase the cost of debt for our underlying portfolio companies, which could adversely impact their financial performance and ability to meet ongoing obligations to us. Also, an increase in interest rates available to investors could make an investment in our Common Shares less attractive if we are not able to pay dividends at a level that provides a similar return, which could reduce the value of our Common Shares.

Changes in interest rates may adversely affect the value of our portfolio investments which could have an adverse effect on our business, financial condition and results of operations.

Our debt investments may be based on floating rates, such as Secured Overnight Financing Rate (“SOFR” or “S”), Euro Interbank Offer Rate (“EURIBOR”), Sterling Overnight Index Average (“SONIA”), the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on our investments, the net asset value of our common shares and our rate of return on invested capital.

A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on our net interest income. An increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net income. Also, an increase in interest rates available to investors could make investment in our common shares less attractive if we are not able to increase our dividend rate.

In the event that we borrow money to finance investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate that our investments yield. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates, our cost of funds would increase except to the extent we have issued fixed rate debt, which could reduce our net investment income. Our long-term fixed-rate investments are generally financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. Such techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act and applicable commodities laws. Interest rate hedging activities do not protect against credit risk.

A change in the general level of interest rates may also lead to a change in the interest rates we receive on many of our debt investments. Additionally, to the extent that the floating interest rates applicable to our debt investments are subject to a negotiated cap or floor, we may be unable to capitalize upon favorable market fluctuations of interest rates. However, we may not benefit from the higher coupon payments resulting from increased interest rates if our investments with interest rate caps do not rise to levels above the caps. In this situation, we will experience increased financing costs without the benefit of receiving higher income. This in turn may result in the potential for a decrease in the level of income available for dividends or distributions made by us.

Economic and trade sanctions could make it more difficult or costly for us to conduct our operations or achieve our business objectives.

Economic and trade sanctions laws in the United States and other jurisdictions may prohibit us from transacting with or in certain countries and with certain individuals, companies and industry sectors. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), administers and enforces laws, Executive Orders and regulations establishing U.S. sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs. In addition, certain sanctions programs prohibit dealing with individuals or entities in certain countries, or certain securities and certain industry sectors regardless of whether relevant individuals or entities appear on the lists maintained by OFAC, which may make it more difficult for us to comply with applicable sanctions. These types of sanctions may significantly restrict or limit our investment activities in certain countries (in particular, certain emerging market countries). We may from time to time be subject to trade sanctions laws and regulations of other jurisdictions, which may be inconsistent with or even seek to prohibit compliance with certain sanctions programs administered by OFAC. The legal uncertainties arising from those conflicts may make it more difficult or costly for us to navigate investment activities that are subject to sanctions administered by OFAC or the laws and regulations of other jurisdictions. Some jurisdictions where the Fund or its portfolio companies do business from time to time have adopted measures prohibiting compliance with certain U.S. sanctions programs, which may make compliance with all applicable sanctions impossible.

At the same time, the Fund may be obligated to comply with certain anti-boycott laws and regulations that prevent us from engaging in certain discriminatory practices that may be allowed or required in certain jurisdictions. the Fund’s refusal to discriminate in this manner could make it more difficult for us to pursue certain investments and engage in certain business activities, and any compliance with such practices could subject us to fines, penalties, and adverse legal and reputational consequences.

Price declines and illiquidity in the corporate debt markets have adversely affected, and may in the future adversely affect, the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Adviser and under the oversight of our Board. Decreases in the market values or fair values of our investments are recorded as unrealized depreciation, which reduces our net asset value. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse impact on our business, financial condition and results of operations.

The continued uncertainty relating to the U.S. and global economy could have a negative impact on our business.

The Fund’s business is directly influenced by the economic cycle, and has been and could further be negatively impacted by a downturn in economic activity in the U.S. as well as globally. Fiscal and monetary actions taken by U.S. and non-U.S. government and regulatory authorities could have a material adverse impact on our business. To the extent uncertainty regarding the U.S. or global economy negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be adversely affected. Moreover, Federal Reserve policy, including with respect to certain interest rates and the decision to end its quantitative easing policy, may also adversely affect the value, volatility and liquidity of dividend and interest paying securities. Market volatility, rising interest rates and/or a return to unfavorable economic conditions could adversely affect our business.

Disruptions to the global supply chain may have adverse impact on our portfolio companies and, in turn, harm us.

Supply chain disruptions, such as the global microchip shortage, may have an adverse impact on the business of our portfolio companies. Potential adverse impacts to certain of our portfolio companies may include, among others, increased costs, inventory shortages, shipping and project completion delays, and inability to meet customer demand.

Because our business model depends to a significant extent upon relationships with private equity sponsors, investment banks and commercial banks, the inability of the Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

The Adviser depends on the broader Apollo relationships with private equity sponsors, investment banks and commercial banks, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. If the Adviser or its organizations fail to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom the Adviser or its broader organizations have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us. Our business is dependent on bank relationships and recent strain on the banking system may adversely impact us.

Changes to U.S. federal income tax laws could materially and adversely affect us and our shareholders.

The present U.S. federal income tax laws may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of us or an investment in our shares. For example, the Tax Cuts and Jobs Act enacted in 2017 made substantial changes to the Code. Among those changes are a significant permanent reduction in the generally applicable corporate tax rate, changes in the taxation of individuals and other non-corporate taxpayers that generally but not universally reduce their taxes on a temporary basis subject to “sunset” provisions, the elimination or modification of various previously allowed deductions (including substantial limitations on the deductibility of interest and, in the case of individuals, the deduction for personal state and local taxes), certain preferential rates of taxation on certain dividends and certain business income derived by non-corporate taxpayers in comparison to other ordinary income recognized by such taxpayers, and significant changes to the international tax rules. On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which includes numerous provisions that impact corporations, including the implementation of a corporate alternative minimum tax and a 1% excise tax on certain stock repurchases and economically similar transactions. However, RICs are excluded from the definition of an “applicable corporation” and therefore are not subject to the corporate alternative minimum tax. Additionally, stock repurchases by RICs are specifically exempted from the 1% excise tax.

Uncertainty with respect to the financial stability of the United States and several countries in the EU could have a significant adverse effect on our business, financial condition, and results of operations.

Due to federal budget deficit concerns, S&P downgraded the federal government’s credit rating from AAA to AA+ for the first time in history on August 5, 2011. Further, in 2023, Fitch downgraded the federal government’s credit rating from AAA to AA+. Further downgrades or warnings by S&P, Moody’s or other rating agencies, and the government’s credit and deficit concerns in general, could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our common stock. Also, to the extent uncertainty regarding any economic recovery in Europe and Brexit continue to negatively impact consumer confidence and consumer credit factors, our business and results of operations could be significantly and adversely affected.

After raising the target range for the federal funds rate in 2017 and 2018, the Federal Reserve lowered the target rate three times in 2019 and two times in 2020. Following recent heightened inflation, the Federal Reserve raised the target rate four times in 2023, raising the fed funds rate by about three percentage points in a six month period. However, in 2024, interest rates began to decline, with the first Federal Reserve interest rate reduction in September 2024 and further reductions in November 2024 and December 2024. Further changes in key economic indicators, such as the unemployment rate or inflation, could lead to additional changes to the target range for the federal funds rate that may cause instability or may negatively impact our ability to access the debt markets on favorable terms.

The election of a new U.S. president for a term that commenced in 2025, coupled with a consolidation of party control of both chambers of Congress, has led to new legislative and regulatory initiatives and the roll-back of certain initiatives of the previous presidential administration, which may impact our business and our clients’ businesses in unpredictable ways. Areas subject to potential change or amendment include the Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and the authority of the Federal Reserve and the Financial Stability Oversight Council. Additionally, under the narrowly divided control of the Congress, the likelihood of a failure to increase the debt ceiling and a default by the federal government is increased. The U.S. may also increase tariffs and potentially withdraw from, renegotiate or enter into various trade agreements and take other actions that would change current trade policies of the U.S. We cannot predict which, if any, of these actions will be taken or, if taken, their effect on the financial stability of the U.S. Such actions could have a significant adverse effect on our business, financial condition and results of operations.

Changes in existing laws or regulations, the interpretations thereof or newly enacted laws or regulations may negatively impact our business.

Changes in laws or regulations governing our operations or the operations of our portfolio companies, or newly enacted laws or regulations, such as the Dodd-Frank Act, Public Law No. 115-97 (the “Tax Cuts and Jobs Act”), the Coronavirus Aid, Relief, and Economic Security Act and the Small Business Credit Availability Act, could require changes to certain of our business, practices or that of our portfolio companies. These changes could negatively impact the operations, cash flows or financial condition of us or our portfolio companies, impose additional costs on us or our portfolio companies or otherwise adversely affect our business, or business of our portfolio companies.

Some areas identified as subject to potential change, amendment or repeal include the Dodd-Frank Act, including the Volcker Rule, the interpretation of those rules relating to capital, margin, trading and clearance and settlement of derivatives and various swaps and derivatives regulations, credit risk retention requirements and the authorities of the Federal Reserve, the Financial Stability Oversight Council and the SEC. Although we cannot predict the impact, if any, of these changes to our business, they could adversely affect our business, financial condition, operating results and cash flows. Until we know what policy changes are made and how those changes impact our business and the business of our competitors over the long term, we will not know if, overall, we will benefit from them or be negatively affected by them.

We are subject to risks associated with artificial intelligence, including the application of various forms of artificial intelligence such as machine learning technology.

Recent technological advances in artificial intelligence, including machine learning technology (“Machine Learning Technology”), pose risks to us and our portfolio companies. We and our portfolio companies could be exposed to the risks of Machine Learning Technology if third-party service providers or any counterparties use Machine Learning Technology in their business activities. We and the Adviser are not in a position to control the use of Machine Learning Technology in third-party products or services. Use of Machine Learning Technology could include the input of confidential information in contravention of applicable policies, contractual or other obligations or restrictions, resulting in such confidential information becoming partly accessible by other third-party Machine Learning Technology applications and users. Machine Learning Technology and its applications continue to develop rapidly, and we cannot predict the risks that may arise from such developments.

Machine Learning Technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that Machine Learning Technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of Machine Learning Technology. To the extent we or our portfolio companies are exposed to the risks of Machine Learning Technology use, any such inaccuracies or errors could adversely impact us or our portfolio companies.

Certain of our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics.

Certain of our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics. The outbreak of such epidemics/pandemics, together with any resulting restrictions on travel or quarantines imposed, has had and will continue to have a negative impact on the economy and business activity globally (including in the regions in which the Fund invests), and thereby may adversely affect the performance of the Fund’s investments. Furthermore, the rapid development of epidemics/pandemics could preclude prediction as to their ultimate adverse impact on economic and market conditions, and, as a result, presents material uncertainty and risk with respect to the Fund and the performance of its investments. Another severe health pandemic or epidemic can disrupt our and our portfolio companies’ businesses and materially and adversely impact our and/or their financial results.

Risks Relating to Our Business and Structure

We are a relatively new company and have limited operating history.

We are a non-diversified, closed-end management investment company that will elect to be regulated as a BDC with a limited operating history. As a result, we have limited financial information on which an investor can evaluate an investment in the Fund or our prior performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of an investor’s investment could decline substantially or an investor’s investment could become worthless. We anticipate that it will take multiple years to invest substantially all of the capital commitments received by us from this offering due to the time necessary to identify, evaluate, structure, negotiate and close suitable investments in private corporate borrowers. To the extent required to comply with diversification requirements during the startup period, we will use funds to invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will earn yields substantially lower than the interest, dividend or other income that we anticipate receiving in respect of suitable portfolio investments. We may not be able to pay any significant dividends during this period, and any such dividends may be substantially lower than the dividends we expect to pay when our portfolio is fully invested.

We will pay a management fee to the Adviser throughout this startup period (other than during the period during which fees have been waived by the Adviser). If the management fee and our other expenses exceed the return on the temporary investments, our equity capital will be eroded.

Our Board of Trustees may change our operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse to our results of operations and financial condition.

Our Board of Trustees has the authority to modify or waive our current operating policies, investment criteria and strategies without prior notice and without shareholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, NAV, operating results and value of our shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we have significant flexibility in investing the net proceeds from our continuous offering and may use the net proceeds from our continuous offering in ways with which investors may not agree or for purposes other than those contemplated in this Registration Statement.

We operate in a highly competitive market for investment opportunities.

A number of entities compete with us to make the types of investments that we make. We compete with public and private funds, commercial and investment banks, commercial financing companies, other BDCs and, to the extent they provide an alternative form of financing, private equity funds. Competition for investment opportunities intensifies from time to time and may intensify further in the future. Some of our existing and potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions and valuation requirements that the 1940 Act imposes on us as a BDC and that the Code imposes on us as a RIC. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this existing and potentially increasing competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objective.

We do not seek to compete primarily based on the interest rates we offer, and we believe that some of our competitors make loans with interest rates that are comparable to or lower than the rates we offer.

We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. The loss of such investment opportunities may limit our ability to grow or cause us to have to shrink the size of our portfolio, which could decrease our earnings. If we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss.

Most of our portfolio investments will be recorded at fair value as determined in good faith by the Adviser and under the oversight of our Board of Trustees and, as a result, there will be uncertainty as to the value of our portfolio investments.

A large percentage of our portfolio investments will not be publicly traded. The fair value of these investments may not be readily determinable. We value these investments quarterly, or as necessary for a Drawdown Purchase, at fair value (based on ASC 820, its corresponding guidance and the principal markets in which these investments trade) as determined in good faith by the Adviser and under the oversight of our Board of Trustees pursuant to a written valuation policy and a consistently applied valuation process. The types of factors that may be considered in fair value pricing of these investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to more liquid securities, indices and other market-related inputs, discounted cash flow, our principal market and other relevant factors. For these securities for which a quote is either not readily available or deemed not to represent fair value, we utilize independent valuation firms to assist with valuation of these Level 3 investments. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a readily available market for these investments existed and may differ materially from the amounts we realize on any disposition of such investments. Our NAV could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon the disposal of such investments. In addition, decreases in the market values or fair values of our investments are recorded as unrealized loss. Unprecedented declines in prices and liquidity in the corporate debt markets have resulted in significant net unrealized loss in our portfolio, as well as a reduction in NAV, in the past. Depending on market conditions, we could incur substantial realized losses and may continue to suffer additional unrealized losses in future periods, which could have a material adverse impact on our business, financial condition and results of operations.

The lack of liquidity in our investments may adversely affect our business.

We intend to generally make investments in private companies. Substantially all of these securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Furthermore, we may face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we or an affiliated manager of AGM has material non-public information regarding such portfolio company.

Our ability to enter into transactions with our affiliates is restricted.

We are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates (including portfolio companies of other clients) without the prior approval of a majority of the independent members of our Board of Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act and generally we will be prohibited from buying or selling any securities from or to such affiliate, absent the prior approval of our Board of Trustees. However, we may under certain circumstances purchase any such affiliate’s loans or securities in the secondary market, which could create a conflict for the Adviser between our interests and the interests of such affiliate, in that the ability of the Adviser to recommend actions in our best interest may be limited. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or closely related times), without prior approval of our Board of Trustees and, in some cases, the SEC. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions (including certain co-investments) with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers, Trustees, investment advisers, sub-advisers or their affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any fund or any portfolio company of a fund managed by the Adviser, or entering into joint arrangements such as certain co-investments with these companies or funds without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

We have obtained exemptive relief from the SEC that allows us to engage in co-investment transactions with the Adviser and its affiliates, subject to certain terms and conditions. However, while the terms of the exemptive relief require that the Adviser will be given the opportunity to cause us to participate in certain transactions originated by affiliates of the Adviser, the Adviser may determine that we should not participate in those transactions and for certain other transactions (as set forth in guidelines approved by the Board of Trustees) the Adviser may not have the opportunity to cause us to participate.

There are significant potential conflicts of interest which could adversely affect our investment returns.

Allocation of Personnel. Potential investment and disposition opportunities are generally approved by our portfolio managers depending on the underlying investment type and/or the amount of such investment. Our executive officers and trustees, and the partners of our Adviser, ACM, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our shareholders. Moreover, we note that, notwithstanding the difference in principal investment objectives between us and other AGM funds, such other AGM sponsored funds, including new affiliated potential pooled investment vehicles or managed accounts not yet established (whether managed or sponsored by AGM or ACM itself), have and may from time to time have overlapping investment objectives with us and, accordingly, invest in, whether principally or secondarily, asset classes similar to those targeted by us. To the extent such other investment vehicles have overlapping investment objectives, the scope of opportunities otherwise available to us may be adversely affected and/or reduced. As a result, certain partners of ACM may face conflicts in their time management and commitments as well as in the allocation of investment opportunities to other AGM funds. In addition, in the event such investment opportunities are allocated among us and other investment vehicles managed or sponsored by, or affiliated with, ACM our desired investment portfolio may be adversely affected. Although ACM endeavors to allocate investment opportunities in a fair and equitable manner, it is possible that we may not be given the opportunity to participate in certain investments made by investment funds managed by ACM or investment managers affiliated with ACM.

Information Barriers. Apollo currently operates without ethical screens or information barriers that some other investment management firms implement to separate persons who make investment decisions from others who might possess material nonpublic information that could influence such decisions. In an effort to manage possible risks arising from Apollo’s decision not to implement such screens, Apollo maintains a code of ethics (the “Code of Ethics”) and provides training to relevant personnel with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, Apollo’s compliance department maintains a list of restricted securities with respect to which Apollo could have access to material nonpublic information and in which the Adviser or one or more of its affiliates acts as general partner, manager, managing member, investment adviser, sponsor or in a similar capacity (collectively, including the Fund, “Apollo Clients”) are not permitted to trade. In the event that any employee of Apollo obtains such material nonpublic information, Apollo will be restricted in acquiring or disposing of the relevant investments on behalf of Apollo Clients, which could impact the returns generated for such Apollo Clients.

Notwithstanding the maintenance of restricted securities lists and other internal controls, it is possible that the internal controls relating to the management of material nonpublic information could fail and result in Apollo, or one of its investment professionals or other employees, buying or selling a security while, at least constructively, in possession of material nonpublic information. Inadvertent trading on material nonpublic information could have adverse effects on Apollo’s reputation, result in the imposition of regulatory or financial sanctions and, as a consequence, negatively impact Apollo’s ability to provide its investment management services to Apollo Clients. In addition, Apollo’s investment professionals or other employees will acquire, in their capacities as investment professionals or otherwise of one or more Apollo Clients (including the Fund), nonpublic information regarding investment opportunities, business methodologies, strategies and other proprietary information that is shared with and ultimately used for the benefit of other Apollo Clients, including Apollo Clients (other than the Fund) within Apollo’s credit business segment or in Apollo’s private equity or real assets business segments. Although Apollo will endeavor to ensure that such information sharing and use does not prejudice the Fund or one or more other Apollo Clients, there can be no assurance that such endeavors will be sufficient or successful.

While Apollo currently operates without information barriers on an integrated basis, Apollo could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, Apollo’s ability to operate as an integrated platform would be impaired, which would limit the Adviser’s access to certain Apollo personnel and could adversely impact its ability to manage the Fund’s investments. The establishment of such information barriers could also lead to operational disruptions and result in restructuring costs, including costs related to hiring additional personnel as existing investment professionals are allocated to either side of such barriers, which could adversely affect Apollo’s business and the Fund.

Co-Investment Activity and Allocation of Investment Opportunities.

The Adviser can allocate co-investment opportunities among Co-Investors in any manner it deems appropriate in its sole discretion taking into account those factors that it deems relevant under the circumstances, including:

1.

the character or nature of the co-investment opportunity (e.g., its size, structure, geographic location, relevant industry, tax characteristics, timing and any contemplated minimum commitment threshold);

2.	the level of demand for participation in such co-investment opportunity;

3.	the ability of a prospective Co-Investor to analyze or consummate a potential co-investment opportunity, including on an expedited basis;

4.	certainty of funding and whether a prospective Co-Investor has the financial resources to provide the requisite capital;

5.	the investing objectives and existing portfolio of the prospective Co-Investor;

6.	as noted above, whether a prospective Co-Investor is a private fund or similar person or business sponsored, managed or advised by persons other than Apollo;

7.	the reporting, public relations, competitive, confidentiality or other issues that may also arise as a result of the co-investment;

8.	the legal, tax or regulatory constraints to which the proposed investment is expected to give rise or that are applicable to a prospective Co-Investor;

9.	the ability of the prospective Co-Investor to make commitments to invest in other Apollo Clients (including contemporaneously with the applicable co-investment);

10.	Apollo’s own interests;

11.

the prospective Co-Investor can provide a strategic, sourcing or similar benefit to Apollo, the Fund, a Portfolio Company or one or more of their respective affiliates due to industry expertise, regulatory expertise, end-user expertise or otherwise;

12.	the prospective Co-Investor’s existing or prospective relationship with Apollo; and

13.	with respect to the Fund, the restrictions set forth in the Order.

“Co-Investors” and any similar terminology are intended to refer to investment opportunities that are allocated to the Fund based on its investment strategy and objectives and with respect to which the Adviser has, in each case, in its sole discretion, determined that it is appropriate to offer the opportunity to co-invest alongside the Fund to one or more such Co-Investors. Some of the Co-Investors with whom the Fund may co-invest have pre-existing investments with Apollo, and the terms of such pre-existing investments may differ from the terms upon which such persons may invest with the Fund in such investment.

With respect to allocations influenced by Apollo’s own interests, there may be a variety of circumstances where Apollo will be incentivized to afford co-investment opportunities to one Co-Investor over another. For example, depending on the fee structure of the co-investment opportunity, if any, Apollo may be economically incentivized to offer such co-investment opportunity to certain Co-Investors over others based on its economic arrangement with such Co-Investors in connection with the applicable co-investment opportunity or otherwise. Additionally, Apollo may be contractually incentivized or obligated to offer certain Co-Investors a minimum amount of co-investment opportunities or otherwise bear adverse economic consequences for failure to do so, which consequences may include, a loss of future economic rights, including carried interest or other incentive arrangements.

Apollo may allocate co-investment opportunities to prospective Co-Investors that ultimately decline to participate in the offered co-investment. In such instance, if another Co-Investor is not identified, the certain Apollo Clients may be unable to consummate an investment, or may end up holding a larger portion of an investment than Apollo had initially anticipated. To the extent that this happens, the Apollo Client may have insufficient capital to pursue other opportunities or may not achieve its intended portfolio diversification.

The Fund may co-invest together with other Apollo Clients in some or all of the Fund’s investment opportunities, consistent with the Order. Apollo may also offer co-investment opportunities to Apollo co-investment vehicles (which may include participation by Apollo professionals and employees and other Apollo Clients or entities and other key advisors/relationships of Apollo). In determining the allocation of such co-investment opportunities, Apollo considers a multitude of factors, including its own interest in investing in the opportunity, including the Apollo Co-Investment Percentage. With respect to the Fund, any co-investment expenses shall be paid consistent with the Order. With respect to other Co-Investors that committed to participate in a particular unconsummated co-investment, such Co-Investors shall bear their proportionate share of any fees, costs or expenses related to such unconsummated co-investment, such as reverse break-up fees or broken deal expenses.

Fees and Expenses. In the course of our investing activities, we pay management fees to ACM, and reimburse ACM for certain expenses it incurs. As a result, investors in our Common Shares invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments. As a result of this arrangement, there may be times when the management team of ACM has interests that differ from those of our common shareholders, giving rise to a conflict.

We do not intend to incur leverage to the same extent as is customary for other BDCs. We are allowed to borrow amounts such that our asset coverage, as calculated pursuant to the 1940 Act, equals at least 150% after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). Accordingly, the Adviser may have conflicts of interest in connection with decisions to use increased leverage permitted under our modified asset coverage requirement applicable to senior securities, as the incurrence of such additional indebtedness would result in an increase in the Management Fees payable to the Adviser.

Allocation of Expenses. We entered into a royalty-free license agreement (the “License Agreement”) with Apollo IP Holdings, LLC, pursuant to which Apollo IP Holdings, LLC has agreed to grant us a non-exclusive license to use the name “Apollo.” Under the license agreement, we have the right to use the “Apollo” name for so long as ACM or one of its affiliates remains the Adviser. In addition, we rent office space from ACM, and pay ACM our allocable portion of overhead and other expenses incurred by ACM in performing its obligations under the administration agreement, including our allocable portion of the compensation, rent and other expenses of our Chief Financial Officer, Chief Legal Officer and Chief Compliance Officer and their respective staffs, which can create conflicts of interest that our Board of Trustees must monitor.

Our Declaration of Trust includes exclusive forum and jury trial waiver provisions that could limit a shareholder’s ability to bring a claim, make it more expensive or inconvenient for a shareholder to bring a claim, or, if such provisions are deemed inapplicable or unenforceable by a court, may cause the Fund to incur additional costs associated with such action.

Our Declaration of Trust provides that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Fund, (ii) any action asserting a claim of breach of a duty owed by any trustee, officer or other agent of the Fund to the Fund or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of Title 12 of the Delaware Code, Delaware statutory or common law, our Declaration of Trust or the Fund’s bylaws (the “Bylaws”), or (iv) any action asserting a claim governed by the internal affairs (or similar) doctrine shall be the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; provided, however, that the U.S. federal district courts shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1940 Act, the Securities Act, and the Exchange Act. The exclusive federal forum provision may expose investors to increased risks to successfully bringing claims, including increased expense, decreased convenience and the possibility that the exclusive federal forum provision may not be enforceable since both the Securities Act and 1940 Act permit investors to bring claims arising from these Acts in both state and federal courts.

In addition, our Declaration of Trust provides that no shareholder may maintain a derivative action on behalf of the Fund unless (i) the shareholder makes a pre-suit demand upon the Trustees and (ii) affords the Trustees a reasonable amount of time to consider such request and to investigate the basis of such claim. Except for claims arising under the U.S. federal securities laws, including, without limitation, the 1940 Act, (i) any claim must be brought as a derivative claim, irrespective of whether such claim involves a violation of the shareholder’s rights under our Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim, (ii) the Trustees shall be entitled to retain counsel and other advisors in considering the merits of the request and may require such shareholder to reimburse the Fund for the expense of any such advisors in the event that the Trustees determine not to bring such action, and (iii) holders of at least 10% of the outstanding shares must join in the bringing of such action. These provisions of our Declaration of Trust may make it more difficult for shareholders to bring a derivative action than a company without such provisions.

Our Declaration of Trust also includes an irrevocable waiver of the right to trial by jury in all such claims, suits, actions and proceedings. Any person purchasing or otherwise acquiring any of our Common Shares shall be deemed to have notice of and to have consented to these provisions of our Declaration of Trust. The exclusive forum provision, derivative action provision and jury trial waiver provision may limit a shareholder’s ability to bring a claim in a judicial forum or in a manner that it finds favorable for disputes with the Fund or the Fund’s trustees or officers, which may discourage such lawsuits. Alternatively, if a court were to find the exclusive forum provision, derivative action provision or the jury trial waiver provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions or in other manners, which could have a material adverse effect on our business, financial condition and results of operations.

Notwithstanding any of the foregoing, neither we nor any of our investors are permitted to waive compliance with any provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

We and our portfolio companies may experience cyber security incidents and are subject to cyber security risks.

Our business and the business of our portfolio companies relies upon secure information technology systems for data processing, storage and reporting. Despite careful security and controls design, implementation and updating, our and our portfolio company’s information technology systems could become subject to cyber- attacks. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking”, malicious software coding, social engineering or “phishing” attempts) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of service attacks on websites (i.e., efforts to make network services unavailable to intended users). Our employees and the Adviser’s employees have been and expect to continue to be the target of fraudulent calls, emails and other forms of activities. Network, system, application and data breaches could result in operational disruptions or information misappropriation, which could have a material adverse effect on our business, results of operations and financial condition or the business, results of operations and financial conditions of our portfolio companies.

Cyber security failures or breaches by the Adviser and other service providers (including, but not limited to, accountants, custodians, transfer agents and administrators), and the issuers of securities in which we invest, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with our ability to calculate our net asset value, impediments to trading, the inability of our shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While we have established a business continuity plan in the event of, and risk management systems to prevent, such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, we cannot control the cyber security plans and systems put in place by our service providers and issuers in which we invest. We and our shareholders could be negatively impacted as a result. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, cyber-security has become a top priority for regulators around the world, and some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. If we fail to comply with the relevant laws and regulations, we could suffer financial losses, a disruption of our businesses, liability to investors, regulatory intervention or reputational damage.

The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning could impair our ability to conduct business effectively.

The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, we may experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, and/or regulatory penalties.

Our Board of Trustees may amend our Declaration of Trust without prior shareholder approval.

Our Board of Trustees may, without shareholder vote, subject to certain exceptions, amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust, including without limitation to classify the Board of Trustees, to impose advance notice bylaw provisions for Trustee nominations or for shareholder proposals, to require super-majority approval of transactions with significant shareholders or other provisions that may be characterized as anti-takeover in nature.

We are dependent upon management personnel of the Adviser for our future success and upon their access to AGM’s investment professionals and partners.

We depend on the diligence, skill and network of business contacts of the senior management of ACM specifically and AGM generally. Members of our senior management may depart at any time. We also depend, to a significant extent, on ACM’s access to the investment professionals and partners of AGM and the information and deal flow generated by the AGM investment professionals in the course of their investment and portfolio management activities. The senior management of ACM evaluates, negotiates, structures, closes and monitors our investments. Our future success depends on the continued service of senior members of AGM’s credit platform, including the senior management team of ACM. The departure of our senior management, any senior managers of ACM, or of a significant number of the investment professionals or partners of AGM, could have a material adverse effect on our ability to achieve our investment objective. In addition, we can offer no assurance that ACM will remain our Adviser or that we will continue to have access to AGM’s partners and investment professionals or its information and deal flow.

Any failure on our part to maintain our status as a BDC would reduce our operating flexibility.

If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions under the 1940 Act and correspondingly decrease our operating flexibility.

Regulations governing our operation as a BDC affect our ability to raise, and the way in which we raise, additional capital.

While we do not intend to incur leverage to the same extent as is customary for other BDCs, we have the ability to issue debt securities and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. As a BDC, we currently are required to meet an asset coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings, of at least 150%. This means that for every $100 of net assets, we may raise $200 from senior securities, such as borrowings. If this ratio declines below 150%, the contractual arrangements governing these securities may require us to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous.

BDCs may issue and sell common shares at a price below net asset value per share only in limited circumstances, one of which is during the one-year period after shareholder approval. Although we currently do not have such authority, we may in the future seek to receive such authority on terms and conditions set forth in the corresponding proxy statement. There is no assurance such approvals will be obtained.

In the event we sell, or otherwise issue, shares of our Common Shares at a price below net asset value per share, existing shareholders will experience net asset value dilution and the investors who acquire shares in such offering may thereafter experience the same type of dilution from subsequent offerings at a discount. For example, if we sell an additional 10% of our common shares at a 5% discount from net asset value, a shareholder who does not participate in that offering for its proportionate interest will suffer net asset value dilution of up to 0.5% or $5 per $1,000 of net asset value.

In addition to issuing securities to raise capital as described above, we may in the future securitize our loans to generate cash for funding new investments. To securitize loans, we may create a wholly-owned subsidiary, contribute a pool of loans to the subsidiary and have the subsidiary issue primarily investment grade debt securities to purchasers who we would expect would be willing to accept a substantially lower interest rate than the loans earn. We would retain all or a portion of the equity in the securitized pool of loans. Our retained equity would be exposed to any losses on the portfolio of loans before any of the debt securities would be exposed to such losses. An inability to successfully securitize our loan portfolio could limit our ability to grow our business and fully execute our business strategy and adversely affect our earnings, if any. Moreover, the successful securitization of our loan portfolio might expose us to losses as the residual loans in which we do not sell interests will tend to be those that are riskier and more apt to generate losses.

We may suffer credit losses.

Investment in corporate borrowers are highly speculative and involves a high degree of risk of credit loss. These risks are likely to increase during volatile economic periods, as the U.S. and many other economies have experienced. See “—Risks Relating to Our Investments.”

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our Common Shares.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm (when undertaken), may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors and lenders to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Common Shares.

Changes in the laws or regulations governing our business or the businesses of our portfolio companies and any failure by us or our portfolio companies to comply with these laws or regulations, could negatively affect the profitability of our operations or of our portfolio companies.

We are subject to changing rules and regulations of federal and state governments. In particular, changes in the laws or regulations or the interpretations of the laws and regulations that govern BDCs, RICs or non-depository commercial lenders could significantly affect our operations and our cost of doing business. We are subject to federal, state and local laws and regulations and are subject to judicial and administrative decisions that affect our operations, including our loan originations, maximum interest rates, fees and other charges, disclosures to portfolio companies, the terms of secured transactions, collection and foreclosure procedures and other trade practices. If these laws, regulations or decisions change, or if we expand our business into jurisdictions that have adopted more stringent requirements than those in which we currently conduct business, we may have to incur significant expenses in order to comply, or we might have to restrict our operations. In addition, if we do not comply with applicable laws, regulations and decisions, we may lose licenses needed for the conduct of our business and be subject to civil fines and criminal penalties, any of which could have a material adverse effect upon our business, financial condition and results of operations.

Our business will require a substantial amount of capital to grow because we must distribute most of our income.

Our business will require a substantial amount of capital. We intend to issue equity securities and borrow from financial institutions. A reduction in the availability of new capital could limit our ability to grow. We must distribute at least 90% of our investment company taxable income to maintain our RIC status. As a result, any such cash earnings may not be available to fund investment originations. We expect to borrow from financial institutions and issue additional debt and equity securities. If we fail to obtain funds from such sources or from other sources to fund our investments, it could limit our ability to grow, which may have an adverse effect on the value of our securities. In addition, as a BDC, our ability to borrow may be restricted if our total assets are less than 150% of our total borrowings.

We may choose to pay dividends in our own Common Shares, in which case you may be required to pay federal income taxes in excess of the cash dividends you receive.

We may distribute taxable dividends that are payable in cash and shares of our Common Shares at the election of each shareholder. The Internal Revenue Service has issued guidance on cash/stock dividends paid by publicly traded RICs where certain requirements are satisfied, including that the cash component is at least 20%. Shareholders receiving such dividends will be required to include the full amount of the dividend (including the portion payable in share) as ordinary income (or, in certain circumstances, long-term capital gain) to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, shareholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. shareholder sells the Common Shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our Common Shares at the time of the sale. Furthermore, with respect to non-U.S. shareholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in Common Shares. In addition, if a significant number of our shareholders determine to sell our Common Shares in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our Common Shares. It is unclear whether and to what extent we would choose to pay taxable dividends in cash and Common Shares.

To the extent original issue discount (“OID”) and payment-in- kind (“PIK”) interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

For U.S. federal income tax purposes, we include in income certain amounts that we have not yet received in cash, such as OID, which may arise if, for example, we receive warrants in connection with the making of a loan or PIK interest, which represents contractual interest added to the loan balance and typically due at the end of the loan term, or possibly in other circumstances. Such OID is included in income before we receive any corresponding cash payments and could be significant relative to our overall investment activities. Loans structured with these features may represent a higher level of credit risk than loans the interest on which must be paid in cash at regular intervals. We also may be required to include in income certain other amounts that we do not receive in cash. To the extent zero coupon bonds and PIK loans constitute a significant portion of our income, investors will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including: (1) higher interest rates, reflecting the payment deferral and increased credit risk associated with these instruments; (2) unreliable valuations because PIK Loans’ continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral; (3) greater susceptibility to interest rate changes and more volatility than securities that pay interest periodically and in cash; (4) that required cash distributions may have to be paid from offering proceeds or the sale of Fund assets without notice to investors since OID income is accrued without any cash being received by the Fund; (5) an increased loan-to-value ratio, a measure of the riskiness of a loan, due to the deferral of PIK interest; (6) that even if the accounting conditions for income accrual are met, the borrower could still default when the Fund’s actual payment is due at the maturity of the loan; and (7) OID creates the risk of non-refundable cash payments to our Adviser based on non-cash accruals that may never be realized.

Since in certain cases we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the tax requirement to distribute at least 90% of our investment company taxable income to maintain our status as a RIC. Accordingly, we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations in order to meet distribution and/or leverage requirements.

Our financial condition and results of operations depend on our ability to manage future growth effectively.

Our ability to achieve our investment objective depends, in part, on our ability to grow, which depends, in turn, on ACM’s ability to identify, invest in and monitor companies that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of ACM’s structuring of the investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. The senior management team of ACM has substantial responsibilities under the investment advisory management agreement, and with respect to certain members, in connection with their roles as officers of other AGM funds.

They may also be called upon to provide managerial assistance to our portfolio companies. These demands on their time may distract them or slow the rate of investment. In order to grow, we and ACM may need to hire, train, supervise and manage new employees. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We may experience fluctuations in our periodic results.

We could experience fluctuations in our periodic operating results due to a number of factors, including the interest rates payable on the debt securities we acquire, the default rate on such securities, the level of our expenses (including the interest rates payable on our borrowings), variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

We are dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our Common Shares and our ability to pay dividends.

Our business is dependent on our Adviser and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third- party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts; and

•	cyber-attacks.

These events, in turn, could have a material adverse effect on our operating results and negatively affect the market price of our Common Shares and our ability to pay dividends to our shareholders.

The effect of global climate change may impact the operations of our portfolio companies.

There is evidence of global climate change. Climate change creates physical and financial risk and some of our portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increased energy use due to weather changes may require additional investments by our portfolio companies engaged in the energy business in more pipelines and other infrastructure to serve increased demand. Increases in the cost of energy also could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies’ financial condition, through decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions. Energy companies could also be affected by the potential for lawsuits against or taxes or other regulatory costs imposed on greenhouse gas emitters, based on links drawn between greenhouse gas emissions and climate change.

Our Adviser and Administrator have the right to resign on 120 days’ or 60 days’ notice, respectively, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our business, financial condition and results of operations.

Our Adviser and Administrator have the right, under our Advisory Agreement and Administration Agreement, respectively, to resign at any time upon not less than 120 days’ or 60 days’ written notice, respectively, whether we have found a replacement or not. If our Adviser or our Administrator resigns, we may not be able to find a replacement or hire internal management or administration with similar expertise and ability to provide the same or equivalent services on acceptable terms within 120 days or 60 days, as applicable, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our business, financial condition and results of operations as well as our ability to pay distributions are likely to be adversely affected and the market price of our shares may decline. In addition, the coordination of our internal management and investment activities or our internal administration activities, as applicable, is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our Adviser and its affiliates or our Administrator and its affiliates. Even if we are able to retain comparable management or administration, whether internal or external, the integration of such management or administration and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our business, financial condition and results of operations.

By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

As part of our lending activities, we may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure investors that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that we fund, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by us to the borrower.

Risks Relating to Our Investments

Our investments in portfolio companies are risky, and we could lose all or part of our investment.

Our investments may be risky and there is no limit on the amount of any such investments in which we may invest. In addition, investment analyses and decisions by the Fund and the Adviser will often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. In such cases, the information available to the Fund and the Adviser at the time of an investment decision may be limited, and the Fund and the Adviser may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, the financial information available to the Fund and the Adviser may not be accurate or provided based upon accepted accounting methods. The Fund and the Adviser will rely upon independent consultants or advisors in connection with the evaluation of proposed investments. There can be no assurance that these consultants or advisors will accurately evaluate such investments.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

The current macroeconomic environment is characterized by labor shortages, high interest rates, persistent inflation, foreign currency exchange volatility, volatility in global capital markets and growing recession risk. The risks associated with our and our portfolio companies’ businesses are more severe during periods of economic slowdown or recession.

Many of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay our loans during these periods. See “—Risks Relating to the Current Environment—Certain of our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics.” Therefore, our non-performing assets may increase and the value of our portfolio may decrease during these periods if we are required to write down the values of our investments. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that we hold. We may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

Our portfolio companies may be highly leveraged and a covenant breach by our portfolio companies may harm our operating results.

Some of our portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to, among other things, lender liability or fraudulent conveyance claims.

We could, in certain circumstances, become subject to potential liabilities that may exceed the value of our original investment in a portfolio company that experiences severe financial difficulties. For example, we may be adversely affected by laws related to, among other things, fraudulent conveyances, voidable preferences, lender liability, and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims or re-characterize investments made in the form of debt as equity contributions.

If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC or be precluded from investing according to our current business strategy.

As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. We believe that most of the investments that we may acquire in the future will constitute qualifying assets. However, we may be precluded from investing in what we believe are attractive investments, if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could be found to be in violation of the 1940 Act provisions applicable to BDCs. This would have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making follow-on investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

Our portfolio contains a limited number of portfolio companies, which subjects us to a greater risk of significant loss if any of these companies defaults on its obligations under any of its debt securities.

A consequence of the limited number of investments in our portfolio is that the aggregate returns we realize may be significantly adversely affected if one or more of our significant portfolio company investments perform poorly or if we need to write down the value of any one significant investment. Beyond our income tax diversification requirements, we do not have fixed guidelines for diversification, and our portfolio could contain relatively few portfolio companies.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in order to: (1) increase or maintain in whole or in part our equity ownership percentage; (2) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or (3) attempt to preserve or enhance the value of our investment.

We may elect not to make follow-on investments, may be constrained in our ability to employ available funds, or otherwise may lack sufficient funds to make those investments. We have the discretion to make any follow-on investments, subject to the availability of capital resources. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities, or because we are inhibited by compliance with BDC requirements or the desire to maintain our tax status.

When we do not hold controlling equity interests in our portfolio companies, we may not be in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.

We do not generally take controlling equity positions in our portfolio companies. To the extent that we do not hold a controlling equity interest in a portfolio company, we are subject to the risk that a portfolio company may make business decisions with which we disagree, and the shareholders and management of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company, and may therefore suffer a decrease in the value of our investments.

An investment strategy focused primarily on privately-held companies presents certain challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns.

We have invested and will continue to invest primarily in privately-held companies. Generally, little public information exists about these companies, and we are required to rely on the ability of ACM’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies.

If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. Also, privately-held companies frequently have less diverse product lines and smaller market presence than public company competitors, which often are larger. These factors could affect our investment returns.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

We have invested and intend to invest primarily in mezzanine and senior debt securities issued by our portfolio companies. The portfolio companies usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

In addition, we may not be in a position to control any portfolio company by investing in its debt securities. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.

We may invest in “covenant-lite” obligations.

We may invest in, or obtain exposure to, obligations that may be “covenant-lite,” which means such obligations lack certain financial maintenance covenants. While these loans may still contain other collateral protections, a covenant-lite loan may carry more risk than a covenant-heavy loan made by the same borrower, as it does not require the borrower to provide affirmation that certain specific financial tests have been satisfied on a routine basis as is required under a covenant-heavy loan agreement. Should a loan we hold begin to deteriorate in quality, our ability to negotiate with the borrower may be delayed under a covenant-lite loan compared to a loan with full maintenance covenants. This may in turn delay our ability to seek to recover its investment.

Our investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates that a portion of our investments may be in securities of foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. These risks are likely to be more pronounced for investments in companies located in emerging markets and particularly for middle market companies in these economies.

Although most of our investments are denominated in U.S. dollars, our investments that are denominated in a foreign currency are subject to the risk that the value of a particular currency may change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but we can offer no assurance that we will, in fact, hedge currency risk or, that if we do, such strategies will be effective.

Hedging transactions may expose us to additional risks.

If we engage in hedging transactions, we may expose ourselves to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

While we may enter into transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. Our ability to engage in hedging transactions may also be adversely affected by any changes to the regulations applicable to the financial instruments we use to accomplish our hedging strategy and any rule changes enacted by the CFTC. In addition, tax rules governing our transactions in hedging instruments may affect whether gains and losses recognized by us are treated as ordinary or capital, accelerate our recognition of income or gain, defer losses, and cause adjustments in our holding periods of securities, thereby affecting, among other things, whether capital gains and losses are treated as short-term or long-term. These rules could therefore affect the amount, timing and/or character of distributions to shareholders.

New market structure requirements applicable to derivatives could significantly increase the costs of utilizing OTC derivatives.

The Dodd-Frank Act made broad changes to the OTC derivatives market, granted significant new authority to the CFTC and the SEC to regulate OTC derivatives (swaps and security-based swaps) and participants in these markets. Similar changes are in the process of being implemented in other major financial markets.

These changes include, but are not limited to: requirements that many categories of the most liquid OTC derivatives (currently limited to specified interest rate swaps and index credit default swaps) be executed on qualifying, regulated exchanges and be submitted for clearing; real-time public and regulatory reporting of specified information regarding OTC derivative transactions; and enhanced documentation requirements and recordkeeping requirements. U.S. regulators have also adopted rules imposing margin requirements for OTC derivatives executed with registered swap dealers or security-based swap dealers that are not cleared. The CFTC has implemented mandatory clearing and exchange-trading of certain OTC derivatives contracts including many standardized interest rate swaps and credit default index swaps. The CFTC continues to approve contracts for central clearing. Exchange-trading and central clearing are expected to reduce counterparty credit risk by substituting the clearinghouse as the counterparty to a swap and increase liquidity, but exchange-trading and central clearing do not make swap transactions risk-free. Uncleared swaps, such as nondeliverable foreign currency forwards, are subject to certain margin requirements that mandate the posting and collection of minimum margin amounts. This requirement may result in the portfolio and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case. Certain rules require centralized reporting of detailed information about many types of cleared and uncleared swaps. Reporting of swap data may result in greater market transparency, but may subject a portfolio to additional administrative burdens, and the safeguards established to protect trader anonymity may not function as expected.

While these changes are intended to mitigate systemic risk and to enhance transparency and execution quality in the OTC derivative markets, the impact of these changes is not known at this time. Furthermore, “financial end users,” such as us, that enter into OTC derivatives that are not cleared will, pending finalization of the applicable regulations, generally be required to provide margin to collateralize their obligations under such derivatives. Under current proposed rules, the level of margin that would be required to be collected in connection with uncleared OTC derivatives is in many cases substantially greater than the level currently required by market participants or clearinghouses.

Lastly, future CFTC or SEC rulemakings to implement the Dodd-Frank Act requirements could potentially limit or completely restrict our ability to use certain instruments as a part of our investment strategy, increase the costs of using these instruments or make them less effective. The SEC has also indicated that it may adopt new policies on the use of derivatives by registered investment companies. Such policies could affect the nature and extent of our use of derivatives.

These changes could significantly increase the costs to us of utilizing OTC derivatives, reduce the level of exposure that we are able to obtain (whether for risk management or investment purposes) through OTC derivatives, and reduce the amounts available to us to make non-derivative investments. These changes could also impair liquidity in certain OTC derivatives and adversely affect the quality of execution pricing that we are able to obtain, all of which could adversely impact our investment returns. Furthermore, the margin requirements for cleared and uncleared OTC derivatives may require that ACM, in order to maintain its relief from the CFTC’s CPO registration requirements, limit our ability to enter into hedging transactions or to obtain synthetic investment exposures, in either case adversely affecting our ability to mitigate risk.

Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

In August 2022, Rule 18f-4 under the 1940 Act, regarding the ability of a BDC (or a registered investment company) to use derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions), became effective. Under the new rule, BDCs that make significant use of derivatives are required to operate subject to a value-at-risk leverage limit, adopt a derivatives risk management program and appoint a derivatives risk manager, and comply with various testing and board reporting requirements. These new requirements apply unless the BDC qualifies as a “limited derivatives user,” as defined under the adopted rules. Under the new rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief that, at the time it enters into such an agreement, it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. We currently operate as a “limited derivatives user” which may limit our ability to use derivatives and/or enter into certain other financial contracts. Based on our anticipated use of derivatives primarily for interest rate hedging purposes, we expect to qualify as a limited derivatives user under the rule. However, we cannot assure investors that we will be treated as a limited derivatives user or that our approach to our use of derivatives will not change.

Our investments in the healthcare and pharmaceutical services industry are subject to extensive government regulation and certain other risks particular to that industry.

We invest in healthcare and pharmaceutical services. Our investments in portfolio companies that operate in this industry are subject to certain significant risks particular to that industry. The laws and rules governing the business of healthcare companies and interpretations of those laws and rules are subject to frequent change. Broad latitude is given to the agencies administering those regulations. Existing or future laws and rules could force our portfolio companies engaged in healthcare to change how they do business, restrict revenue, increase costs, change reserve levels and change business practices. Healthcare companies often must obtain and maintain regulatory approvals to market many of their products, change prices for certain regulated products and consummate some of their acquisitions and divestitures. Delays in obtaining or failing to obtain or maintain these approvals could reduce revenue or increase costs. Policy changes on the local, state and federal level, such as the expansion of the government’s role in the healthcare arena and alternative assessments and tax increases specific to the healthcare industry or healthcare products as part of federal health care reform initiatives, could fundamentally change the dynamics of the healthcare industry. In particular, health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, or Health Insurance Reform Legislation, could have a significant effect on our portfolio companies in this industry. As health insurance reform legislation is implemented, our portfolio companies in this industry may be forced to change how they do business. We can give no assurance that these portfolio companies will be able to adapt successfully in response to these changes. Any of these factors could materially adversely affect the operations of a portfolio company in this industry and, in turn, impair our ability to timely collect principal and interest payments owed to us.

Risks Relating to an Investment in Our Common Shares

An investment in our Common Shares will have limited liquidity.

Our Common Shares constitute illiquid investments for which there is not a secondary market and none is expected to develop. An investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund. A shareholder generally may not Transfer its Common Shares without prior written consent of the Adviser, which the Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, shareholders are not entitled to redeem their shares. Shareholders must be prepared to bear the economic risk of an investment in our Common Shares for an extended period of time.

There is a risk that investors in our Common Shares may not receive dividends or that our dividends may not grow over time.

We intend pay dividends to our shareholders out of assets legally available for distribution. We cannot assure investors that we will achieve investment results or maintain a tax status that will allow or require any specified level of cash dividends or year-to-year increases in cash dividends. Our ability to pay dividends might be adversely affected by the impact of one or more of the risk factors described herein. Due to the asset coverage test applicable to us under the 1940 Act as a BDC or restrictions under a credit facility, we may be limited in our ability to pay dividends. Although a portion of our expected earnings and dividend distributions will be attributable to net interest income, we do not expect to generate capital gains from the sale of our portfolio investments on a level or uniform basis from quarter to quarter. This may result in substantial fluctuations in our quarterly dividend payments.

In some cases where we receive certain upfront fees in connection with loans we originate, we treat the loan as having OID under applicable accounting and tax regulations, even though we have received the corresponding cash. In other cases, however, we may recognize income before or without receiving the corresponding cash, including in connection with the accretion of OID. For other risks associated with debt obligations treated as having OID, see “—Risks Relating to Our Business and Structure—To the extent OID and PIK interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.”

Therefore, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code, even though we may not have received the corresponding cash amount. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

To the extent that the amounts distributed by us exceed our current and accumulated earnings and profits, these excess distributions will be treated first as a return of capital to the extent of a shareholder’s tax basis in his or her shares and then as capital gain. Reducing a shareholder’s tax basis will have the effect of increasing his or her gain (or reducing loss) on a subsequent sale of shares.

Certain shareholders, in addition to the Fund, will be subject to Exchange Act filing requirements, which will result in increased costs to the Fund and those particular shareholders.

Because our Common Shares will be registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of our Common Shares will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. Each shareholder is responsible for determining their filing obligations and preparing the filings. In addition, shareholders who hold more than 10% of a class of our Common Shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the Fund profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month period.

Shareholders will bear the responsibility for making all Exchange Act filings to which they may be subject, including paying for filing and any related legal costs, and are responsible for monitoring their ownership in the Fund. Shareholders who fail to make required Exchange Act filings may face enforcement actions and fines from the SEC.

Additionally, the Fund will be required to make ongoing Exchange Act filings, which will result in the Fund incurring filing costs for each filing, in addition to the possibility of increased legal costs related to reviewing and approving filings.

Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

As a BDC, we are required to carry our investments at the fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, our Board of Trustees. Decreases in the fair value of our investments relative to amortized cost will be recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods. In addition, decreases in the fair value of our investments will reduce our NAV.

Investing in our Common Shares may involve a high degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our Common Shares may not be suitable for someone with lower risk tolerance.

There are severe economic consequences for defaulting shareholders.

If shareholders fail to fund their commitment obligations or to make required capital contributions when due, the Fund’s ability to complete its investment program or otherwise continue operations may be substantially impaired. A shareholder’s failure to fund such amounts when due causes that shareholder to become a defaulting shareholder. A defaulting shareholder will have ten business days to cure its deficiency following the required funding date, after which the defaulting shareholder will forfeit its right to participate in future investments and 50% of its Common Shares will be transferred to the non-defaulting shareholders on a pro rata basis. If a substantial number of shareholders become defaulting shareholders, this may severely limit opportunities for investment diversification and would likely reduce returns to the Fund and restrict the Fund’s ability to meet loan obligations. Any single defaulting shareholder could cause substantial costs to be incurred by the Fund if such default causes the Fund to fail to meet its contractual obligations or if the Fund must pursue remedial action against such shareholder.

If the Fund fails to meet its contractual obligations related to a portfolio investment due to a defaulting shareholder, the relevant portfolio company may have a cause of action against the Fund, which may include a claim against assets of the Fund other than the Fund’s interest in such portfolio company. A creditor of the Fund (including a portfolio company with respect to which the Fund has failed to meet its contractual obligations) will not be bound to satisfy its claims from the assets attributable to a particular portfolio investment and such creditor generally may seek to satisfy its claims from the assets of the Fund as a whole. As a result, if a creditor’s claims relating to a particular portfolio investment exceed the net assets attributable to that portfolio investment, the remaining assets of the Fund will likely be subject to such claim.

There are special considerations for certain benefit plan investors.

We intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” under ERISA and the Plan Asset Regulations. In this regard, until such time, if any, as our Common Shares are considered “publicly- offered securities” within the meaning of the Plan Asset Regulations, we intend to limit investment in our Common Shares by Benefit Plan Investors to less than 25% of the total value of our Common Shares (within the meaning of the Plan Asset Regulations).

If, notwithstanding our intent, the assets of the Fund were deemed to constitute “plan assets” of any shareholder that is a Benefit Plan Investor under ERISA or the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each “disqualified person” (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. The fiduciary of a Benefit Plan Investor who decides to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Adviser. With respect to a Benefit Plan Investor that is an individual retirement account (an “IRA”) that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

Accordingly, until such time, if any, as our Common Shares constitute “publicly traded securities” within the meaning of the Plan Asset Regulations, we have the power, among other things, to (a) reject, in whole or in part, the subscription of any prospective investor to the Fund; (b) withhold consent to the Transfer of Common Shares, including in circumstances where the Adviser determines necessary or desirable in order to facilitate compliance with ERISA or the Plan Asset Regulations; and (c) call Drawdown Purchases on a non-pro rata basis, and all Common Shares of the Fund shall be subject to such terms and conditions.

Federal Income Tax Risks

We will be subject to corporate-level income tax if we are unable to maintain our status as a RIC.

To maintain our RIC status under the Code, we must meet certain source-of-income, asset diversification and annual distribution requirements. The annual distribution requirement for a RIC generally is satisfied if we distribute at least 90% of our “investment company taxable income” (generally, our ordinary income and the excess, if any, of our net short-term capital gains over our net long-term capital losses), if any, to our shareholders on an annual basis. To the extent we use debt financing, we are subject to certain asset coverage ratio requirements and other financial covenants under loan and credit agreements, and could in some circumstances also become subject to such requirements under the 1940 Act, that could, under certain circumstances, restrict us from making distributions necessary to maintain our status as a RIC. If we are unable to obtain cash from other sources, we may fail to maintain our status as a RIC and, thus, may be subject to corporate-level income tax. To maintain our status as a RIC, we must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are in private companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we fail to maintain our status as a RIC for any reason and become subject to corporate-level income tax, the resulting corporate-level taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. Such a failure would have a material adverse effect on us and our shareholders.

To maintain our status as a RIC in a subsequent year, we would be required to distribute to our shareholders our earnings and profits attributable to non-RIC years. In addition, if we failed to maintain our status as a RIC for a period greater than two taxable years, then we would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years, in order to qualify as a RIC in a subsequent year.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock, or we may engage in transactions, including debt modifications or exchanges, that require us to recognize income without the corresponding receipt of cash. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discount and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

If we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, a non-corporate shareholder will be taxed as though it received a distribution of some of our expenses.

A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the Securities Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While we generally expect to qualify as a RIC, we anticipate that we will not qualify as a publicly offered RIC immediately after the commencement of the Private Offering, although we may qualify as a publicly offered RIC upon the completion of the Private Offering. If we are a RIC that is not a publicly offered RIC for any period, a non-corporate shareholder’s allocable portion of our affected expenses, including our Management Fees, will be treated as an additional distribution to the shareholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. Under current law, such expenses will not be deductible by any such shareholder for tax years that begin prior to January 1, 2026 and are deductible subject to limitation thereafter.

Some of our investments may be subject to corporate-level income tax.

We may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. We may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

Our portfolio investments may present special tax issues.

The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.

Legislative or regulatory tax changes could adversely affect investors.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our Common Shares or the value or the resale potential of our investments.

Certain shareholders may be subject to U.S. dividend withholding tax on our distributions.

A shareholder will be subject to U.S. federal dividend withholding tax on our distributions unless a withholding tax exemption applies. A shareholder may also be subject to U.S. federal withholding tax if it does not comply with applicable U.S. tax requirements to certify its status for U.S. tax purposes. Amounts that are withheld, to the extent in excess of the shareholder’s U.S. federal income tax liability, can generally be recovered by filing a U.S. federal income tax return; however, the administrative burden and cost of filing such a U.S. federal income tax return may outweigh the benefit of recovering such amounts.

General Risk Factors

Volatility in the global financial markets could have a material adverse effect on our business, financial condition and results of operations.

Volatility in the global financial markets could have an adverse effect on the United States and could result from a number of causes. In recent years, financial markets have been affected at times by a number of global macroeconomic and political events, including the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing loans on the balance sheets of European banks, the potential effect of any European country leaving the Eurozone, the effect of the United Kingdom leaving the EU, and market volatility and loss of investor confidence driven by political events. The decision made in the United Kingdom to leave the EU has led to volatility in global financial markets and may lead to weakening in consumer, corporate and financial confidence in the United Kingdom and Europe.

Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. We cannot assure you that market disruptions in Europe, including the increased cost of funding for certain governments and financial institutions, will not impact the global economy, and we cannot assure you that assistance packages will be available, or if available, be sufficient to stabilize countries and markets in Europe or elsewhere affected by a financial crisis. To the extent uncertainty regarding any economic recovery in Europe negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be significantly and adversely affected.

The Chinese capital markets have also experienced periods of instability over the past several years. The current political climate has also intensified concerns about a potential trade war between the U.S. and China in connection with each country’s recent or proposed tariffs on the other country’s products. These market and economic disruptions and the potential trade war with China have affected, and may in the future affect, the U.S. capital markets, which could adversely affect our business, financial condition or results of operations.

The current global financial market situation, as well as various social and political circumstances in the U.S. and around the world, including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes, adverse effects of climate crisis and global health epidemics, may contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Additionally, the U.S. government’s credit and deficit concerns, the European sovereign debt crisis, and the potential trade war with China, could cause interest rates to be volatile, which may negatively impact our ability to access the debt markets on favorable terms.

Inflation has adversely affected and may continue to adversely affect the business, results of operations and financial condition of our portfolio companies.

Certain of our portfolio companies are in industries that have been impacted by inflation. Recent inflationary pressures have increased the costs of labor, energy and raw materials and have adversely affected consumer spending, economic growth and our portfolio companies’ operations. If such portfolio companies are unable to pass any increases in their costs of operations along to their customers, it could adversely affect their operating results and impact their ability to pay interest and principal on our loans, particularly if interest rates rise in response to inflation. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future realized or unrealized losses and therefore reduce our net assets resulting from operations. Additionally, the Federal Reserve has raised certain benchmark interest rates in an effort to combat inflation. See “—Risks Relating to the Current Environment—We are subject to risks associated with changes in interest rates, including the current interest rate environment.”

The ongoing armed conflicts as a result of the Russian invasion of Ukraine and the conflict in the Middle East may have a material adverse impact on us and our portfolio companies.

The Russian invasion of Ukraine and the conflict in the Middle East have led, are currently leading, and for an unknown period of time may continue to lead to disruptions in local, regional, national, and global markets and economies affected thereby and could have a negative impact on the economy and business activity globally (including in the countries in which the Fund invests), and therefore could adversely affect the performance of the Fund’s investments. Furthermore, the aforementioned conflicts and the varying involvement of the United States and other NATO countries could preclude prediction as to their ultimate adverse impact on global economic and market conditions, and, as a result, presents material uncertainty and risk with respect to the Fund and the performance of its investments or operations, and the ability of the Fund to achieve its investment objectives. Additionally, to the extent that third parties, investors, or related customer bases have material operations or assets in such conflict zones, they may have adverse consequences related to the ongoing conflict.

ITEM 2.	FINANCIAL INFORMATION

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Discussion of Management’s Operating Plans

Overview

We were organized under the laws of the State of Delaware on June 26, 2024. Prior to electing to be regulated as a BDC, pursuant to the Reorganization Agreement, the Fund merged with AOP II Capital Trust Two, with the Fund continuing as the surviving company and as a wholly-owned subsidiary of Parent. Following the Merger, and pursuant to the terms of the Reorganization Agreement, the Fund acquired all of the membership interests of AOP II Origination Holdings (UL), LLC, a Delaware limited liability company that held an investment portfolio, from Intermediate HoldCo, which was all of Parent’s interest in Intermediate HoldCo. The Investment Portfolio HoldCo Transfer resulted in the Fund acquiring an investment portfolio from the Intermediate HoldCo. The Investment Portfolio HoldCo Transfer did not result in the acquisition of all or substantially all of Intermediate HoldCo’s assets.

The following is a list of each Portfolio Investment as of January 27, 2025:

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(16)	Fair Value(1)(17)
Aerospace & Defense
MRO Holdings
MRO Holdings, Inc.
	First Lien Secured Debt - Term Loan	S+450, 0.50% Floor	12/17/2030	$20,455	$20,284	$20,608	(7)(8)

		Total Aerospace & Defense			$20,284	$20,608

Automobile Components
Clarience Technologies
Truck-Lite Co., LLC
	First Lien Secured Debt - Delayed Draw	S+575, 0.75% Floor	2/13/2031	$482	$465	$475	(7)(12)(15)
	First Lien Secured Debt - Revolver	S+575, 0.75% Floor	2/13/2030	50	33	43	(7)(12)(15)
	First Lien Secured Debt - Term Loan	S+575, 0.75% Floor	2/13/2031	6,915	6,760	6,854	(7)

		Total Automobile Components			$7,258	$7,372

Building Products
Quikrete
Quikrete Holdings, Inc.	Unfunded Commitment Term Loan - Backstop Loan	Variable	8/24/2025	$—	$—	$—	(4)(14)(15)
	Unfunded Commitment Secured Debt - Backstop Loan	Variable	8/24/2025	—	—	—	(4)(14)(15)
	Unfunded Commitment Unsecured Debt - Backstop Loan	Variable	8/24/2025	—	—	—	(4)(14)(15)

		Total Building Products			$—	$—

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(16)	Fair Value(1)(17)
Commercial Services & Supplies
AVI-SPL
A&V Holdings Midco, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 0.00% Floor	6/6/2031	$—	$(44)	$(42)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+500, 0.00% Floor	6/6/2031	—	—	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.00% Floor	6/6/2031	14,428	14,212	14,222	(7)(8)

					14,168	14,180

Encore
AVSC Holding Corp.
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	12/5/2029	85	42	42	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	12/5/2031	19,798	19,402	19,402	(7)(8)

					19,444	19,444

Heritage Environmental Services
Heritage Environmental Services, Inc.
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	1/31/2031	—	(7)	(3)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+550, 4.50% Floor	1/31/2030	—	(11)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	1/31/2030	—	(1)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	1/31/2031	1,263	1,257	1,257	(7)(8)
	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	1/31/2031	5,099	5,023	5,137	(7)(8)

					6,262	6,391

R.R. Donnelley
R. R. Donnelley & Sons Company
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	8/8/2029	17,489	16,964	17,139	(6)(8)
					16,964	17,139

	Total Commercial Services & Supplies				$56,837	$57,154

Communications Equipment
CommScope
Commscope, LLC
	First Lien Secured Debt - Corporate Bond	9.50%	12/15/2031	$1,461	$1,429	$1,520	(4)(8)(10)
	First Lien Secured Debt - Term Loan	S+525, 2.00% Floor	12/17/2029	8,766	8,660	8,987	(4)(7)(8)(10)

		Total Communications Equipment			$10,089	$10,508

Construction & Engineering
ASC Engineered Solutions
Fire Flow Intermediate Corporation
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	7/10/2031	$14,611	$14,464	$14,538	(7)

		Total Construction & Engineering			$14,464	$14,538

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(16)	Fair Value(1)(17)
Consumer Finance
LendingTree
LendingTree, Inc.
	First Lien Secured Debt - Delayed Draw	S+575, 1.50% Floor	3/27/2031	$—	$(74)	$—	(7)(8)(10)(15)
	First Lien Secured Debt - Term Loan	S+575, 1.50% Floor	3/27/2031	6,840	6,669	6,840	(7)(8)(10)

		Total Consumer Finance			$6,595	$6,840

Consumer Staples Distribution & Retail
Protein for Pets
Protein For Pets Opco, LLC
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	9/20/2030	$—	$(9)	$(8)	(6)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	9/20/2030	4,476	4,387	4,398	(6)(8)

					4,378	4,390

Rise Baking
Viking Baked Goods Acquisition Corporation
	First Lien Secured Debt - Term Loan	S+500, 0.00% Floor	11/4/2031	12,273	12,089	12,089	(6)(8)

	Total Consumer Staples Distribution & Retail				$16,466	$16,479

Financial Services
Jensen Hughes
Jensen Hughes, Inc
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	9/1/2031	$—	$(34)	$(42)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	9/1/2031	—	(14)	(14)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	9/1/2031	8,003	7,883	7,883	(7)(8)

					7,835	7,828

Wealth Enhancement Group, LLC
Wealth Enhancement Group, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	10/2/2028	3,875	3,794	3,851	(6)(15)
					3,794	3,851

		Total Financial Services			$11,630	$11,679

Health Care Equipment & Supplies
Zeus
Zeus Company LLC
	First Lien Secured Debt - Delayed Draw	S+550, 0.75% Floor	2/28/2031	$230	$220	$236	(7)(8)(12)(15)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	2/28/2030	—	(7)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	2/28/2031	3,509	3,457	3,544	(7)(8)
					3,669	3,781

	Total Health Care Equipment & Supplies				$3,669	$3,781

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(16)	Fair Value(1)(17)
Health Care Providers & Services
Advarra
Advarra Holdings, Inc.
	First Lien Secured Debt - Delayed Draw	S+450, 0.75% Floor	9/15/2031	$—	$(6)	$(6)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+450, 1.00% Floor	9/15/2031	12,650	12,587	12,587	(7)(8)
	First Lien Secured Debt - Term Loan	S+450, 0.75% Floor	9/15/2031	5,088	5,063	5,063	(7)(8)

					17,644	17,644

Omega Healthcare
OMH-Healthedge Holdings, Inc.
	First Lien Secured Debt - Revolver	S+600, 1.00% Floor	10/8/2029	—	(19)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+600, 1.00% Floor	10/8/2029	7,065	6,889	7,065	(7)(8)

					6,869	7,065

Tivity Health
Tivity Health, Inc.
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	6/28/2029	14,538	14,538	14,610	(7)

	Total Health Care Providers & Services				$39,050	$39,319

Household Durables
Polywood
Poly-Wood, LLC
	First Lien Secured Debt - Delayed Draw	S+575, 1.00% Floor	3/20/2030	$—	$(40)	$0	(7)(8)(12)(15)
	First Lien Secured Debt - Revolver	S+487.5, 1.00% Floor	3/20/2030	120	79	120	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+487.5, 1.00% Floor	3/20/2030	9,492	9,278	9,492	(7)(8)

		Total Household Durables			$9,317	$9,611

Insurance
Higginbotham
Higginbotham Insurance Agency, Inc.
	First Lien Secured Debt - Delayed Draw	S+475, 1.00% Floor	11/24/2028	$422	$407	$422	(7)(12)(15)
HIG Intermediate, Inc.
	Preferred Equity -Cumulative Preferred	Equity	N/A	15	15	15

					423	437
Hilb Group
Thg Acquisition, LLC
	First Lien Secured Debt - Delayed Draw	S+450, 0.75% Floor	10/31/2031	7	(7)	(7)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/31/2031	53	46	46	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+450, 0.75% Floor	10/31/2031	6,351	6,287	6,287	(7)(8)

					6,325	6,325
Safe-Guard
SG Acquisition, Inc.
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	4/3/2030	—	(11)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	4/3/2030	11,617	11,501	11,617	(7)(8)
					11,490	11,617

			Total Insurance		$18,238	$18,380

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(16)	Fair Value(1)(17)
IT Services
Vensure
Vensure Employer Services, Inc.
	First Lien Secured Debt - Delayed Draw	S+500, 0.50% Floor	9/27/2031	$719	$686	$686	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	9/27/2031	11,380	11,266	11,266	(7)(8)

			Total IT Services		$11,952	$11,952

Life Sciences Tools & Services
Curia
Curia Global, Inc.
	First Lien Secured Debt - Term Loan	S+375, 0.75% Floor	8/30/2026	$219	$209	$210	(7)(8)

	Total Life Sciences Tools & Services				$209	$210

Media
Gannett
Gannett Holdings, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 1.50% Floor	10/15/2029	$—	$(19)	$(19)	(4)(7)(8)(10)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 1.50% Floor	10/15/2029	22,835	22,492	22,492	(4)(6)(8)(10)

					22,473	22,473

Gannett Co., Inc.
	First Lien Secured Debt - Convertible Bond	6.00%	12/1/2031	10	10	13	(8)(10)

			Total Media		$22,483	$22,486

Personal Care Products
PDC Brands
Parfums Holding Company, Inc.
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	6/27/2029	$—	$(9)	$(9)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	6/27/2030	13,689	13,552	13,552	(7)(8)

					13,543	13,543

Silk Holdings III Corp.
Silk Holdings III Corp.
	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	5/1/2029	9,886	9,688	9,787	(7)(8)

	Total Personal Care Products				$23,231	$23,330

Pharmaceuticals
Catalent
Creek Parent, Inc.
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	12/18/2031	$—	$(43)	$(43)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	12/18/2031	19,235	18,898	18,898	(7)(8)

		Total Pharmaceuticals			$18,855	$18,855

Professional Services
BDO USA
BDO USA, P.A.
	First Lien Secured Debt - Term Loan	S+500, 2.00% Floor	8/31/2028	$12,985	$12,725	$12,985	(7)(8)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(16)	Fair Value(1)(17)
Legends
Legends Hospitality Holding Company, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	8/22/2031	—	(6)	(6)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	8/22/2030	117	94	105	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+550 (Includes 2.75% PIK)	8/22/2031	10,005	9,736	9,905	(7)(8)

		Total Professional Services			$22,550	$22,989

Semiconductors & Semiconductor Equipment
Wolfspeed, Inc.
Wolfspeed, Inc.
	First Lien Secured Debt - Corporate Bond	11.88%	6/23/2030	$7,535	$7,222	$7,384	(10)

	Total Semiconductors & Semiconductor Equipment				$7,222	$7,384

Software
Alteryx
Azurite Intermediate Holdings, Inc.
	First Lien Secured Debt - Delayed Draw	S+600, 0.75% Floor	3/19/2031	$4,383	$4,317	$4,372	(7)(16)
	First Lien Secured Debt - Revolver	S+650, 0.75% Floor	3/19/2031	—	(11)	(2)	(7)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+600, 0.75% Floor	3/19/2031	1,929	1,900	1,924	(7)

					6,207	6,294
Databricks
Databricks, Inc.
	First Lien Secured Debt - Delayed Draw	S+450, 0.00% Floor	1/19/2031	—	(19)	19	(4)(6)(12)(15)
	First Lien Secured Debt - Term Loan	S+525, 2.00% Floor	12/17/2029	16,748	16,664	16,832	(4)(7)

					16,646	16,850
Everbridge
Everbridge Holdings, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	7/2/2031	1,061	1,047	1,074	(7)(8)(12)(15)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	7/2/2031	—	(5)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	7/2/2031	10,823	10,769	10,877	(7)(8)

					11,810	11,951
G2CI
Evergreen IX Borrower 2023, LLC
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/1/2029	—	(15)	(6)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	9/30/2030	7,081	6,932	7,011	(7)(8)

					6,918	7,005
Quorum
QBS Parent, Inc.
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	11/7/2031	—	(6)	(6)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	11/7/2031	11,894	11,834	11,834	(7)(8)

					11,828	11,828

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(16)	Fair Value(1)(17)
Redwood
Runway Bidco, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 0.50% Floor	12/17/2031	—	(42)	(42)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+500, 0.50% Floor	12/17/2031	—	(21)	(21)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	12/17/2031	16,331	16,168	16,168	(7)(8)

					16,105	16,105

			Total Software		$69,513	$70,033
Specialty Retail
Tailored Brands
The Men’s Wearhouse, LLC
	First Lien Secured Debt - Term Loan	S+650, 0.00% Floor	2/26/2029	$7,421	$7,198	$7,427	(4)(7)

		Total Specialty Retail			$7,198	$7,427
Technology Hardware, Storage & Peripherals
Service Express
Victors Purchaser, LLC
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	8/15/2031	$—	$(30)	$—	(7)(12)(14)
	First Lien Secured Debt - Revolver	S+475, 0.50% Floor	8/15/2031	260	243	260	(7)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+475, 0.50% Floor	8/15/2031	12,759	12,631	12,759	(7)

	Total Technology Hardware, Storage & Peripherals				$12,844	$13,019
Transportation Infrastructure
GSI
Geotechnical Merger Sub, Inc.
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	10/15/2031	$—	$(29)	$(29)	(7)(8)(12)(15)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/15/2031	359	348	348	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	10/15/2031	7,744	7,667	7,667	(7)(8)

		Total Transportation Infrastructure			$7,986	$7,986

	Total Investments before Cash Equivalents				$417,942	$421,940

Money Market Fund
Goldman Sachs Financial Square Government Fund Institutional Shares		N/A	N/A	47,447	47,447	47,447	(13)

	Total Investments after Cash Equivalents				$465,388	$469,386

(1)	Fair value is determined in good faith by or under the direction of the Board.
(2)	Currently there are no differences for federal income tax purposes as it relates to unrealized gain and loss.
(3)

Par amount is denominated in USD. Par amount represents funded commitments. Undrawn revolving and delayed draw loan commitments, including commitments to issue letters of credit through a financial intermediary on behalf of certain portfolio companies.

(4)	Other than the investments noted by this footnote, the fair value of the Fund’s investments is determined using unobservable inputs that are significant to the overall fair value measurement.
(5)

Unless otherwise indicated, loan contains a variable rate structure, and the terms in the Consolidated Schedule of Investments disclose the actual interest rate in effect as of the reporting period which may be subject to interest rate floors. Variable rate loans bear interest at a rate that may be determined by reference to SOFR or an alternate base rate (which can include but is not limited to the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. Certain borrowers may elect to borrow Prime rate on select contracts and switch to an alternative base rate contract in the future.
(6)	The interest rate on these loans is subject to 1 month SOFR, which as of January 27, 2025 was 4.31%.
(7)	The interest rate on these loans is subject to 3 months SOFR, which as of January 27, 2025 was 4.29%.
(8)	These are co-investments made with the Fund’s affiliates in accordance with the terms of the exemptive order the Fund received from the SEC permitting us to do so.
(9)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Fund owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of January 27, 2025, all of the Fund’s investments were non-controlled, non-affiliated.

(10)

Investments that the Fund has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Fund monitors the status of these assets on an ongoing basis.

(11)	The negative fair value is the result of the commitment being valued below par.
(12)	The undrawn portion of these committed revolvers and delayed draw term loans includes a commitment and unused fee rate.
(13)	This security is included in Cash and Cash Equivalents on the Consolidated Statement of Assets and Liabilities.
(14)	These investments have a variable interest rate of SOFR + variable spread based on the terms of respective credit agreements.
(15)

As of January 27, 2025, the Company had the following commitments to fund various revolving and delayed draw senior secured loans. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and there can be no assurance that such conditions will be satisfied.

We have elected to be treated as a BDC under the 1940 Act, and expect to elect to be treated as a RIC for federal income tax purposes as soon as reasonably practical. As such, we are required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in Qualifying Assets, source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our investment company taxable income and tax-exempt interest. We do not intend to incur leverage to the same extent as is customary for other BDCs.

Under our Advisory Agreement, we have agreed to pay the Adviser a management fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including, but not limited to, our allocable portion of the costs of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer and their respective staffs.

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Fund expects to invest, directly or indirectly, globally across private credit opportunities, primarily investing in certain originated, secured loans or similar financial instruments, including bonds, debentures and other debt securities, made to or issued by corporate borrowers and issuers that generally generate on an annual basis $100 million or greater in EBITDA, and, to the extent applicable, equity-kickers or similar financial instruments issued, received or otherwise purchased in connection with such investment opportunities. To a lesser extent and generally in connection with our main investment strategy, we may invest in other types of securities as well, including second lien senior secured, unsecured, subordinated, and mezzanine loans, preferred stock, equities and warrants in both private and public companies.

Our level of investment activity will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to corporate borrowers, the level of merger and acquisition activity for such companies, the general economic environment, and the competitive environment for the types of investments we make. As a BDC, we must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions).

Revenues

We plan to generate revenue primarily in the form of interest and dividend income from the securities we hold and capital gains, if any, on investment securities that we may acquire in portfolio companies. We expect most of our debt investments, whether in the form of mezzanine or senior secured loans, will generally have a stated term of five to ten years and bear interest at a fixed rate or a floating rate usually determined on the basis of a benchmark, such as LIBOR or SOFR, the federal funds rate, or the prime rate. Interest on debt securities is generally payable quarterly or semiannually and while U.S. subordinated debt and corporate notes typically accrue interest at fixed rates, some of our investments may include zero coupon and/or step-up bonds that accrue income on a constant yield to call or maturity basis. In addition, some of our investments may provide for PIK interest or dividends. Such amounts of accrued PIK interest or dividends are added to the cost of the investment on the respective capitalization dates and generally become due at maturity of the investment or upon the investment being called by the issuer. In addition, we may generate revenue in the form of prepayment and other fees in connection with transactions. Loan origination fees, original issue discount and market discount or premium will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on debt investments as interest income when earned. Dividend income on equity investments will be recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. We may also generate revenue in the form of commitment, origination, structuring fees, fees for providing managerial assistance and, if applicable, consulting fees.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, is provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (a) investment advisory fees, including management fees, to the Adviser, pursuant to the Advisory Agreement; (b) our allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our Chief Compliance Officer, Chief Financial Officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that performs duties for us; and (iii) any personnel of AGM or any of its affiliates providing non-investment related services to us; and (c) all other expenses of our operations, administrations and transactions.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

Hedging

The Fund may, but is not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but the Fund does not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to the Fund’s business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. The Fund will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy the Fund employs will be successful.

The Fund intends to qualify as a “limited derivatives user” under new SEC Rule 18f-4 under the 1940 Act, which will require the Fund to limit its derivatives exposure to 10% of its net assets at any time, excluding certain currency and interest rate hedging transactions.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash primarily from (i) the net proceeds of the Private Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities. Our primary uses of cash will be for (i) investments in portfolio companies and other investments, (ii) the cost of operations (including paying the Adviser and the Administrator), (iii) cost of any borrowings or other financing arrangements and (iv) cash distributions to the holders of our shares.

We may enter into investment commitments through signed commitment letters that may ultimately become investment transactions in the future. We regularly evaluate and carefully consider our unfunded commitments for the purpose of planning our capital resources and ongoing liquidity.

We believe that our current cash and cash equivalents on hand, our short-term investments, unfunded capital commitments and our anticipated cash flows from operations will be adequate to meet our cash needs for our daily operations for at least the next twelve months.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, gains and losses. Changes in the economic environment, financial markets, credit worthiness of portfolio companies and any other parameters used in determining such estimates could cause actual results to differ materially. In addition to the discussion below, our significant accounting policies are further described in the notes to the consolidated financial statements.

Investments at Fair Value

The Fund follows guidance in ASC 820, Fair Value Measurement (“ASC 820”), where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, such as the risk inherent in a particular valuation technique used to measure fair value using a pricing model and/or the risk inherent in the inputs for the valuation technique. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Fund’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available. The inputs or methodology used for valuing assets or liabilities may not be an indication of the risks associated with investing in those assets or liabilities.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

•	Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date.

•

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

•	Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. The level assigned to the investment valuations may not be indicative of the risk or liquidity associated with investing in such investments. Because of the inherent uncertainties of valuation, the values reflected in the consolidated financial statements may differ materially from the values that would be received upon an actual disposition of such investments.

Investment Valuation Process

The Board has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act, and in that role the Adviser is responsible for performing fair value determinations relating to all of the Fund’s investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Fund’s Board. Even though the Board designated the Adviser as its “valuation designee,” the Board continues to be responsible for overseeing the processes for determining fair valuation.

Under the Fund’s valuation policies and procedures, the Adviser values investments, including certain secured debt, unsecured debt and other debt securities with maturities greater than 60 days, for which market quotations are readily available, at such market quotations (unless they are deemed not to represent fair value). We attempt to obtain market quotations from at least two brokers or dealers (if available, otherwise from a principal market maker, primary market dealer or other independent pricing service). We utilize mid-market pricing as a practical expedient for fair value unless a different point within the range is more representative. Investments purchased within the quarter before the valuation date and debt investments with remaining maturities of 60 days or less may each be valued at cost with interest accrued or discount accreted/premium amortized to the date of maturity (although they are typically valued at available market quotations), unless such valuation, in the judgment of our Adviser, does not represent fair value. In this case, such investments shall be valued at fair value as determined in good faith by or under the direction of the Adviser including using market quotations where available.

Investments that are not publicly traded or whose market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Adviser. Such determination of fair values may involve subjective judgments and estimates, and we typically utilize independent third party valuation firms to assist us in determining fair value. In each case, our independent third party valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such investments.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, the Adviser undertakes a multi-step valuation process each quarter, and as necessary for each Drawdown Purchase, as described below:

1.

Independent valuation firms engaged conduct independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engaged during a particular quarter, the valuation may be conducted by the Adviser;

2.	At least each quarter, the valuation will be reassessed and updated by the Adviser or an independent valuation firm to reflect company specific events and latest market data;

3.	Preliminary valuation conclusions are then documented and discussed with senior management of our Adviser;

4.	The Adviser discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm; and

5.

For Level 3 investments entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

Investments determined by these valuation procedures which have a fair value of less than $1 million during the prior fiscal quarter may be valued based on inputs identified by the Adviser without the necessity of obtaining inputs from an independent valuation firm. In addition, some of our investments provide for PIK interest or dividends. Such amounts of accrued PIK interest or dividends are added to the cost of the investment on the respective capitalization dates and generally become due at maturity of the investment or upon the investment being called by the issuer. Upon capitalization, PIK is subject to the fair value estimates associated with their related investments.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including valuation risk and interest rate risk.

Valuation Risk. Because there is not a readily available market value for most of the investments in our portfolio, we will value most of our portfolio investments at fair value as determined in good faith by the Adviser under the oversight of our Board of Trustees based on, among other things, the input of our management and Audit Committee and independent valuation firms that have been engaged with the approval of our Board of Trustees to assist in the valuation of each portfolio investment without a readily available market quotation (with certain de minimis exceptions). Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.

Interest Rate Risk. Interest rate sensitivity refers to the change in our earnings that may result from changes in the level of interest rates. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

We regularly measure our exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities. Based on that review, we determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates.

The following table shows the estimated annual impact on net investment income of base rate changes in interest rates (considering interest rate flows for variable rate instruments) to our loan portfolio and outstanding debt as of June 30, 2025, assuming no changes in our investment and borrowing structure:

Basis Point Change	Net Investment Income	Net Investment Income Per Share
Up 200 basis points	$8.9 million	$0.5
Up 150 basis points	6.7 million	0.4
Up 100 basis points	4.5 million	0.2
Up 50 basis points	2.2 million	0.1
Down 50 basis points	(2.2) million	(0.1)
Down 100 basis points	(4.5) million	(0.2)
Down 150 basis points	(6.7) million	(0.4)
Down 200 basis points	(8.9) million	(0.5)

We may hedge against interest rate fluctuations from time-to-time by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the 1940 Act and applicable commodities laws. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio of investments.

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence” for a description of certain transactions and relationships with related parties.

ITEM 3.	PROPERTIES

Our headquarters are located at 9 West 57th Street, New York, NY 10019 and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On December 31, 2024, Apollo Capital Management, L.P. purchased 60 Common Shares for an aggregate purchase price of $1,500.00, at a price of $25.00 per share, as our initial capital. In connection with the Merger, these 60 Common Shares were cancelled on January 24, 2025. Further, on January 24, 2025, we issued 1 Common Share, which was reclassified into 18,310,208 Common Shares on January 27, 2025 following the Investment Portfolio HoldCo Transfer. Also, on January 21, 2025, we entered into a subscription agreement with an investor for $800 million in Capital Commitments, providing for the private placement of our Common Shares. Further, as of August 11, 2025, the Fund issued 2,264,885 Common Shares pursuant to Capital Calls for an aggregate purchase price of $58,000,000.

As of August 11, 2025, there were 20,575,093 Common Shares outstanding. The following table sets forth information with respect to the expected beneficial ownership of our common shares as of the date of this Registration Statement, by:

•	each person known to us to be expected to beneficially own more than 5% of the outstanding shares of our Common Shares;

•	each of our Trustees and executive officers; and

•	all of our Trustees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Common Shares subject to options that are currently exercisable or exercisable within 60 days of the date of this Registration Statement.

Shares Beneficially Owned
Name and address	Number	Percentage
Interested Trustee
Earl Hunt	—	—
Independent Trustees(1)
Meredith Coffey	—	—
Carl J. Rickertsen	—	—
Executive Officers who are not Trustees(1)
John Rhee	—	—
Kristin Hester	—	—
Ryan Del Giudice	—	—
Other
Apollo Origination Partnership II
(Unlevered AIV), L.P.(2)	20,575,093	100%
All officers and Trustees as a group (6 persons)	—	—

(1)	The address for each Trustee and executive officer is c/o Apollo Credit Management LLC, 9 West 57th Street, New York, NY 10019.
(2)	The address for Apollo Origination Partnership II (Unlevered AIV), L.P. is 9 West 57th Street, New York, NY 10019.

ITEM 5.	TRUSTEES AND EXECUTIVE OFFICERS

Our business and affairs are managed under the direction of the Board of Trustees. The responsibilities of the Board of Trustees include, among other things, the oversight of our investment activities, the quarterly and non-quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our Board of Trustees consists of three members, two of whom are not “interested persons” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board of Trustees. These individuals are referred to as “Independent Trustees.” Our Board of Trustees elects the Fund’s executive officers, who serve at the discretion of the Board of Trustees.

Board of Trustees and Executive Officers

Trustees

Information regarding the Board of Trustees is as follows:

Name	Year of Birth	Position	Trustee Since
Interested Trustee:
Earl Hunt	1981	Chair of the Board, Trustee and Chief Executive Officer	2025
Independent Trustees:
Meredith Coffey	1968	Trustee	2025
Carl J. Rickertsen	1960	Trustee	2025

Each Trustee will hold office until his or her death, resignation, removal or disqualification. The address for each of our Trustees is c/o Apollo Origination II (UL) Capital Trust, 9 West 57th Street, New York, NY 10019.

Executive Officers

Information regarding the executive officers of the Fund that are not Trustees is as follows:

Name	Year of Birth	Position
John Rhee	1981	Chief Financial Officer and Treasurer
Kristin Hester	1980	Chief Legal Officer and Secretary
Ryan Del Giudice	1990	Chief Compliance Officer

Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

Trustees

Our Trustees have been divided into two groups—interested Trustees and Independent Trustees. An interested Trustee is an “interested person” as defined in Section 2(a)(19) of the 1940 Act. An Independent Trustee is a Trustee who is not an “interested person.”

Interested Trustee

Earl Hunt. Mr. Hunt is our Chief Executive Officer and Chairman of the Board of Trustees. Mr. Hunt has been with Apollo and/or its affiliates since 2021. Prior to joining Apollo, Mr. Hunt was a Partner in the Global Markets division at Goldman Sachs where he was responsible for strategic client coverage. He also served as a member of Goldman Sachs’ Partnership Committee and Global Markets Operating Committee. Previously, Mr. Hunt was co-head of U.S. Distressed and Par Loan sales at Goldman Sachs. Prior to joining Goldman Sachs in 2015, Mr. Hunt worked at Citi for 11 years, where he was a director in Leveraged Finance sales. Mr. Hunt is a member of the Board of Trustees of Brown University. Mr. Hunt earned a BA in Economics from Brown University.

Independent Trustees

Meredith Coffey. Ms. Coffey is a Trustee, a member of our Audit Committee and Chairperson of our Nominating and Governance Committee. From 2008 to 2023, Ms. Coffey was an Executive Vice President of the Loan Syndications and Trading Association (“LSTA”), and ran the Research Department and co-headed the LSTA’s regulatory and CLO efforts, which helped facilitate continued availability of credit and the efficiency of the loan market. In addition, Ms. Coffey headed efforts to analyze current and anticipated loan market developments, helping the LSTA build strategy and improve market efficiency, and providing commentary through weekly newsletters, periodic conferences and webcasts. Ms. Coffey and the analyst team also engaged market participants, press and regulators on issues and developments in the global loan market. Ms. Coffey has published analysis on the syndicated loan market in numerous books and periodicals, presented frequently, and has testified several times before Congress on issues pertaining to the loan and CLO markets. Prior to joining the LSTA, Ms. Coffey was Senior Vice President and Director of Analysis focusing on the loan and adjacent markets for Thomson Reuters LPC, working in and running loan research for 15 years. Ms. Coffey has a B.A. in Economics from Swarthmore College and a graduate degree in Economics from New York University.

Carl J. Rickertsen. Mr. Rickertsen is a Trustee, the Chairperson of our Audit Committee and a member of our Nominating and Governance Committee. Mr. Rickertsen is currently a Managing Partner of Pine Creek Partners, a private equity investment firm, a position he has held since January 2005. From January 1998 to January 2005, Mr. Rickertsen was Chief Operating Officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a Managing Partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen currently serves on the board of directors for MicroStrategy Incorporated, a publicly-traded software firm; Magnera Corporation, a global manufacturer of advanced nonwovens and specialty materials; and Hut 8 Corp., North America’s innovation-focused digital asset miner. He also currently serves on the Board of Directors for Apollo Debt Solutions BDC (“ADS”) and Apollo Diversified Credit Fund (“ADCF”), positions he has held since 2021 and 2022, respectively. Mr. Rickertsen formerly served on the board of directors for Apollo Senior Floating Rate Fund, Inc. (“AFT”) and Apollo Tactical Income Fund, Inc. (“AIF”) and was formerly a board member of the following publicly-traded companies: Berry Plastics Group, Inc., a leading provider of value-added plastic consumer packaging and engineered materials; Noranda Aluminum Holding Corporation, an integrated provider of value-added primary aluminum products and rolled aluminum coils, Convera Corporation, a search-engine software company; UAP Holding Corp., a distributor of agriculture products; and Homeland Security Capital Corporation, a specialized technology provider to government and commercial customers. Mr. Rickertsen received a BS from Stanford University and an MBA from Harvard Business School.

Executive Officers Who Are Not Trustees

John Rhee. Mr. Rhee joined Apollo in 2011 and currently serves as Principal. Prior to joining Apollo, Mr. Rhee was a manager in the Alternative Investments group at PricewaterhouseCoopers, LLP from 2006-2011. Mr. Rhee graduated magna cum laude from Baruch College with a BBA in Business Administration.

Kristin Hester. Ms. Hester has been with Apollo since 2015 and currently serves as General Counsel, Global Wealth for Apollo Global Management, Inc. Ms. Hester has served as Chief Legal Officer for ADS (2022 to present), MidCap Financial Investment Corporation (“MFIC”) (2022 to present), MidCap Apollo Institutional Private Lending (“MAIPL”) (2024 to present), ADCF (2022 to present), AFT (2022 to 2024), AIF (2022 to 2024), Apollo Diversified Real Estate Fund (“ADREF”) (2024 to present), Apollo S3 Private Markets Fund

(“ASPM”) (2023 to present), Apollo Origination II (UL) Capital Trust (“AOP II (UL)”) (2025 to present), and Redding Ridge Asset Management LLC (2022 to present). Prior to joining Apollo, Ms. Hester was associated with the law firms of Dechert LLP from 2009-2015 and Clifford Chance US LLP from 2006-2009. In each case she primarily advised U.S. registered investment companies, their investment advisers, and boards of directors on various matters under the 1940 Act. Ms. Hester received her JD from Duke University School of Law and graduated cum laude from Bucknell University with a BS in Business Administration.

Ryan Del Giudice. Mr. Del Giudice joined Apollo in 2022 and has served as Chief Compliance Officer for ADREF (2022 to present), ADCF (2022 to present), ADS (2022 to present), MFIC (2022 to present), MAIPL (2024 to present), ASPM (2024 to present), AOP II (UL) (2025 to present), AFT (2022 to 2024) and AIF (2022 to 2024). Before joining Apollo, Mr. Del Giudice was the Chief Compliance Officer and SVP of Operations for Griffin Capital’s interval fund platform and registered investment advisers subsidiaries from 2017 to 2022. Prior to that, Mr. Del Giudice was a Vice President at Cipperman Compliance Services (acquired by Foreside), a boutique compliance consulting firm, where he served as the Chief Compliance Officer and/or consultant for registered investment companies, business development companies and alternative asset managers. Mr. Del Giudice graduated from St. Joseph’s University with a BS in Business Administration and Finance.

Board Leadership Structure

Our business and affairs are managed under the direction of our Board of Trustees. Among other things, our Board of Trustees sets broad policies for us and approves the appointment of our investment adviser, administrator and officers. The role of our Board of Trustees, and of any individual Trustee, is one of oversight and not of management of our day-to-day affairs.

Under our Bylaws, our Board of Trustees may designate one of our Trustees as chairperson to preside over meetings of our Board of Trustees and meetings of shareholders, and to perform such other duties as may be assigned to him or her by our Board of Trustees. The Board of Trustees has appointed Earl Hunt to serve in the role of chairperson of the Board of Trustees. The chairperson’s role is to preside at all meetings of the Board of Trustees and of shareholders and to act as a liaison with the Adviser, counsel and other Trustees generally between meetings. The chairperson serves as a key point person for dealings between management and the Trustees. The chairperson also may perform such other functions as may be delegated by the Board of Trustees from time to time. The Board of Trustees reviews matters related to its leadership structure annually. The Board of Trustees has determined that its leadership structure is appropriate because it allows the Board of Trustees to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of Trustees and the full board in a manner that enhances effective oversight.

Our Board of Trustees believes that its leadership structure is the optimal structure for us at this time. Our Board of Trustees, which will review its leadership structure periodically as part of its annual self-assessment process, further believes that its structure is presently appropriate to enable it to exercise its oversight of us.

Board Role in Risk Oversight

Our Board of Trustees performs its risk oversight function primarily through (i) its standing committees, which report to the entire Board of Trustees and (ii) active monitoring of our Chief Compliance Officer and our compliance policies and procedures. Oversight of other risks is delegated to the committees.

Oversight of our investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of our investment activities. The Board of Trustees anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board of Trustee’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board of Trustees’ oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

We believe that the role of our Board of Trustees in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we are limited in our ability to enter into transactions with our affiliates, including investing in any portfolio company in which one of our affiliates currently has an investment.

Communications with Trustees

Shareholders and other interested parties may contact any member (or all members) of the Board of Trustees by mail. To communicate with the Board of Trustees, any individual Trustees or any group or committee of Trustees, correspondence should be addressed to the Board of Trustees or any such individual Trustees or group or committee of Trustees by either name or title. All such correspondence should be sent to c/o Apollo Origination II (UL) Capital Trust, 9 West 57th Street, New York, NY 10019.

Board Committees

Our Board of Trustees currently has two committees: an Audit Committee and a Nominating and Corporate Governance Committee. We do not have a compensation committee because our executive officers do not receive any direct compensation from us. Under the Declaration of Trust, the Fund is not required to hold annual meetings.

Audit Committee

The Audit Committee will operate pursuant to a charter approved by our Board of Trustees. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board of Trustees in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The Audit Committee is presently composed of two persons, including Meredith Coffey and Carl J. Rickertsen, all of whom are considered independent for purposes of the 1940 Act. Carl J. Rickertsen serves as the chair of the Audit Committee. Our Board of Trustees has determined that Carl J. Rickertsen qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will operate pursuant to a charter approved by our Board of Trustees. The charter sets forth the responsibilities of the Nominating and Corporate Governance Committee, including making nominations for the appointment or election of Independent Trustees. The Nominating and Corporate Governance Committee consists of two persons, including Meredith Coffey and Carl J. Rickertsen, all of whom are considered independent for purposes of the 1940 Act. Meredith Coffey serves as the chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider nominees to the Board of Trustees recommended by a shareholder, if such shareholder complies with the advance notice provisions of our Bylaws. Our Bylaws provide that a shareholder who wishes to nominate a person for election as a Trustee at a meeting of shareholders must deliver written notice to our Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the Bylaws. In order to be eligible to be a nominee for election as a Trustee by a shareholder, such potential nominee must deliver to our Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines.

ITEM 6.	EXECUTIVE COMPENSATION

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of our Adviser, which is also our Administrator, or its affiliates, pursuant to the terms of the Advisory Agreement and the Administration Agreement, as applicable. Our day-to-day investment operations will be managed by the Adviser. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Adviser or its affiliates.

For the avoidance of doubt, the Fund will bear its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of its officers who provide operational and administrative services under the Administration Agreement, their respective staffs and other professionals who provide services to the Fund (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Fund. The Fund reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Fund and in acting on behalf of the Fund). See “Item 1. Business—Management and Other Agreements—Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions, and Trustee Independence.”

Compensation of Trustees

No compensation is paid to our trustees who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act. We pay each Independent Trustee the following amounts for serving as a trustee:

•	a $70,000 annual retainer, paid quarterly, and $500 per Independent Trustee per each special telephonic meeting (exclusive of one special telephonic meeting per year); and

•	an additional fee of $15,750 per year for the chairperson of the Audit Committee.

We are also authorized to pay the reasonable out-of-pocket expenses of each Independent Trustee incurred by such trustee in connection with the fulfillment of his or her duties as an Independent Trustee.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

Advisory Agreement; Administration Agreement

We entered into the Advisory Agreement with the Adviser pursuant to which we will pay Management Fees to the Adviser and the Administration Agreement with the Administrator. In addition, pursuant to the Advisory Agreement and the Administration Agreement, we will reimburse the Adviser and Administrator for certain expenses as they occur. See “Item 1. Business—Management and Other Agreements— Advisory Agreement” and “Item 1. Business—Management and Other Agreements—Administration Agreement.” Each of the Advisory Agreement and the Administration Agreement has been approved by the Board of Trustees. Unless earlier terminated, each of the Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees, including a majority of Independent Trustees, or by the holders of a majority of our outstanding voting securities.

License Agreement

We entered into the License Agreement with Apollo IP Holdings, LLC pursuant to which Apollo IP Holdings, LLC has agreed to grant us a non-exclusive, royalty-free license to use the name “Apollo.” Under this agreement, we have the right to use the “Apollo” name, for so long as ACM or one of its affiliates remains our Adviser. Other than with respect to this limited license, we will have no legal right to the “Apollo” name. This license agreement remains in effect for so long as the Advisory Agreement with our Adviser is in effect.

Trustee Independence

For information regarding the independence of our trustees, see “Item 5. Trustees and Executive Officers.”

ITEM 8.	LEGAL PROCEEDINGS

From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

We have offered and sold our Common Shares in the Private Offering in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. There is no public market for our Common Shares currently, nor do we expect one to develop. Because our Common Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Common Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (1) our consent is granted, and (2) the Common Shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Common Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Common Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Common Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

The Fund’s common shareholders are entitled to one vote for each Common Share held on all matters submitted to a vote of shareholders, and to receive distributions declared by the Board. The rights of common shareholders are subject to the Declaration of Trust and the Bylaws. Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Common Shares.

Valuation of Portfolio Securities

We will determine the per share NAV at least quarterly and as necessary for each Drawdown Purchase, which will be subject to the limitations of Section 23(b) under the 1940 Act (which generally prohibits us from issuing Common Shares at a price below the then-current net asset value of the Common Shares as determined within 48 hours, excluding Sundays and holidays, of such issuance (taking into account any investment valuation adjustments from the latest quarterly valuation date in accordance with the Fund’s valuation policy), subject to certain exceptions). The per share NAV of our outstanding Common Shares is determined by dividing the value of our total assets minus our liabilities by the total number of our shares outstanding.

In calculating the value of our total assets, we value investments for which market quotations are readily available at such market quotations if they are deemed to represent fair value. Debt and equity securities that are not publicly traded or whose market price is not readily available or whose market quotations are not deemed to represent fair value are valued at fair value as determined in good faith by or under the direction of our Board of Trustees. Market quotations may be deemed not to represent fair value in certain circumstances where the Adviser reasonably believes that facts and circumstances applicable to an issuer, a seller or purchaser or the market for a particular security causes current market quotes not to reflect the fair value of the security. Examples of these events could include cases in which material events are announced after the close of the market on which a security is primarily traded, when a security trades infrequently causing a quoted purchase or sale price to become stale or in the event of a “fire sale” by a distressed seller.

If and when market quotations are deemed not to represent fair value, we typically utilize independent third party valuation firms to assist us in determining fair value. Accordingly, such investments go through our multi- step valuation process as described below. In each case, our independent valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such Level 3 categorized assets.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our Board of Trustees has approved a multi-step valuation process each quarter, as described below:

1.

Independent valuation firms engaged conduct independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engaged during a particular quarter, the valuation may be conducted by the Adviser;

2.	At least each quarter, the valuation will be reassessed and updated by the Adviser or an independent valuation firm to reflect company specific events and latest market data;

3.	Preliminary valuation conclusions are then documented and discussed with senior management of our Adviser;

4.	The Adviser discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm; and

5.

For Level 3 investments entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

Investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in fair value pricing our investments include, as relevant:

•	available current market data, including relevant and applicable market trading and transaction comparables,

•	applicable market yields and multiples,

•	security covenants,

•	seniority of investments in the investee company’s capital structure,

•	call protection provisions,

•	information rights,

•	the nature and realizable value of any collateral,

•	the portfolio company’s ability to make payments,

•	its earnings and discounted cash flows,

•	the markets in which the portfolio company does business,

•	comparisons of financial ratios of peer companies that are public,

•	M&A comparables,

•	our principal market (as the reporting entity) and

•	enterprise values, among other factors.

Investments determined by these valuation procedures to have a fair value of less than $1 million during the prior fiscal quarter may be valued based on inputs identified by the Investment Adviser without the necessity of obtaining valuation from an independent valuation firm, if once annually an independent valuation firm using the procedures described herein provides valuation analysis.

Determination of fair values involves subjective judgments and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements incorporated by reference in this Registration Statement, refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

As part of its oversight, our Board of Trustees reviews the valuations of our portfolio investments quarterly and, no less frequently than annually, the adequacy of our policies and procedures regarding valuations and the effectiveness of their implementation.

Dividend Policy

To obtain and maintain our RIC tax status, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes of an amount equal to at least 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains reduced by deductible expenses) and 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to shareholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:

•	98% of our ordinary net income for the calendar year, excluding ordinary gains and losses, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•	100% of any income or gains recognized, but not distributed in preceding years.

While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We generally expect to distribute substantially all of our earnings on a quarterly basis. One or more of the considerations described below, however, could result in the deferral of dividend distributions until the end of the fiscal year:

We may make investments that are subject to tax rules that require us to include amounts in our income before we receive cash corresponding to that income or that defer or limit our ability to claim the benefit of deductions or losses. For example, if we hold securities issued with original issue discount, that original issue discount may be accrued in income before we receive any corresponding cash payments. Similarly, the terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In cases where our taxable income exceeds our available cash flow, we will need to fund distributions with the proceeds of sale of securities or with borrowed money, and may raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where we are required to recognize income before or without receiving cash representing such income), we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

If in any particular taxable year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and distributions will be taxable to our shareholders as ordinary dividends to the extent of our current or accumulated earnings and profits, and distributions would not be required. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis, and any remaining distributions would be treated as capital gain. If we fail to qualify as a RIC for a period greater than two consecutive taxable years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of the taxable year) that we elect to recognize on requalification or when recognized over the next five years.

In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the conditions necessary to pass through to our shareholders their share of the foreign taxes paid by us.

Reports to Shareholders

The Fund will furnish to shareholders as soon as commercially practicable after the end of each taxable year and each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.

Annual and quarterly reports, including audited financial statements filed with the SEC, will be made available to investors.

Depending on legal requirements, the Fund may provide this information to shareholders via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about the Fund will also be available on the SEC’s website at www.sec.gov.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

On December 31, 2024, Apollo Capital Management, L.P. purchased 60 Common Shares for an aggregate purchase price of $1,500.00, at a price of $25.00 per share, as our initial capital. In connection with the Merger, these 60 Common Shares were cancelled on January 24, 2025. Further, on January 24, 2025, we issued 1 Common Share, which was reclassified into 18,310,208 Common Shares on January 27, 2025 following the Investment Portfolio HoldCo Transfer. Also, on January 21, 2025, we entered into a subscription agreement with an investor for $800 million in Capital Commitments, providing for the private placement of our Common Shares. Further, as of August 11, 2025, the Fund issued 2,264,885 Common Shares pursuant to Capital Calls for an aggregate purchase price of $58,000,000.

Each purchaser of Common Shares in the Private Offering will be required to represent that it is: (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Common Shares sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act; and (ii) is acquiring the Common Shares purchased by it for investment and not with a view to resale or distribution. We did not engage in general solicitation or advertising with regard to the private placement and did not offer securities to the public in connection with such issuance and sale.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of our Common Shares

General

The terms of the Declaration of Trust authorize an unlimited number of Common Shares, 20,575,093 of which is outstanding as of the date of this Registration Statement. There is currently no market for the Common Shares, and there can be no assurance that a market for the Common Shares will develop in the future.

Common Shares

Under the terms of the Fund’s Declaration of Trust, all Common Shares, when they are issued in accordance with the terms of the Declaration of Trust, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to shareholders if, as and when authorized by the Board of Trustees and declared by the Fund out of funds legally available therefore. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified shares, the Common Shares will have no preemptive, exchange, conversion, appraisal or redemption rights. In the event of liquidation, dissolution or winding up, each of the Common Shares would be entitled to share pro rata in all of the Fund’s assets that are legally available for distribution after the Fund pays all debts and other liabilities. Subject to the rights of holders of any other class or series of shares, each whole share of the Common Shares will be entitled to one vote (and each fractional share of the Common Shares will be entitled to a proportionate fractional vote) on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified shares, the shareholders shall have no power to vote on any matter except matters on which a vote of shareholders is required by the 1940 Act, the Declaration of Trust or resolution of the Trustees. There will be no cumulative voting in the election or removal of Trustees. Each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election. Pursuant to, and in accordance with, the Fund’s Declaration of Trust, the Fund’s Board of Trustees may amend the Declaration of Trust to alter the vote required to elect trustees.

Transfer and Resale Restrictions

To the fullest extent permitted by law, shareholders may not make any Transfer of their Common Shares unless (i) the Adviser, in its sole discretion, gives its consent and, if required by our lending arrangements, our lenders give consent and (ii) the Transfer is made in accordance with applicable securities laws. In addition, shareholders may not Transfer, including pursuant to any tender offer by the Fund, any of their Shares prior to the expiration of their Commitment Period. No Transfer will be effectuated except by registration of the Transfer on our books. Each transferee must agree to be bound by these restrictions and all other obligations as a shareholder.

Redemptions by the Fund

Each Common Share is subject to redemption (out of the assets of the Fund) by the Fund at the redemption price equal to the then-current per share NAV of the Fund determined in accordance with the Declaration of Trust at any time if the Trustees determine in their sole discretion that a shareholder has breached any of its representations or warranties contained in such shareholder’s Subscription Agreement with the Fund, and upon such redemption the holders of the Common Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We are a Delaware statutory trust and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, the purpose of the Fund is to conduct, operate and carry on the business of a BDC within the meaning of the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Fund to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a BDC regulated under the 1940 Act and which may be engaged in or carried on by a statutory trust organized under the Delaware Statutory Trust Statute, and in connection therewith the Fund shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

Agreement to be Bound by the Declaration of Trust; Power of Attorney

By subscribing for the Common Shares, investors will be deemed to have agreed to be bound by the terms of the Declaration of Trust. Pursuant to the Declaration of Trust, each shareholder and each person who acquires Common Shares from a shareholder grants to the Trustees and the officers of the Fund (and any substitute or successor Trustees or any substitute or successor officer of the Fund) (and, if appointed, any liquidator of the Fund) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Board of Trustees the authority to make certain amendments to, and to make consents and waivers under and in accordance with, the Declaration of Trust.

Action by Shareholders

The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Fund is not required to hold annual meetings and does not intend to do so. Special meetings called by the Trustees will be limited to the purposes for any such special meeting set forth in the notice thereof. Special meetings shall be called by any Trustee for any proper purpose upon written request of shareholders of the Fund holding in the aggregate not less than thirty-three and one-third percent (33 1/3%) of the outstanding Common Shares of the Fund, such request specifying the purpose or purposes for which such meeting is to be called, provided that in the case of a meeting called by any Trustee at the request of shareholders for the purpose of electing Trustees or removing the Adviser, written request of shareholders of the Fund holding in the aggregate not less than fifty-one percent (51%) of the outstanding Common Shares of the Fund or class or series of Common Shares having voting rights on the matter shall be required. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting.

A Trustee may be removed for cause only by action taken by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an “interested person” as defined in the 1940 Act, a majority of the remaining Trustees that are not “interested persons” as defined in the 1940 Act) and by the holders of at least a majority of the Common Shares then entitled to vote in an election of such Trustee.

Amendment of the Declaration of Trust; No Approval by Shareholders

The Trustees may, without shareholder vote, amend or otherwise supplement the Declaration of Trust. Shareholders shall only have the right to vote: (i) on any amendment to the amendment provision of the Declaration of Trust, (ii) on any amendment that would adversely affect the powers, preferences or special rights of the Common Shares as determined by the Trustees in good faith and (iii) on any amendment submitted to them by the Trustees. A proposed amendment to the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees present (a quorum being present) at a meeting for adoption or, without a meeting, written consent to the amendment by the number of Trustees required for approval at a meeting of the Trustees at which all of the Trustees are present and voted.

Merger, Conversion, Sale or Other Disposition of Assets

The Board of Trustees may, without the approval of holders of our outstanding Common Shares, cause us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approve on our behalf the sale, exchange or other disposition of all or substantially all of our assets. The Board of Trustees also may, without the approval of holders of our outstanding Common Shares, cause and approve a merger, conversion or other reorganization of the Fund. The Board of Trustees may also cause the sale of all or substantially all of our assets under a foreclosure or other realization without shareholder approval. Shareholders are not entitled to dissenters’ rights of appraisal under the Declaration of Trust or applicable Delaware law in the event of a merger, conversion or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event. Notwithstanding the foregoing, shareholders will be given an opportunity to vote on such a transaction if required by the 1940 Act or if such a transaction is otherwise reasonably anticipated to result in a material dilution of the per share NAV of the Fund.

Derivative Actions

No person, other than a Trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed; and a demand on the Board of Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board of Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. For purposes of this paragraph, the Board of Trustees may designate a committee of one or more Trustees to consider a shareholder demand.

Except for claims arising under the U.S. federal securities laws, including, without limitation, the 1940 Act, all suits, claims or other actions (collectively, “claims”) under the applicable law (i) must be brought as derivative claims, (ii) holders of at least 10% of the outstanding Common Shares, as disclosed in our Declaration of Trust, must join in the bringing of such action, and (iii) the Board of Trustees shall be entitled to retain counsel and other advisers in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such counsel and advisers in the event that the Board of Trustees determines not to bring such action, each shareholder agrees that any claim that affects all shareholders of the Fund or any series or class equally, that is, proportionately based on their number of Common Shares in the Fund or in such series of class, must be brought as a derivative claim subject to the derivative actions section of the Declaration of Trust irrespective of whether such claim involves a violation of the shareholder’s rights under the Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

Exclusive Delaware Jurisdiction

Each Trustee, each officer and, except as otherwise agreed in writing by the Fund, the Adviser and/or affiliates of the Adviser, each person legally or beneficially owning a Common Share or an interest in a Common

Share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Statutory Trust Statute, the Declaration of Trust or the Bylaws of the Fund (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust or the Bylaws of the Fund, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the shareholders or the Board of Trustees, or of officers or the Board of Trustees to the Fund, to the shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board of Trustees or the shareholders, or (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Statute, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute, the Declaration of Trust or the Bylaws of the Fund relating in any way to the Fund (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; provided, however, that the Federal District Courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1940 Act, the Securities Act, and the Exchange Act, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices under the Declaration of Trust, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with U.S. GAAP.

ITEM 12.	INDEMNIFICATION OF TRUSTEES AND OFFICERS

The Declaration of Trust provides that, to the fullest extent permitted by applicable law, none of the Fund’s officers, trustees or employees (each, an “Indemnified Person”) will be liable to the Fund or to any shareholder for any act or omission performed or omitted by any such Indemnified Person (including any acts or omissions of or by another Indemnified Person), in the absence of willful misfeasance, gross negligence, bad faith, reckless disregard of the duties involved in the conduct of such Indemnified Person’s respective position or criminal wrongdoing on its part (“Indemnified Person Disabling Conduct”).

The Fund will indemnify each Indemnified Person for any loss or damage incurred by it in connection with any matter arising out of, or in connection with, the Fund, including the operations of the Fund and the offering of Common Shares, except for losses incurred by an Indemnified Person arising solely from the Indemnified Person’s own Indemnified Person Disabling Conduct.

Under the indemnification provision of the Declaration of Trust, expenses (including attorneys’ fees) incurred by each Indemnified Person in defending any action, suit or proceeding for which they may be entitled to indemnification shall be paid in advance of the final disposition of the action, suit or proceeding. However, any such indemnification or payment or reimbursement of expenses will be subject to the applicable requirements of the 1940 Act.

So long as the Fund is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith or gross negligence. In addition, the Fund has obtained liability insurance for its officers and trustees.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statements attached to this Registration Statement.

Apollo Origination II (UL) Capital Trust

Apollo Origination Partnership II (Unlevered), L.P.

*	AOP II Intermediate Holdings (DC I), LLC held the Investment Portfolio on December 31, 2024 prior to the Investment Portfolio HoldCo Transfer.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

Exhibit Index

3.1	Amended and Restated Agreement and Declaration of Trust(1)

3.2	Bylaws(1)

4.1	Form of Subscription Agreement(1)

10.1	Advisory Agreement(1)

10.2	Administration Agreement(1)

10.3	License Agreement(1)

10.4	Custody Agreement(2)

14.1	Fund Code of Ethics(1)

14.2	Adviser Code of Ethics(1)

(1)	Incorporated by reference to the Fund’s Registration Statement on Form 10 (File No. 000-56723), filed on January 28, 2025.
(2)	Incorporated by reference to Amendment No. 1 to the Fund’s Registration Statement on Form 10 (File No. 000-56723), filed on March 27, 2025.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

By:	/s/ Earl Hunt
Name:	Earl Hunt
Title:	Chief Executive Officer

Date: September 9, 2025

Apollo Origination II (UL) Capital Trust

Financial Statements

As of and for the Period from June 26, 2024 (Inception Date) to December 31, 2024

Apollo Origination II (UL) Capital Trust

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Trustees of Apollo Origination II (UL) Capital Trust:

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Apollo Origination II (UL) Capital Trust (the “Company”) as of December 31, 2024, the related statement of operations for the period from June 26, 2024 (Inception Date) through December 31, 2024, and the related notes (referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the related results of operations for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York

March 7, 2025

We have served as the auditor of the Company since 2024.

Apollo Origination II (UL) Capital Trust

Statement of Assets and Liabilities

December 31, 2024

Assets:
Cash and cash equivalents	$1,500

Total Assets	1,500

Liabilities:
Professional fees payable	65,000
Accrued organizational costs	20,288
Administration fees payable	7,500

Total Liabilities	92,788

Net Assets	$(91,288)

See accompanying Notes to Financial Statements.

Apollo Origination II (UL) Capital Trust

Statement of Operations

For the Period from June 26, 2024 (Inception Date) to December 31, 2024

Expenses:
Professional fees	$65,000
Organizational costs	20,288
Administration fees	7,500

Net Expenses	$92,788

Net Investment Income/(Loss)	$(92,788)

See accompanying Notes to Financial Statements.

Apollo Origination II (UL) Capital Trust

Notes to Financial Statements

December 31, 2024

Note 1 - Organization

Apollo Origination II (UL) Capital Trust (the “Company,” “AOP II,” “we,” “us,” or “our”), a Delaware statutory trust formed on June 26, 2024, is a closed-end, externally managed, non-diversified management investment company that intends to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). The Company intends to elect to be treated for federal income tax purposes, and intends to qualify annually thereafter, as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As of December 31, 2024, the Company had not commenced its investing activities.

Apollo Credit Management, LLC (the “Adviser”) intends to be our investment adviser and is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“AGM”). The Adviser, subject to the overall supervision of our Board of Trustees (the “Board of Trustees”), manages the day-to-day operations of the Company and will provide investment advisory services to the Company.

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company expects to invest, directly or indirectly, globally across private credit opportunities, primarily investing in certain originated, secured loans or similar financial instruments, including bonds, debentures and other debt securities, made to or issued by corporate borrowers and issuers that generally generate on an annual basis $100 million or greater in earnings before interest, taxes, depreciation and amortization (“EBITDA”), and, to the extent applicable, equity-kickers or similar financial instruments issued, received or otherwise purchased in connection with such investment opportunities.

On December 31, 2024, Apollo Capital Management, L.P. purchased 60 common shares of the Company for an aggregate purchase price of $1,500.00, at a price of $25.00 per share.

Note 2 - Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Company in preparation of its financial statements. The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is considered an investment company and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services – Investment Companies.

Use of Estimates - The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents consists of monies held on deposit with JPMorgan Chase & Co., who serves as the Company’s custodian. The Company does not hold any restricted cash or cash equivalents as of December 31, 2024. At certain times, cash may exceed the insurance limit guaranteed by the Federal Deposit Insurance Corporation and could expose the Company to credit risk.

Federal Income Taxes - The Company intends to make an election to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. No provision for U.S. federal income or excise taxes has been made in the accompanying financial statements.

Apollo Origination II (UL) Capital Trust

Notes to Financial Statements

December 31, 2024

Expense Recognition - Expenses are recognized on an accrual basis.

Organizational Costs - Organizational expenses are expensed as incurred. Organizational expenses consist of costs incurred to establish the Company and enable it legally to do business. For the period from June 26, 2024 (Inception Date) to December 31, 2024, the Company incurred organizational expenses totaling $20,288.

Note 3 - Commitments and Contingencies

From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of business. As of December 31, 2024, the Company was not subject to any material litigation nor was the Company aware of any material litigation threatened against it.

Note 4 - Indemnification

In the normal course of business, the Company enters into contracts that contain a variety of representations which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred.

Note 5 - Subsequent Events

Reorganization

On January 21, 2025, the Company, entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”), with AOP II Capital Trust Two (“AOP II Capital Trust Two”), a Delaware statutory trust and a wholly-owned subsidiary of Apollo Origination Partnership II (Unlevered AIV), L.P., a Cayman Islands exempted limited partnership (“Parent”), and certain other parties thereto. The Board of Trustees approved the Reorganization Agreement and the transactions contemplated thereby, including the Merger and the Investment Portfolio HoldCo Transfer (as described below).

On January 24, 2025, pursuant to the terms of the Reorganization Agreement, the Company merged with AOP II Capital Trust Two, with the Company continuing as the surviving company and as a wholly-owned subsidiary of Parent (the “Merger”).

On January 27, 2025, pursuant to the terms of the Reorganization Agreement, the Company acquired all of the membership interests of AOP II Origination Holdings (UL), LLC, a Delaware limited liability company that held an investment portfolio (the “Investment Portfolio HoldCo”) directly and indirectly via its ownership of AOP II Investment Holdings (UL DC), LLC, a Delaware limited liability company, from AOP II Intermediate Holdings (DC I), LLC, a Delaware limited liability company (the “Intermediate HoldCo”). The investment portfolio of Intermediate Holdco with a Net Asset value of $458 million, which included $422 million of investments. In conjunction with this transaction, the Company issued 18,310,208 shares to the Parent. The Investment Portfolio HoldCo Transfer did not result in the acquisition of all or substantially all Intermediate HoldCo’s assets.

Subsequent Filings

On January 27, 2025, in conjunction with the execution of the transfer of assets, the Company elected to be regulated as a BDC and filed a registration statement on Form 10 with the SEC. The Company also filed a Form 8832 with the IRS, which allowed the Company to elect treatment as a Corporation for U.S. Federal Income Tax purposes.

Apollo Origination II (UL) Capital Trust

Notes to Financial Statements

December 31, 2024

Advisory Agreement

On January 21, 2025, we entered into an advisory agreement with ACM (the “Advisory Agreement”), pursuant to which the Adviser provides investment advisory services to the Company. The Adviser’s services under the Advisory Agreement are not exclusive, and the Adviser is free to furnish similar or other services to others so long as its services to us are not impaired. Under the terms of the Advisory Agreement, we will pay the Adviser a base management fee (the “Management Fee”).

Base Management Fee

The Management Fee is accrued monthly and paid quarterly in arrears at an annual rate of 0.70% of the Company’s net assets as of the beginning of the first business day of the applicable month.

For these purposes, “net assets” means the Company’s total assets less liabilities determined on a consolidated basis in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). For the first calendar quarter in which the Company has operations, net assets will be measured as the average of net assets (i) at the date the Company first delivers a drawdown notice to its investors and (ii) at the end of such first calendar quarter.

Administration Agreement

On January 21, 2025, we entered into an administration agreement with ACM (the “Administration Agreement”), our Administrator. The Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC, preparing materials and coordinating meetings of our Board of Trustees, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.

Management has evaluated the impact of subsequent events on the Company through March 7, 2025, the date the financial statements were issued and has determined that there were no additional subsequent events that would require disclosure in or adjustments to the financial statements.

PART I. FINANCIAL INFORMATION

In this report, the terms the “Company,” “we,” “us” and “our” refer to Apollo Origination II (UL) Capital Trust unless the context specifically states otherwise.

Item 1. Consolidated Financial Statements

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost - $499,937 and $0 at June 30, 2025 and December 31, 2024, respectively)	$499,809		$—
Cash and cash equivalents	16,270		2
Receivable for investments sold	3,051		—
Interest receivable	3,261		—
Other assets	79		—

Total Assets	$522,470		$2

Liabilities
Payable for investments purchased	685		—
Administration fees payable	239		8
Professional fees payable	—		65
Management fees payable	999		—
Accrued organizational costs	14		20
Other liabilities and accrued expenses	266		—

Total Liabilities	$2,203		$93

Commitments and contingencies (Note 6)
Total Net Assets	$520,267		$(91)

Net Assets
Common stock, $0.001 par value (Unlimited shares authorized; 20,004,751 and 60 shares issued and outstanding, respectively)	$20		$0 *
Capital in excess of par value	500,736		2
Accumulated distributed earnings (losses)	19,511		(93)

Total Net Assets	$520,267		$(91)

Net Asset Value Per Share	$26.01	$	N/A

*	Rounded value

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,	Six Months Ended June 30,
	2025	2025
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding payment-in-kind (“PIK”) interest income)	$11,757	$20,564
PIK interest income	272	348
Dividend income	212	438
Other income	247	404

Total Investment Income	$12,488	$21,754

Expenses
Management fees	$966	$1,568
Administration fees	162	286
Trustee fees	16	68
Other general and administrative expenses	450	618
Organizational fees	47	107

Total Expenses	1,641	2,647

Net Investment Income	$10,847	$19,107

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$546	$619
Foreign currency transactions	—	(14)

Net realized gains (losses)	546	605

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(153)	(129)
Foreign currency translations	20	20

Net change in unrealized gains (losses)	(133)	(109)

Net Realized and Change in Unrealized Gains (Losses)	$413	$496

Net Increase (Decrease) in Net Assets Resulting from Operations	$11,260	$19,603

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (Unaudited)

(In thousands, except share data)

	Three Months Ended June 30,	Six Months Ended June 30,
	2025	2025
Operations
Net investment income	$10,847	$19,107
Net realized gains (losses)	546	605
Net change in unrealized gains (losses)	(133)	(109)

Net Increase (Decrease) in Net Assets Resulting from Operations	$11,260	$19,603

Capital Share Transactions
Net proceeds from the issuance of common shares	$—	$500,755

Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions	$—	$500,755

Net Assets
Net increase (decrease) in net assets during the period	$11,260	$520,358
Net assets at beginning of period	509,007	(91)

Net Assets at End of Period	$520,267	$520,267

Capital Share Activity
Shares issued during the period	—	20,004,751
Shares extinguished during the period	—	(60)
Shares issued and outstanding at beginning of period	20,004,751	60

Shares Issued and Outstanding at End of Period	20,004,751	20,004,751

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

Six Months Ended June 30,
2025
Operating Activities
Net increase (decrease) in net assets resulting from operations	$19,603
Net realized (gains) losses	(605)
Net change in unrealized (gains) losses	109
PIK interest capitalized	301
Purchase of investments	(509,919)
Proceeds from sale of investments and principal repayments	10,303
Changes in operating assets and liabilities:
Decrease (increase) in receivable for investments sold	(3,051)
Decrease (increase) in interest receivable	(3,261)
Decrease (increase) in other assets	(79)
Increase (decrease) in administration fees payable	231
Increase (decrease) in management fees payable	999
Increase (decrease) in payable for investments purchased	685
Increase (decrease) in professional fees payable	(65)
Increase (decrease) in accrued organizational costs	(6)
Increase (decrease) in other liabilities and accrued expenses	266

Net Cash Used in/Provided by Operating Activities	$(484,489)

Financing Activities
Proceeds from issuance of common shares	$500,755
Proceeds from extinguishment of common shares	2

Net Cash Used in/Provided by Financing Activities	$500,757

Cash, Cash Equivalents
Net increase (decrease) in cash, cash equivalents during the period	$16,268
Cash, cash equivalents at beginning of period	2

Cash, Cash Equivalents and Foreign Currencies at the End of Period	$16,270

Non-Cash Activity
PIK income	$348

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(17)	Fair Value(1)(2)(18)
Aerospace & Defense
MRO Holdings
MRO Holdings, Inc.
	First Lien Secured Debt - Term Loan	S+450, 0.50% Floor	4/28/2032	$20,455	$20,711	$20,455	(7)(11)

			Total Aerospace & Defense		$20,711	$20,455

Automobile Components
Clarience Technologies
Truck-Lite Co., LLC
	First Lien Secured Debt - Term Loan	S+575, 0.75% Floor	2/13/2032	$9,465	$9,537	$9,370	(7)
	First Lien Secured Debt - Delayed Draw	S+575, 0.75% Floor	2/13/2032	4,095	(46)	(41)	(7)(13)(14)(16)
	First Lien Secured Debt - Revolver	S+575, 0.75% Floor	2/13/2031	942	8	(9)	(7)(13)(14)(16)

			Total Automobile Components		$9,499	$9,320

Building Products
US LBM
LBM Acquisition, LLC
	First Lien Secured Debt - Term Loan	S+385, 0.75% Floor	12/17/2027	$291	$291	$287	(4)(7)

			Total Building Products		$291	$287

Commercial Services & Supplies
AVI-SPL
A&V Holdings Midco, LLC
	First Lien Secured Debt - Term Loan	S+500, 0.00% Floor	6/6/2031	$14,245	$14,052	$14,050	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+500, 0.00% Floor	6/6/2031	2,922	(32)	(40)	(7)(11)(13)(14)(16)
	First Lien Secured Debt - Revolver	S+500, 0.00% Floor	6/6/2031	1,490	—	—	(7)(11)(14)(16)

					14,020	14,010
Encore
AVSC Holding Corp.
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	12/5/2031	19,748	19,371	19,501	(7)(11)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	12/5/2029	2,118	(39)	(26)	(7)(11)(13)(14)(16)

					19,332	19,475

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(17)	Fair Value(1)(2)(18)
Heritage Environmental Services
Heritage Environmental Services, Inc.
	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	1/31/2031	5,086	5,129	5,125	(7)(11)
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	1/31/2031	1,260	1,254	1,241	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	1/31/2031	671	(3)	(10)	(7)(11)(13)(14)(16)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	1/31/2030	112	—	—	(7)(11)(14)(16)
	First Lien Secured Debt - Revolver	S+550, 4.50% Floor	1/31/2030	706	1	—	(7)(11)(14)(16)

					6,381	6,356
R.R. Donnelley
R. R. Donnelley & Sons Company
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	8/8/2029	21,451	21,030	21,022	(6)(7)(11)

					21,030	21,022

			Total Commercial Services & Supplies		$60,763	$60,863

Communications Equipment
CommScope
Commscope, LLC
	First Lien Secured Debt - Term Loan	S+525, 2.00% Floor	12/17/2029	$9,442	$9,678	$9,571	(4)(7)(11)(12)
	First Lien Secured Debt - Corporate Bond	9.50%	12/15/2031	785	859	822	(11)(12)

			Total Communications Equipment		$10,537	$10,393

Construction & Engineering
ASC Engineered Solutions
Fire Flow Intermediate Corporation
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	7/10/2031	$14,538	$14,472	$14,283	(7)

			Total Construction & Engineering		$14,472	$14,283

Consumer Finance
LendingTree
LendingTree, Inc.
	First Lien Secured Debt - Term Loan	S+575, 1.50% Floor	3/27/2031	$6,563	$6,577	$6,563	(7)(11)(12)
	First Lien Secured Debt - Delayed Draw	S+575, 1.50% Floor	3/27/2031	2,921	2,926	2,921	(7)(11)(12)

			Total Consumer Finance		$9,503	$9,484

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)		Cost(17)	Fair Value(1)(2)(18)
Consumer Staples Distribution & Retail
Protein for Pets
Protein For Pets Opco, LLC
	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	9/20/2030		$4,454	$4,381	$4,376	(7)(11)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	9/20/2030		469	119	118	(7)(11)(14)(16)

						4,500	4,494
Rise Baking
Viking Baked Goods Acquisition Corporation
	First Lien Secured Debt - Term Loan	S+500, 0.00% Floor	11/4/2031		12,212	12,037	11,967	(7)(11)

						12,037	11,967

			Total Consumer Staples Distribution & Retail			$16,537	$16,461

Financial Services
Jensen Hughes
Jensen Hughes, Inc
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	9/1/2031		$8,003	$7,889	$7,903	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	9/1/2031		2,783	(40)	(35)	(7)(11)(13)(14)(16)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	9/1/2031		903	(13)	(11)	(7)(11)(13)(14)(16)

						7,836	7,857
Wealth Enhancement Group
Wealth Enhancement Group, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	10/2/2028		20,943	6,995	6,989	(7)(14)(16)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	10/2/2028		518	(2)	(2)	(7)(13)(14)(16)

						6,993	6,987

			Total Financial Services			$14,829	$14,844

Health Care Equipment & Supplies
Vantive
Spruce Bidco II Inc.
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	1/30/2032		$5,546	$5,466	$5,463	(7)(11)
	First Lien Secured Debt - Term Loan	C+500, 0.75% Floor	1/30/2032	C$	1,004	688	727	(3)(8)(11)

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(17)	Fair Value(1)(2)(18)
	First Lien Secured Debt - Term Loan	T+525, 0.75% Floor	1/30/2032	¥107,358	706	734	(3)(9)(11)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	1/31/2032	1,250	(18)	(19)	(7)(11)(13)(14)(16)

					6,842	6,905
Zeus
Zeus Company LLC
	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	2/28/2031	3,492	3,530	3,500	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+550, 0.75% Floor	2/28/2031	656	334	329	(7)(11)(14)(16)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	2/28/2030	492	1	—	(7)(11)(14)(16)

					3,865	3,829

			Total Health Care Equipment & Supplies		$10,707	$10,734

Health Care Providers & Services
Advarra
Advarra Holdings, Inc.
	First Lien Secured Debt - Term Loan	S+450, 0.75% Floor	9/15/2031	$5,062	$5,038	$5,088	(7)(11)
	First Lien Secured Debt - Term Loan	S+450, 1.00% Floor	9/15/2031	12,587	12,524	12,650	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+450, 0.75% Floor	9/15/2031	1,166	(5)	6	(7)(11)(14)(16)

					17,557	17,744
Omega Healthcare
OMH-Healthedge Holdings, Inc.
	First Lien Secured Debt - Term Loan	S+450, 1.00% Floor	4/1/2030	13,169	13,317	13,104	(7)(11)
	First Lien Secured Debt - Revolver	S+450, 1.00% Floor	4/1/2030	1,441	16	(7)	(7)(11)(13)(14)(16)

					13,333	13,097
Tivity Health
Tivity Health, Inc.
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	6/28/2029	14,464	14,537	14,464	(7)

					14,537	14,464

			Total Health Care Providers & Services		$45,427	$45,305

Health Care Technology
Suvoda
Goldeneye Parent, LLC
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	3/31/2032	$11,486	$11,430	$11,429	(7)(11)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	3/31/2032	1,663	(8)	(8)	(7)(11)(13)(14)(16)

			Total Health Care Technology		$11,422	$11,421

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(17)	Fair Value(1)(2)(18)
Household Durables
Polywood
Poly-Wood, LLC
	First Lien Secured Debt - Term Loan	S+488, 1.00% Floor	3/20/2030	$12,014	$12,012	$11,893	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+575, 1.00% Floor	3/20/2030	1,793	3	(18)	(7)(11)(13)(14)(16)
	First Lien Secured Debt - Revolver	S+488, 1.00% Floor	3/20/2030	1,793	3	(18)	(7)(11)(13)(14)(16)

			Total Household Durables		$12,017	$11,857

Insurance
Higginbotham
Higginbotham Insurance Agency, Inc.
	First Lien Secured Debt - Delayed Draw	S+475, 1.00% Floor	11/24/2028	$1,456	$743	$742	(7)(14)(16)
	Preferred Equity - Cumulative Preferred	Equity	12/10/2124	15	15	15

					758	757
Hilb Group
Thg Acquisition, LLC
	First Lien Secured Debt - Term Loan	S+450, 0.75% Floor	10/31/2031	6,334	6,274	6,287	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+450, 0.75% Floor	10/31/2031	1,416	32	35	(7)(11)(14)(16)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/31/2031	708	46	47	(7)(11)(14)(16)

					6,352	6,369
Safe-Guard
SG Acquisition, Inc.
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	4/3/2030	11,472	11,481	11,472	(7)(11)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	4/3/2030	1,133	1	(6)	(7)(11)(13)(14)(16)

					11,482	11,466

			Total Insurance		$18,592	$18,592

IT Services
Vensure
Vensure Employer Services, Inc.
	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	9/27/2031	$13,181	$13,073	$13,049	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+500, 0.50% Floor	9/27/2031	2,488	200	198	(7)(11)(14)(16)

			Total IT Services		$13,273	$13,247

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(17)	Fair Value(1)(2)(18)
Life Sciences Tools & Services
Curia
Curia Global, Inc.
	First Lien Secured Debt - Term Loan	S+300 Cash plus 3.25% PIK	12/6/2029	$20,021	$19,543	$19,671	(7)(11)

					19,543	19,671
Cambrex
Cambrex Corp.
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	3/5/2032	9,133	9,045	9,041	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	3/6/2032	1,363	(13)	(7)	(7)(11)(13)(14)(16)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	3/6/2032	1,193	(11)	(12)	(7)(11)(13)(14)(16)

					9,021	9,022

			Total Life Sciences Tools & Services		$28,563	28,693

Media
Gannett
Gannett Holdings, LLC
	First Lien Secured Debt - Term Loan	S+500, 1.50% Floor	10/15/2029	$20,214	$19,932	$20,138	(4)(7)(11)(12)
	First Lien Secured Debt - Delayed Draw	S+500, 1.50% Floor	10/15/2029	1,279	364	376	(4)(7)(11)(12)(14)(16)
	First Lien Secured Debt - Convertible Bond	6.00%	12/1/2031	10	13	12	(11)(12)

			Total Media		$20,308	$20,526

Personal Care Products
PDC Brands
Parfums Holding Company, Inc.
	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	6/27/2030	$13,620	$13,492	$13,484	(7)(11)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	6/27/2029	853	(8)	(9)	(7)(11)(13)(14)(16)

					13,484	13,475
Suave
Silk Holdings III Corp.
	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	5/1/2029	8,437	8,376	8,372	(7)(11)

					8,376	8,372

			Total Personal Care Products		$21,860	$21,847

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(17)	Fair Value(1)(2)(18)
Pharmaceuticals
Catalent
Creek Parent, Inc.
	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	12/18/2031	$19,187	$18,866	$18,995	(7)(11)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	12/18/2031	2,461	(40)	(25)	(7)(11)(13)(14)(16)

			Total Pharmaceuticals		$18,826	$18,970

Professional Services
BDO USA
BDO USA, P.A.
	First Lien Secured Debt - Term Loan	S+500, 2.00% Floor	8/31/2028	$12,919	$12,945	$12,885	(7)(11)

					12,945	12,885
Legends
Legends Hospitality Holding Company, LLC
	First Lien Secured Debt - Term Loan	S+275 Cash plus 2.75% PIK, 0.75% Floor	8/22/2031	10,094	9,897	9,993	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	8/22/2031	584	(81)	(6)	(7)(11)(13)(14)(16)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	8/22/2030	1,169	510	455	(7)(11)(14)(16)

					10,326	10,442

			Total Professional Services		$23,270	$23,327

Semiconductors & Semiconductor Equipment
Wolfspeed
Wolfspeed, Inc.
	First Lien Secured Debt - Corporate Bond	12.88%	6/23/2030	$7,611	$7,362	$7,858	(12)

			Total Semiconductors & Semiconductor Equipment		$7,362	$7,858

Software
Alteryx
Azurite Intermediate Holdings, Inc.
	First Lien Secured Debt - Term Loan	S+600, 0.75% Floor	3/19/2031	$1,929	$1,925	$1,914	(7)
	First Lien Secured Debt - Delayed Draw	S+600, 0.75% Floor	3/19/2031	4,383	4,375	4,350	(7)
	First Lien Secured Debt - Revolver	S+650, 0.75% Floor	3/19/2031	701	(1)	(5)	(7)(13)(14)(16)

					6,299	6,259

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(17)	Fair Value(1)(2)(18)
Databricks
Databricks, Inc.
	First Lien Secured Debt - Term Loan	S+450, 0.00% Floor	1/3/2031	16,748	16,837	16,915	(4)(7)
	First Lien Secured Debt - Delayed Draw	S+450, 0.00% Floor	1/19/2031	3,707	20	37	(4)(6)(14)(16)

					16,857	16,952
Everbridge
Everbridge Holdings, LLC
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	7/2/2031	10,769	10,825	10,822	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	7/2/2031	2,700	1,070	1,069	(7)(11)(14)(16)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	7/2/2031	1,082	—	—	(7)(11)(14)(16)

					11,895	11,891
G2CI
Evergreen IX Borrower 2023, LLC
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	9/30/2030	7,046	6,984	7,046	(7)(11)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/1/2029	581	(5)	—	(7)(11)(14)(16)

					6,979	7,046
Quorum
QBS Parent, Inc.
	First Lien Secured Debt - Term Loan	S+450, 0.75% Floor	6/3/2032	15,995	15,915	15,915	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+450, 0.75% Floor	6/3/2032	3,203	(16)	(16)	(7)(11)(13)(14)(16)
	First Lien Secured Debt - Revolver	S+450, 0.75% Floor	6/3/2032	2,108	(10)	(11)	(7)(11)(13)(14)(16)

					15,889	15,888
Redwood
Runway Bidco, LLC
	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	12/17/2031	16,291	16,135	16,128	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+500, 0.50% Floor	12/17/2031	4,231	(40)	(42)	(7)(11)(13)(14)(16)
	First Lien Secured Debt - Revolver	S+500, 0.50% Floor	12/17/2031	2,116	(20)	(21)	(7)(11)(13)(14)(16)

					16,075	16,065

			Total Software		$73,996	$74,101

Specialty Retail
Tailored Brands
The Men’s Wearhouse, LLC
	First Lien Secured Debt - Term Loan	S+650, 0.00% Floor	2/26/2029	$6,206	$6,256	$6,211	(4)(7)

			Total Specialty Retail		$6,256	$6,211

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(17)	Fair Value(1)(2)(18)
Technology Hardware, Storage & Peripherals
Service Express
VICTORS PURCHASER, LLC
	First Lien Secured Debt - Term Loan	S+475, 0.50% Floor	8/15/2031	$12,695	$12,702	$12,568	(7)
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	8/15/2031	3,035	658	626	(7)(14)(16)
	First Lien Secured Debt - Revolver	S+475, 0.50% Floor	8/15/2031	1,736	(3)	(17)	(7)(13)(14)(16)

			Total Technology Hardware, Storage & Peripherals		$13,357	$13,177

Transportation Infrastructure
GSI
Geotechnical Merger Sub, Inc.
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	10/15/2031	$7,744	$7,671	$7,667	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	10/15/2031	2,868	1,206	1,205	(7)(11)(14)(16)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/15/2031	1,076	348	348	(7)(11)(14)(16)

					9,225	9,220
Eagle Railcar
Elk Bidco, Inc
	First Lien Secured Debt - Term Loan	S+450, 0.50% Floor	6/14/2032	4,815	4,791	4,791	(7)(11)
	First Lien Secured Debt - Delayed Draw	S+450, 0.50% Floor	6/14/2032	1,003	(5)	(5)	(7)(11)(13)(14)(16)
	First Lien Secured Debt - Revolver	S+450, 0.50% Floor	6/14/2032	903	(4)	(5)	(7)(11)(13)(14)(16)

					4,782	4,781

			Total Transportation Infrastructure		$14,007	$14,001

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/ Shares(3)	Cost(17)	Fair Value(1)(2)(18)
Wireless Telecommunication Services
Consumer Cellular
CCI Buyer, Inc.
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	5/13/2032	$3,589	$3,554	$3,553	(7)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	5/13/2032	210	(2)	(2)	(7)(13)(14)(16)

		Total Wireless Telecommunication Services			$3,552	$3,552

				Total Investments before Cash Equivalents	$499,937	$499,809

Money Market Fund
Goldman Sachs Financial Square Government Fund Institutional Shares					15,612	15,612	(15)

		Total Investments after Cash Equivalents			$515,549	$515,421

(1)

Fair value is determined in good faith by or under the direction of the Board of Trustees of the Company (the “Board”) (see Note 2 to our consolidated financial statements in this quarterly report on Form-10Q).

(2)	Currently there are no differences for federal income tax purposes as it relates to unrealized gain and loss.
(3)

Par amount is denominated in USD unless otherwise noted, Canadian Dollar (“C$”) and Japanese Yen (“¥”). Par amount represents funded commitments. See Note 15 in the Consolidated Schedule of Investments and Note 6 to the consolidated financial statements for further information on undrawn revolving and delayed draw loan commitments, including commitments to issue letters of credit through a financial intermediary on behalf of certain portfolio companies.

(4)

Other than the investments noted by this footnote, the fair value of the Company’s investments is determined using unobservable inputs that are significant to the overall fair value measurement. See Note 2 to our consolidated financial statements in this quarterly report on Form 10-Q for more information regarding ASC 820, Fair Value Measurements (“ASC 820”).

(5)

Unless otherwise indicated, loan contains a variable rate structure, and the terms in the Consolidated Schedule of Investments disclose the actual interest rate in effect as of the reporting period which may be subject to interest floors. Variable rate loans bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “S”) or an alternate base rate (which can include but is not limited to SOFR, the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. Certain borrowers may elect to borrow Prime Rate on select contracts and switch to an alternative base rate contract in the future.

(6)	The interest rate on these loans is subject to 1 month SOFR, which as of June 30, 2025 was 4.32%.
(7)	The interest rate on these loans is subject to 3 months SOFR, which as of June 30, 2025 was 4.29%.
(8)	The interest rate on these loans is subject to 1 month Canadian Overnight Repo Rate Average (“CORRA”), which as of June 30, 2025 was 2.74%.

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

(9)	The interest rate on these loans is subject to 3 months Tokyo Term Risk Free Rate (“TORF”), which as of June 30, 2025 was 0.48%.
(10)

These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting us to do so. (See Note 3 to our consolidated financial statements in this quarterly report on Form 10-Q for discussion of the exemptive order from the SEC.)

(11)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of June 30, 2025, all of the company’s investments were non-controlled, non-affiliated.

(12)

Investments that the Company has determined are not “qualifying assets” under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of June 30, 2025, non-qualifying assets represented approximately 9.24% of the total assets of the Company.

(13)	The negative fair value is the result of the commitment being valued below par.
(14)	The undrawn portion of these committed revolvers and delayed draw term loans includes a commitment and unused fee rate.
(15)	This security is included in Cash and Cash Equivalents on the Consolidated Statements of Assets and Liabilities.
(16)

As of June 30, 2025, the Company had the following commitments to fund various revolving and delayed draw senior secured loans. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and there can be no assurance that such conditions will be satisfied. See Note 6 to our consolidated financial statements in this quarterly report on Form 10-Q for further information on revolving and delayed draw loan commitments related to certain portfolio companies.

Name of Issuer	Total Revolving and Delayed Draw Loan Commitments	Less: Funded Commitments	Total Unfunded Commitments
A&V Holdings Midco, LLC	$4,412	$—	$4,412
Advarra Holdings, Inc.	1,166	—	1,166
AVSC Holding Corp.	2,118	—	2,118
Azurite Intermediate Holdings, Inc.	5,084	(4,383)	701
Cambrex Corp.	2,556	—	2,556
CCI Buyer, Inc.	210	—	210
Creek Parent, Inc.	2,461	—	2,461
Databricks, Inc.	3,707	—	3,707
Elk Bidco, Inc	1,906	—	1,906
Everbridge Holdings, LLC	3,782	(1,055)	2,727
Evergreen IX Borrower 2023, LLC	581	—	581
Gannett Holdings, LLC	1,279	(381)	898
Geotechnical Merger Sub, Inc.	3,944	(1,592)	2,352
Goldeneye Parent, LLC	1,663	—	1,663
Heritage Environmental Services, Inc.	1,489	—	1,489

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Name of Issuer	Total Revolving and Delayed Draw Loan Commitments	Less: Funded Commitments	Total Unfunded Commitments
Higginbotham Insurance Agency, Inc.	1,456	(742)	714
Jensen Hughes, Inc.	3,686	—	3,686
Legends Hospitality Holding Company, LLC	1,754	(468)	1,286
LendingTree, Inc.	2,921	(2,921)	—
OMH-Healthedge Holdings, Inc.	1,441	—	1,441
Parfums Holding Company, Inc.	853	—	853
Poly-Wood, LLC	3,586	—	3,586
Protein For Pets Opco, LLC	469	(127)	342
QBS Parent, Inc.	5,311	—	5,311
Runway Bidco, LLC	6,347	—	6,347
SG Acquisition, Inc.	1,133	—	1,133
Spruce Bidco II Inc.	1,250	—	1,250
Thg Acquisition, LLC	2,123	(97)	2,026
Truck-Lite Co., LLC	5,037	—	5,037
Vensure Employer Services, Inc.	2,488	—	2,488
Victors Purchaser, LLC	4,770	(656)	4,114
Wealth Enhancement Group, LLC	21,462	(7,081)	14,381
Zeus Company LLC	1,148	(328)	820

Grand Total	$103,593	$(19,831)	$83,762

(17)	The following shows the composition of the Company’s portfolio at cost by investment type and industry as of June 30, 2025:

Industry	First Lien - Secured Debt	Preferred Equity	Total
Aerospace & Defense	$20,711	$—	$20,711
Automobile Components	9,499	—	9,499
Building Products	291	—	291
Commercial Services & Supplies	60,763	—	60,763
Communications Equipment	10,537	—	10,537
Construction & Engineering	14,472	—	14,472
Consumer Finance	9,503	—	9,503
Consumer Staples Distribution & Retail	16,537	—	16,537
Financial Services	14,829	—	14,829
Health Care Equipment & Supplies	10,707	—	10,707
Health Care Providers & Services	45,427	—	45,427
Health Care Technology	11,422	—	11,422
Household Durables	12,017	—	12,017
Insurance	18,577	15	18,592
IT Services	13,273	—	13,273
Life Sciences Tools & Services	28,563	—	28,563
Media	20,308	—	20,308

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Industry	First Lien - Secured Debt	Preferred Equity	Total
Personal Care Products	21,860	—	21,860
Pharmaceuticals	18,826	—	18,826
Professional Services	23,270	—	23,270
Semiconductors & Semiconductor Equipment	7,362	—	7,362
Software	73,996	—	73,996
Specialty Retail	6,256	—	6,256
Technology Hardware, Storage & Peripherals	13,357	—	13,357
Transportation Infrastructure	14,007	—	14,007
Wireless Telecommunication Services	3,552	—	3,552

Grand Total	$499,922	$15	$499,937

(18)	The following shows the composition of the Company’s portfolio at fair value by investment type, industry and region as of June 30, 2025:

Industry	First Lien - Secured Debt	Preferred Equity	Total
Aerospace & Defense	$20,455	$—	$20,455
Automobile Components	9,320	—	9,320
Building Products	287	—	287
Commercial Services & Supplies	60,863	—	60,863
Communications Equipment	10,393	—	10,393
Construction & Engineering	14,283	—	14,283
Consumer Finance	9,484	—	9,484
Consumer Staples Distribution & Retail	16,461	—	16,461
Financial Services	14,844	—	14,844
Health Care Equipment & Supplies	10,734	—	10,734
Health Care Providers & Services	45,305	—	45,305
Health Care Technology	11,421	—	11,421
Household Durables	11,857	—	11,857
Insurance	18,577	15	18,592
IT Services	13,247	—	13,247
Life Sciences Tools & Services	28,693	—	28,693
Media	20,526	—	20,526
Personal Care Products	21,847	—	21,847
Pharmaceuticals	18,970	—	18,970
Professional Services	23,327	—	23,327
Semiconductors & Semiconductor Equipment	7,858	—	7,858
Software	74,101	—	74,101
Specialty Retail	6,211	—	6,211
Technology Hardware, Storage & Peripherals	13,177	—	13,177
Transportation Infrastructure	14,001	—	14,001
Wireless Telecommunication Services	3,552	—	3,552

Grand Total	$499,794	$15	$499,809

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2025

(In thousands, except share data)

Industry Classification	Percentage of Total Investments (at Fair Value) as of June 30, 2025
Software	14.83%
Commercial Services & Supplies	12.18%
Health Care Providers & Services	9.06%
Life Sciences Tools & Services	5.74%
Professional Services	4.67%
Personal Care Products	4.37%
Media	4.10%
Aerospace & Defense	4.09%
Pharmaceuticals	3.80%
Insurance	3.72%
Consumer Staples Distribution & Retail	3.29%
Financial Services	2.97%
Construction & Engineering	2.86%
Transportation Infrastructure	2.80%
IT Services	2.65%
Technology Hardware, Storage & Peripherals	2.64%
Household Durables	2.37%
Health Care Technology	2.29%
Health Care Equipment & Supplies	2.15%
Communications Equipment	2.08%
Consumer Finance	1.90%
Automobile Components	1.86%
Semiconductors & Semiconductor Equipment	1.57%
Specialty Retail	1.24%
Wireless Telecommunication Services	0.71%
Building Products	0.06%

Grand Total	100.00%

Geographic Region	Percentage of Total Investments (at Fair Value) as of June 30, 2025
United States	100.00%

Total	100.00%

See notes to the consolidated financial statements.

APOLLO ORIGINATION II (UL) CAPITAL TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(In thousands, except share and per share data)

Note 1. Organization

Apollo Origination II (UL) Capital Trust (the “Company,” “we,” “us,” or “our”) was organized as a Delaware statutory trust on June 26, 2024. We are a closed-end, externally managed, non-diversified management investment company that elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) on January 28, 2025. In addition, for tax purposes, we have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Prior to electing to be regulated as a BDC, pursuant to an Agreement and Plan of Reorganization (the “Reorganization Agreement”), the Company merged with AOP II Capital Trust Two, a Delaware statutory trust and a wholly-owned subsidiary of Apollo Origination Partnership II (Unlevered AIV), L.P., a Cayman Islands exempted limited partnership (“Parent”), with the Company continuing as the surviving company and as a wholly-owned subsidiary of Parent (the “Merger”). Following the Merger, and pursuant to the terms of the Reorganization Agreement, the Company acquired all of the membership interests of AOP II Origination Holdings (UL), LLC, a Delaware limited liability company that held an investment portfolio (the “Investment Portfolio HoldCo”), from AOP II Intermediate Holdings (DC I), LLC, a Delaware limited liability company (the “Intermediate HoldCo”), which was all of Parent’s interest in Intermediate HoldCo (the “Investment Portfolio HoldCo Transfer”). The Investment Portfolio HoldCo Transfer resulted in the Company acquiring an investment portfolio from the Intermediate HoldCo (the “Investment Portfolio”). The Investment Portfolio HoldCo Transfer did not result in the acquisition of all or substantially all of Intermediate HoldCo’s assets.

On December 31, 2024, Apollo Capital Management, L.P. purchased 60 common shares of beneficial interest of the Company (the “Shares”) at a price of $25.00 per share, as our initial capital. In connection with the Merger, these 60 Shares were cancelled on January 24, 2025. Further, on January 24, 2025, we issued 1 Share of the Company, which was reclassified into 18,310,208 Shares on January 27, 2025 following the Investment Portfolio HoldCo Transfer. Also, on January 21, 2025 we entered into a subscription agreement with an investor for $800 million in capital commitments, providing for the private placement of our Shares. In addition, on March 6, 2025 and March 24, 2025 the Company issued 711,181 and 983,361 Shares, respectively, pursuant to drawdown notices issued to investors.

Apollo Credit Management, LLC (the “Adviser” or “ACM”) is our Adviser and is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“AGM”). The Adviser, subject to the overall supervision of the Board of Trustees of the Company (the “Board”), manages the day-to-day operations of the Company and will provide investment advisory services to the Company.

Apollo Credit Management, LLC, as our administrator (the “Administrator”), provides, among other things, administrative services and facilities to the Company. Furthermore, the Administrator will offer to provide, on our behalf, managerial assistance to those portfolio companies to which we are required to provide such assistance.

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company expects to invest, directly or indirectly, globally across private credit opportunities, primarily investing in certain originated, secured loans or similar financial instruments, including bonds, debentures and other debt securities, made to or issued by corporate borrowers and issuers that generally generate on an annual basis $100 million or greater in earnings before interest, taxes, depreciation and amortization (“EBITDA”), and, to the extent applicable, equity-kickers or similar financial instruments issued, received or otherwise purchased in connection with such investment opportunities. While most of our investments will be in private U.S. companies

(subject to compliance with BDC regulatory requirement to invest at least 70% of its assets in private U.S. companies), we also expect to invest from time to time in European and other non-U.S. companies. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options, which generally would be obtained as part of providing a broader financing solution.

Note 2. Significant Accounting Policies

The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the requirements on Form 10-Q, ASC 946, Financial Services—Investment Companies (“ASC 946”), and Articles 6, 10 and 12 of Regulation S-X. In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair presentation of the consolidated financial statements for the periods presented, have been included.

Under the 1940 Act, ASC 946, and the regulations pursuant to Article 6 of Regulation S-X, we are precluded from consolidating any entity other than another investment company or an operating company which provides substantially all of its services to benefit us. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the consolidated financial statements and the reported amounts of income, expenses, gains and losses during the reported periods. Changes in the economic environment, financial markets, credit worthiness of our portfolio companies, and any other parameters used in determining these estimates could cause actual results to differ materially.

Consolidation

As provided under Regulation S-X and ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the results of the Company’s wholly-owned subsidiaries.

As of June 30, 2025, the Company’s consolidated subsidiaries were AOP II Investment Holdings (UL DC), LLC, AOP II Origination Holdings (UL), LLC, AOP II (UL) Alpha SPV, LLC, AOP II (UL) Beta SPV, LLC, AOP II (UL) Gamma SPV, LLC and AOP II (UL) Lender, LLC.

Segment Reporting

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update 2023-07, “Segment Reporting (Topic 280)—Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). An operating segment is defined as a component of a public entity that engages in business activities from which it may recognize revenues and incur expenses, has operating results that are regularly reviewed by the public entity’s chief operating decision maker (“CODM”) to make decisions about resources to be allocated to the segment and assess its performance, and has discrete financial information available. The Company operates under one operating segment and reporting unit, investment management. The CODM is the chief executive officer of the Company, who is responsible for determining the Company’s investment strategy, capital allocation, expense structure, and significant transactions impacting the Company. Key metrics include, but are not limited to, net investment income and net increase in net assets resulting from operations that is reported on the Consolidated Statements of Operations, fair value of investments as disclosed on the Consolidated Schedule of Investments, as well as distributions made to the Company’s shareholders. The Company’s adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

Cash and Cash Equivalents

The Company defines cash equivalents as securities that are readily convertible into known amounts of cash and near maturity that they present insignificant risk of changes in value because of changes in interest rates. Generally, only securities with a maturity of three months or less from the date of purchase would qualify, with limited exceptions. The Company deems that certain money market funds, U.S. Treasury bills, repurchase agreements, and other high-quality, short-term debt securities would qualify as cash equivalents.

Cash and cash equivalents are carried at cost which approximates fair value. Cash and cash equivalents held as of June 30, 2025 were $16,270 of which $15,612 is held in money market funds. Cash held as of December 31, 2024 was $2.

Investment Transactions

Investments are recognized when we assume an obligation to acquire a financial instrument and assume the risks for gains and losses related to that instrument. Investments are derecognized when we assume an obligation to sell a financial instrument and forego the risks for gains or losses related to that instrument. Specifically, we record all security transactions on a trade date basis. Amounts for investments recognized or derecognized but not yet settled are reported as a payable for investments purchased and a receivable for investments sold, respectively, in the Consolidated Statements of Assets and Liabilities.

Fair Value Measurements

The Company follows guidance in ASC 820, Fair Value Measurement (“ASC 820”), where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, such as the risk inherent in a particular valuation technique used to measure fair value using a pricing model and/or the risk inherent in the inputs for the valuation technique. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available. The inputs or methodology used for valuing assets or liabilities may not be an indication of the risks associated with investing in those assets or liabilities.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. The level assigned to the investment valuations may not be indicative of the risk or liquidity associated with investing in such investments. Because of the inherent uncertainties of valuation, the values reflected in the consolidated financial statements may differ materially from the values that would be received upon an actual disposition of such investments.

Investment Valuation Process

The Board has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act, and in that role the Adviser is responsible for performing fair value determinations relating to all of the Company’s investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Board. Even though the Board designated the Adviser as “valuation designee,” the Board continues to be responsible for overseeing the processes for determining fair valuation.

Under the Company’s valuation policies and procedures, the Adviser values investments, including certain secured debt, unsecured debt and other debt securities with maturities greater than 60 days, for which market quotations are readily available, at such market quotations (unless they are deemed not to represent fair value). We attempt to obtain market quotations from at least two brokers or dealers (if available, otherwise from a principal market maker, primary market dealer or other independent pricing service). We utilize mid-market pricing as a practical expedient for fair value unless a different point within the range is more representative. If and when market quotations are unavailable or are deemed not to represent fair value, we typically utilize independent third-party valuation firms to assist us in determining fair value. Accordingly, such investments go through our multi-step valuation process as described below. In each case, our independent third-party valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such investments. Investments purchased within the quarter before the valuation date and debt investments with remaining maturities of 60 days or less may each be valued at cost with interest accrued or discount accreted/premium amortized to the date of maturity (although they are typically valued at available market quotations), unless such valuation, in the judgment of our Adviser, does not represent fair value. In this case such investments shall be valued at fair value as determined in good faith by or under the direction of the Adviser including using market quotations where available. Investments that are not publicly traded or whose market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Adviser. Such determination of fair values may involve subjective judgments and estimates.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our Adviser undertakes a multi-step valuation process each quarter, as described below:

(1)

Independent valuation firms engaged conduct independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engaged during a particular quarter, the valuation may be conducted by the Adviser;

(2)	At least each quarter, the valuation will be reassessed and updated by the Adviser or an independent valuation firm to reflect company specific events and latest market data;

(3)	Preliminary valuation conclusions are then documented and discussed with senior management of our Adviser;

(4)	The Adviser discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm; and

(5)

For Level 3 investments entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

Investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. During the six months ended June 30, 2025, there were no significant changes to the Company’s valuation techniques and related inputs considered in the valuation process.

Derivative Instruments

The Company recognizes all derivative instruments as assets or liabilities at fair value in its consolidated financial statements.

Derivative instruments are measured in terms of the notional contract amount and derive their value based upon one or more underlying instruments. Derivative instruments are subject to various risks similar to non-derivative instruments including market, credit, liquidity, and operational risks. The Company manages these risks on an aggregate basis as part of its risk management process. The derivatives may require the Company to pay or receive an upfront fee or premium. These upfront fees or premiums are carried forward as cost or proceeds to the derivatives.

As of June 30, 2025 and December 31, 2024, the Company did not hold any derivative contracts.

Offsetting Assets and Liabilities

The Company has elected to offset cash collateral against the fair value of derivative contracts. The fair values of these derivatives are presented on a net basis in the Consolidated Statements of Assets and Liabilities when, and only when, they are with the same counterparty, the Company has the legal right to offset the recognized amounts, and it intends to either settle on a net basis or realize the asset and settle the liability simultaneously.

Valuation of Other Financial Assets and Financial Liabilities

ASC 825, Financial Instruments, permits an entity to choose, at specified election dates, to measure certain assets and liabilities at fair value (the “Fair Value Option”). We have not elected the Fair Value Option to report selected financial assets and financial liabilities. The carrying value of all other financial assets and liabilities approximates fair value due to their short maturities or their close proximity of the originations to the measurement date.

Realized Gains or Losses

Security transactions are accounted for on a trade date basis. Realized gains or losses on investments are calculated by using the specific identification method. Securities that have been called by the issuer are recorded at the call price on the call effective date.

Investment Income Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortization of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

PIK Income

The Company may have loans in its portfolio that contain PIK provisions. PIK investments offer issuers the option at each payment date of making payments in cash or in additional securities. PIK income computed at the contractual rate is accrued into income, which is included in interest income in the Company’s Consolidated Statements of Operations and reflected as interest receivable up to the capitalization date. When additional securities are received, they typically have the same terms, including maturity dates and interest rates as the original securities issued. On these payment dates, the Company capitalizes the accrued interest or dividends receivable (reflecting such amounts as the basis in the additional securities received). PIK generally becomes due at maturity of the investment or upon the investment being called by the issuer. To maintain the Company’s status as a RIC, this non-cash source of income must be paid out to shareholders in the form of dividends, even though the Company has not yet collected cash.

If at any point the Company believes PIK is not fully expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are reversed from the related receivable through interest or dividend income, respectively. The Company does not reverse previously capitalized PIK interest or dividends. Upon capitalization, PIK is subject to the fair value estimates associated with their related investments. PIK investments on non-accrual status are restored to accrual status if the Company believes that PIK is expected to be realized.

Dividend Income

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income on a cash or applied to reduce the principal under the cost recovery method, depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection. As of June 30, 2025 and December 31, 2024, there were no loans placed on non-accrual status.

Expenses

Expenses include management fees, insurance expenses, administrative service fees, legal fees, trustee fees, audit and tax service expenses, third-party valuation fees and other general and administrative expenses. Expenses are recognized on an accrual basis.

Organization Expenses

Costs associated with the organization of the Company were expensed as incurred. These expenses consisted primarily of legal fees and other costs of organizing the Company.

Foreign Currency Translations

The accounting records of the Company are maintained in U.S. dollars. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the foreign exchange rate on the date of valuation. The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. The Company’s investments in foreign securities may involve certain risks, including without limitation: foreign exchange restrictions, expropriation, taxation or other political, social or economic risks, all of which could affect the market and/or credit risk of the investment. In addition, changes in the relationship of foreign currencies to the U.S. dollar can significantly affect the value of these investments and therefore the earnings of the Company.

Distributions

Distributions to common shareholders are recorded on the record date. The amount to be paid out as a distribution is determined by the Board and will depend on the Company’s earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such factors as the Board may deem relevant from time to time.

Federal and State Income Taxes

We have elected to be treated as a RIC under the Code and operate in a manner so as to qualify for the tax treatment applicable to RICs. To qualify as a RIC, the Company must (among other requirements) meet certain source-of-income and asset diversification requirements and timely distribute to its shareholders at least 90% of its investment company taxable income as defined by the Code, for each year. The Company (among other requirements) intends to make the requisite distributions to its shareholders, which will generally relieve the Company from corporate-level income taxes. For income tax purposes, distributions made to shareholders are reported as ordinary income, capital gains, non-taxable return of capital, or a combination thereof. The character of income and gains that we will distribute is determined in accordance with income tax regulations that may differ from GAAP. Book and tax basis differences relating to shareholder dividend and distributions and other permanent book and tax difference are reclassified to paid-in capital.

If we do not distribute (or are not deemed to have distributed) at least 98% of our annual ordinary income and 98.2% of our capital gains in the calendar year earned, we will generally be required to pay excise tax equal to 4% of the amount by which 98% of our annual ordinary income and 98.2% of our capital gains exceed the distributions from such taxable income for the year. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such taxable income, we accrue excise taxes, if any, on estimated undistributed taxable income.

If we fail to satisfy the annual distribution requirement or otherwise fail to qualify as a RIC in any taxable year, we would be subject to tax on all of our taxable income at regular corporate rates. Distribution would generally be taxable to our individual and other non-corporate taxable shareholders as ordinary dividend income eligible for the reduced maximum rate applicable to qualified dividend income to the extent of our current and accumulated earnings and profits provided certain holding period and other requirements are met. Subject to certain limitation under the Code, corporate distributions would be eligible for the dividend-received deduction. To qualify again to be taxed as a RIC in a subsequent year, we would be required to distribute to our shareholders our accumulated earnings and profits attributable to non-RIC years. In addition, if we failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, we would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.

We follow ASC 740, Income Taxes (“ASC 740”). ASC 740 provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the consolidated financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing our tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current year. Penalties or interest, if applicable, that may be assessed relating to income taxes would be classified as other operating expenses in the consolidated financial statements. As of June 30, 2025, there were no uncertain tax positions, and no amounts accrued for interest or penalties. Management’s determinations regarding ASC 740 may be subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof. Although we file both federal and state income tax returns, our major tax jurisdiction is federal.

Recent Accounting Pronouncements

In December 2023, the FASB issued Accounting Standards Update ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). ASU 2023-09 requires additional disaggregated disclosures on the entity’s effective tax rate reconciliation and additional details on income taxes paid. ASU 2023-09 is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2024 with early adoption being permitted. The Company is currently evaluating the impact of this guidance and does not expect a material impact to the financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (“ASU 2024-03”), which requires disaggregated disclosure of certain costs and expenses, including purchases of inventory, employee compensation, depreciation, amortization and depletion, within relevant income statement captions. In January 2025, the FASB issued ASU 2025-01 to clarify ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. Early adoption and retrospective application is permitted. The Company is currently assessing the impact of this guidance, however, the Company does not expect a material impact to the financial statements. Other than the aforementioned guidance, the Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3. Agreements and Related Party Transactions

Advisory Agreement with ACM

On January 21, 2025, the Company entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Adviser, pursuant to which the Adviser will manage the Company on a day-to-day basis. The Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments, and monitoring its investments and portfolio companies on an ongoing basis.

The Advisory Agreement is effective for an initial two-year term and thereafter will continue for successive annual periods provided that such continuance is specifically approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities, and, in each case, a majority of the independent trustees. The Company may terminate the Advisory Agreement, without payment of any penalty, upon 60 days’ written notice. The Advisory Agreement will automatically terminate in the event of its assignment, within the meaning of the 1940 Act and related SEC guidance and interpretations.

The Company will pay the Adviser a base management fee for its services under the Advisory Agreement. The cost of the base management fee will ultimately be borne by the shareholders.

Base Management Fee

The base management fee (the “Management Fee”) is accrued monthly and paid quarterly in arrears at an annual rate of 0.70% of the Company’s net assets as of the beginning of the first business day of the applicable month. For purposes of the Advisory Agreement, “net assets” means the Company’s total assets less liabilities determined on a consolidated basis in accordance with U.S. GAAP.

For the three and six months ended June 30, 2025, the Company recognized $966 and $1,568, respectively, of management fees of which $999 and $0 was payable as of June 30, 2025 and December 31, 2024, respectively.

Fees From Affiliates

From time-to-time various affiliates of the Adviser are involved in transactions whereby certain fees, including but not limited to, structuring, underwriting, arrangement, placement, syndication, advisory or similar services (collectively, “Capital Solution Services”) are earned and rebated back to the Company. These fees are accounted for as “Other Income” in the Consolidated Statements of Operations. For the three and six months ended June 30, 2025 the Company received $0 and $149, respectively, in fee rebates from affiliates related to Capital Solution Services.

Administration Agreement with ACM

On January 21, 2025, the Company entered into an Administration Agreement (the “Administration Agreement”) with the Administrator. Under the terms of the Administration Agreement, ACM as the Administrator will provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of net asset value (“NAV”), compliance monitoring (including diligence and oversight of other service providers), preparing reports to shareholders and reports filed with the SEC, preparing materials and coordinating meetings of the Board, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Company will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement.

Such reimbursement will include the Company’s allocable portion of compensation, and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Company’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Company; and (iii) any internal audit group personnel of AGM or any of its affiliates, subject to the limitations described in the Advisory Agreement and Administration Agreement.

In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed by such affiliate or third party. ACM may hire a sub-administrator to assist in the provision of administrative services. A sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.

Co-Investment Activity

The Company, the Adviser and certain affiliates received an exemptive order from the SEC on May 14, 2025 (the “Order”), that permits us, among other things, to co-invest with other funds and accounts managed by the Adviser or its affiliates, subject to certain conditions. Pursuant to such Order, the Board has approved co-investment policies and procedures describing how the Company will comply with the Order. Further, the Adviser has adopted policies and procedures (the “Adviser Allocation Policy”) describing the allocation of investment opportunities in which we will have the opportunity to participate with one or more Apollo-managed BDCs, including us (the “Apollo BDCs”), certain Apollo-managed registered investment companies (the “Apollo RICs” and, together with the Apollo BDCs, the “Apollo Regulated Funds”) and other public or private Apollo funds that target similar assets. Pursuant to the Adviser Allocation Policy, the Company will be given the opportunity to participate in any investments that fall within certain criteria established by the Adviser. The Company may determine to participate or not to participate, depending on whether the Adviser determines that the investment is appropriate for the Company (e.g., based on investment strategy). The investment would generally be allocated to us, any other Apollo Regulated Funds and the other Apollo funds that target similar assets pro rata based on available capital in the applicable asset class. If the Adviser determines that such investment is not appropriate for us, the investment will not be allocated to us.

As of June 30, 2025, the Company’s co-investment holdings were 78.39% of the portfolio or $391,798, measured at fair value. On a cost basis, 79.69% of the portfolio or $394,920 were co-investments. The Company had no investment activity, and therefore no co-investment activity, as of December 31, 2024.

Note 4. Investments

Fair Value Measurement and Disclosures

The table below shows the composition of our investment portfolio as of June 30, 2025, with the fair value disaggregated into the three levels of the fair value hierarchy in accordance with ASC 820. The Company had no investments as of December 31, 2024.

			Fair Value Hierarchy
	Cost	Fair Value	Level 1	Level 2	Level 3
First Lien Secured Debt	$499,922	$499,794	$—	$54,358	$445,436
Preferred Equity	15	15	—	—	15

Total Investments	$499,937	$499,809	$—	$54,358	$445,451

Money Market Fund	15,612	15,612	15,612	—	—

Total Cash Equivalents	15,612	15,612	15,612	—	—

Total Investments after Cash Equivalents	$515,549	$515,421	$15,612	$54,358	$445,451

The following table shows changes in the fair value of our Level 3 investments during the three months ended June 30, 2025:

	Three Months Ended June 30,
	2025
	First Lien Secured Debt (2)	Preferred Equity	Total
Fair value as of March 31, 2025	$420,108	$15	$420,123
Net realized gains (losses)	527	—	527
Net change in unrealized gains (losses)	(251)	—	(251)
Net amortization on investments	355	—	355
Purchases, including capitalized PIK (1)	28,459	—	28,459
Sales (1)	(3,763)	—	(3,763)

Fair value as of June 30, 2025	$445,436	$15	$445,451

Net change in unrealized gains (losses) on Level 3 investments still held as of June 30, 2025	$(251)	$—	$(251)

The following table shows changes in the fair value of our Level 3 investments during the six months ended June 30, 2025:

	Six Months Ended June 30,
	2025
	First Lien Secured Debt (2)	Preferred Equity	Total
Fair value as of December 31, 2024	$—	$—	$—
Net realized gains (losses)	564	—	564
Net change in unrealized gains (losses)	(135)	—	(135)
Net amortization on investments	364	—	364
Purchases, including capitalized PIK (1)	452,046	15	452,061
Sales (1)	(7,404)	—	(7,404)

Fair value as of June 30, 2025	$445,436	$15	$445,451

Net change in unrealized gains (losses) on Level 3 investments still held as of June 30, 2025	$(135)	$—	$(135)

(1)	Includes reorganizations and restructuring of investments.
(2)	Includes unfunded commitments measured at fair value.

The following tables summarize the significant unobservable inputs the Company used to value its investments categorized within Level 3 as of June 30, 2025. In addition to the techniques and inputs noted in the tables below, according to our valuation policy we may also use other valuation techniques and methodologies when determining our fair value measurements. The below tables are not intended to be all-inclusive, but rather provide information on the significant unobservable inputs as they relate to the Company’s determination of fair values.

The unobservable inputs used in the fair value measurement of our Level 3 investments as of June 30, 2025 were as follows:

		Quantitative Information about Level 3 Fair Value Measurements
Asset Category	Fair Value	Valuation Techniques/ Methodologies	Unobservable Input	Range		Weighted Average (1)
First Lien Secured Debt	$8,333	Transactional Value	Cost	N/A	N/A	N/A
	437,103	Yield Analysis	Discount Rate	6.8%	15.6%	9.3%
Preferred Equity	15	Yield Analysis	Discount Rate	11.9%	11.9%	11.9%

Total Level 3 Investments	$445,451

(1)	The weighted average information is generally derived by assigning each disclosed unobservable input a proportionate weight based on the fair value of the related investment.

The significant unobservable inputs used in the fair value measurement of the Company’s debt and equity securities are primarily EBITDA comparable multiples and market discount rates. The Company typically uses EBITDA comparable multiples on its equity securities to determine the fair value of investments. The Company uses market discount rates for debt securities to determine if the effective yield on a debt security is commensurate with the market yields for that type of debt security. If a debt security’s effective yield is significantly less than the market yield for a similar debt security with a similar credit profile, the resulting fair value of the debt security may be lower. For certain investments where fair value is derived based on a recovery analysis, the Company uses underlying commodity prices from third party market pricing services to determine the fair value and/or recoverable amount, which represents the proceeds expected to be collected through asset sales or liquidation. Further, for certain investments, the Company also considered the probability of future events which are not in management’s control. Significant increases or decreases in any of these inputs in isolation would result in a significantly lower or higher fair value measurement. The significant unobservable inputs used in the fair value measurement of the structured products include the discount rate applied in the valuation models in addition to default and recovery rates applied to projected cash flows in the valuation models. Specifically, when a discounted cash flow model is used to determine fair value, the significant input used in the valuation model is the discount rate applied to present value the projected cash flows. Increases in the discount rate can significantly lower the fair value of an investment; conversely decreases in the discount rate can significantly increase the fair value of an investment. The discount rate is determined based on the market rates an investor would expect for a similar investment with similar risks. For certain investments such as warrants, the Company may use an option pricing technique, of which the applicable method is the Black-Scholes Option Pricing Method (“BSM”), to perform valuations. The BSM is a model of price variation over time of financial instruments, such as equity, that is used to determine the price of call or put options. Various inputs are required but the primary unobservable input into the BSM model is the underlying asset volatility.

Investment Transactions

As a part of the Merger, a portfolio of investments were transferred to the Company. For the three and six months ended June 30, 2025 purchases of investments on a trade date basis were $29,297 and $509,919, respectively.

For the three and six months ended June 30, 2025, sales and repayments (including prepayments and unamortized fees) of investments on a trade date basis were $5,162 and $10,303, respectively.

PIK Income

The Company holds loans and other investments, including certain preferred equity investments, that have contractual PIK income. PIK income computed at the contractual rate is accrued into income and reflected as receivable up to the capitalization date. For the three and six months ended June 30, 2025 PIK income earned was $272 and $348, respectively.

The following table shows the change in capitalized PIK balance for the three and six months ended June 30, 2025:

	Three Months Ended June 30,	Six Months Ended June 30,
	2025	2025
PIK balance at beginning of period	$43	$—
PIK income capitalized	258	301
Adjustments due to investments exited or written off	—	—
PIK income received in cash	—	—

PIK balance at end of period	$301	$301

Note 5. Net Assets

The Company is authorized to issue an unlimited number of Shares. On December 31, 2024, Apollo Capital Management, L.P. purchased 60 Shares at a price of $25.00 per Share as our initial capital. In connection with the Merger, these 60 Shares were cancelled on January 24, 2025. Further, on January 24, 2025, we issued 1 Share of the Company, which was reclassified into 18,310,208 Shares on January 27, 2025 following the Investment Portfolio HoldCo Transfer. In addition, on March 6, 2025 and March 24, 2025 the Company issued 711,181 and 983,361 Shares, respectively, pursuant to drawdown notices issued to investors.

Also, on January 21, 2025 we entered into a subscription agreement with an investor for $800 million in capital commitments, providing for the private placement of our Shares. Investors are required to fund their capital commitments to purchase Shares each time the Company delivers a drawdown notice. The price per Share for each drawdown purchase will be equal to the Company’s per share NAV as determined within 48 hours of the capital drawdown date, excluding Sundays and holidays.

As of June 30, 2025, the Company had the following capital commitments, pursuant to subscription agreements, and contributions from its shareholders:

	June 30, 2025
	Capital Commitments (1)	Funded Capital Commitments	% of Capital Commitments Funded
Common Shares	$800,000	$43,000	5%

(1)

The investor will be released from any obligation to purchase additional Shares on the earlier of (i) the date that such Subscriber’s Capital Commitment is fully called and (ii) on August 1, 2027, subject to a one-year extension by the investor’s general partner at its sole discretion.

Note 6. Commitments and Contingencies

The Company has various commitments to fund various revolving and delayed draw senior secured and subordinated loans, including commitments to issue letters of credit through a financial intermediary on behalf of certain portfolio companies. As of June 30, 2025 and December 31, 2024, the Company had the following unfunded commitments to its portfolio companies:

	June 30, 2025	December 31, 2024
Unfunded revolver obligations (1)	$30,921	$—
Unfunded delayed draw loan commitments (2)	52,841	—

Total Unfunded Commitments (3)	$83,762	$—

(1)

The unfunded revolver obligations may or may not be funded to the borrowing party in the future. The amounts relate to loans with various maturity dates, but the entire amount was eligible for funding to the borrowers as of June 30, 2025, subject to the terms of each loan’s respective credit agreements which includes borrowing covenants that need to be met prior to funding.

(2)

The Company’s commitment to fund delayed draw loans is triggered upon the satisfaction of certain pre-negotiated terms and conditions which can include covenants to maintain specified leverage levels and other related borrowing base covenants. For commitments to fund delayed draw loans with performance thresholds, borrowers are required to meet certain performance requirements before the Company is obligated to fulfill these commitments.

(3)

From time to time, we may become a party to certain legal proceedings incidental to the normal course of its business. As of June 30, 2025, management was not aware of any pending or threatened litigation.

Note 7. Financial Highlights

The following are the financial highlights for the six months ended June 30, 2025:

Six Months Ended June 30,
2025 (2)
Per Share Data*
Net asset value at beginning of period	$ —
Net investment income (1)	0.98
Net realized and change in unrealized gains (losses) (1)	0.03

Net increase in net assets resulting from operations	1.01
Net increase (decrease) in net assets relating to capital share transactions (5)	25.00

Net asset value at end of period	$26.01

Total return (3)	4.03%
Shares outstanding at end of period (1)	20,004,751
Weighted average shares outstanding (1)	19,452,999
Ratio/Supplemental Data
Net assets at end of period (in thousands)	$ 520,267
Annualized ratio of total expenses to average net assets (4)	1.51%
Annualized ratio of net investment income to average net assets (4)	12.30%
Portfolio turnover rate	2.24%

*	Totals may not foot due to rounding.
(1)	Financial highlights are based on the activity and weighted average number of shares outstanding for the period presented.
(2)	Amounts have been derived based on the activity and the weighted average number of shares outstanding started on January 24, 2025.

(3)

Total return is calculated as the change in NAV per share divided by the beginning NAV per share (which for the purposes of this calculation is equal to the net offering price in effect at the commencement of investment operations). Total return is not annualized.

(4)	For the period ended June 30, 2025 amounts are annualized except for organizational costs.
(5)

The amount shown at this caption is the balancing amount derived from the other figures in this schedule. The amount shown for capital share transactions, including share issuances, will fluctuate due to the timing of the share issuances and the weighted average shares over the period.

Note 8. Subsequent Events

Management has evaluated subsequent events through the date of issuance of these consolidated financial statements and has determined that there are no subsequent events outside the ordinary scope of business that require adjustment to, or disclosure in, the consolidated financial statements other than those disclosed below.

Share Issuance

On August 6, 2025, the Company issued and sold 570,342 Shares and the Company received $15 million as payment for such Shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and Board of Trustees of Apollo Origination II (UL) Capital Trust

Results of Review of Interim Financial Information

We have reviewed the accompanying consolidated statement of assets and liabilities, including the consolidated schedule of investments, of Apollo Origination II (UL) Capital Trust and subsidiaries (the “Company”) as of June 30, 2025, the related consolidated statements of operations and changes in net assets for the three-month and six-month periods ended June 30, 2025, the consolidated statement of cash flows and financial highlights for the six-month period then ended, and the related notes (collectively referred to as the “interim financial information”). Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the statement of assets and liabilities of the Company as of December 31, 2024, and in our report dated March 7, 2025, we expressed an unqualified opinion on the financial statement. In our opinion, the information set forth in the accompanying statement of assets and liabilities as of December 31, 2024, is fairly stated, in all material respects, in relation to the statement of assets and liabilities from which it has been derived.

Basis for Review Results

This interim financial information is the responsibility of the Company’s management. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our review in accordance with standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ Deloitte & Touche LLP

New York, New York

August 12, 2025

Apollo Origination Partners II (Unlevered)

(Cayman Islands Exempted Limited Partnerships) and Subsidiary

Consolidated and Combined Financial Statements as of and for the year ended December 31, 2024 and Independent Auditor’s Report

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

APOLLO ORIGINATION PARTNERSHIP II

(UNLEVERED), L.P.

ANNUAL REPORT AND ACCOUNTS

For Fiscal Year Ending December 31, 2024

Prepared in accordance with Article 22 of the

EU Alternative Investment Fund Managers Directive (2011/61/EU)

1.	INTRODUCTION

Apollo Origination Partnership II (Unlevered), L.P. (the “Fund”), is a fund domiciled in the Cayman Islands that invests its investable assets in private credit opportunities, primarily investing in certain originated secured loans or similar financial instruments, including bonds, debentures and debt securities, made to or issued by corporate borrowers and issuers that generally generate on an annual basis $100 million or greater in EBITDA, and, to the extent applicable, equity-kickers or similar financial instruments issued, received or otherwise purchased in connection with such investment opportunities. The Fund is managed by Apollo Origination Management, L.P. (the “Manager”), a subsidiary of Apollo Asset Management, Inc. (“AAM” and together with its affiliates, “Apollo”).

The Manager has registered the Fund for marketing in the United Kingdom (“UK”) and a number of European Economic Area (“EEA”) jurisdictions pursuant to Regulation 59 of the Alternative Investment Fund Managers Regulations 2013 and Article 42 of the EU Alternative Investment Fund Managers Directive (the “AIFMD”). This annual report (the “Report”) has been prepared in compliance with the Manager’s obligation to make available to investors and regulators of such jurisdictions an annual report for the Fund that contains at least the information prescribed by Article 22 of AIFMD and the corresponding provisions of the AIFMD Level 2 Regulation (Commission Delegated Regulation (EU) No 231/2013). This Report reflects the Fund’s position as at December 31, 2024 (the “2024 Fiscal Year”).

References to “we”, “us” and “our” refer to the Fund.

Unless otherwise stated in this Report, European Union legislation also refer to the relevant and equivalent on-shored versions of UK legislation.

2.	OVERVIEW OF INVESTMENT ACTIVITIES DURING THE 2024 FISCAL YEAR

As at December 31, 2024, the value of the Fund’s net assets was $445.7 million. During the 2024 Fiscal Year, the Fund invested $288.5 million and divested $0 million. The schedule of investments in the attached consolidated and combined audited financial statements set out the investments made by the Fund during the 2024 Fiscal Year.

There can be no assurance that the Fund will achieve its investment objectives. No assurance can be made that profits will be achieved or that substantial losses will not be incurred by the Fund.

See Section VIII: “Investor Considerations” of the Fund’s Private Placement Memorandum (as supplemented from time to time, the “PPM”) for disclosure of risk factors, potential conflicts of interest and other investor considerations related to the Fund.

3.	OVERVIEW OF THE FUND’S PORTFOLIO AT YEAR-END

During the 2024 Fiscal Year, the Fund invested $288.5 million and divested $0 million. Please refer to the condensed schedule of investments and Note 10(b) in the attached consolidated and combined audited financial statements for additional information pertaining to the Fund’s investments.

4.	OVERVIEW OF THE FUND’S PERFORMANCE OVER THE FISCAL YEAR

As at December 31, 2024 the Fund’s internal rate of return, including the costs of management fees, was 13.25%. Please refer to footnote 12 “Financial Highlights” of the attached consolidated and combined audited financial statements for further detail on the Fund’s performance.

5.	MATERIAL CHANGES TO PRE-INVESTMENT DISCLOSURES

During the 2024 Fiscal Year, there were no material changes in the prescribed information required to be disclosed to EEA and UK investors prior to investment pursuant to Article 23 of the AIFMD.

6.	RISK PROFILE AND RISK MANAGEMENT SYSTEMS

Risk Profile. The primary risks affecting the Fund are market risk, credit risk, liquidity risk, counterparty risk, concentration risk, interest rate risk, currency risk and operational risk. We believe the Fund’s investment strategy is designed to offer attractive risk-adjusted returns for investors.

The Manager measures and monitors the risk attaching to individual investments within the Fund’s investment portfolio and to the Fund’s investment portfolio as a whole. The Manager has created the risk profile of this portfolio and monitors compliance with the Fund’s investment guidelines while developing risk measurement and management capabilities for the Fund. The compliance and fund controller teams monitor and report against the investment constraints, which are set forth in the Fund’s offering documents and internal investment guidelines. The trading system checks compliance with investment guidelines when trades are entered. Any breaches identified are investigated and resolved on a timely basis.

As a non-EU alternative investment fund manager, the Manager is not required under AIFMD to set formal risk limits for the Fund, but during the 2024 Fiscal Year, the Fund did not exceed the risk parameters set by the Manager as part of its overall portfolio and risk management and monitoring activities for the Fund [as it had yet to deploy any capital as at December 31, 2024].

Risk Management Systems. There has been no change to the risk management systems employed by the Manager to manage those risks as described in the PPM.

7.	LIQUIDITY ARRANGEMENTS

As at December 31, 2024, the percentage of the Fund’s assets that are subject to special arrangements arising from their illiquid nature is 0%.

There are no new arrangements for managing the liquidity of the Fund.

8.	LEVERAGE

As at December 31, 2024, the total amount of leverage employed by the Fund was:

•	139.50%, when calculated in accordance with the gross method; and

•	142.34%, when calculated in accordance with the commitment method.

As at December 31, 2024, there have been no changes to the maximum level of leverage that the Manager may employ on behalf of the Fund.

9.	PORTFOLIO COMPANY DISCLOSURES

The Fund has not acquired control of a non-listed company for the purposes of Article 29 of AIFMD. Accordingly, this Report does not address the disclosure requirements in Article 29 of AIFMD.

10.	EU TAXONOMY REGULATION DISCLOSURE

For the purposes of the EU Taxonomy Regulation (2020/852), the Manager makes the following disclosure:

The investments underlying this financial product do not take into account the EU criteria for environmentally sustainable economic activities.

11.	REMUNERATION DISCLOSURES

The Apollo Remuneration Policy (the “Policy”) sets out Apollo’s policy regarding its remuneration policies and practices.

Decision-Making Process

Apollo’s overall approach to remuneration is determined by a committee comprising Apollo’s senior management, including its founders and certain members of the Human Capital department (the

“Committee”). The Committee is responsible for reviewing Apollo’s compensation policies, practices and principles, on an on-going basis. Remuneration governance and the implementation of the remuneration policies, practices and principles within Apollo is predominantly carried out by the Human Capital department, to whom discretion has been delegated by the Committee. The executive members of the board of AAM decide what amounts of fixed and variable remuneration should be paid to professionals within the wider Apollo group.

Apollo’s Remuneration Policies and Practices

Apollo aims to ensure that its remuneration policies and practices encourage sound and effective risk management and align financial incentives for staff with the risks undertaken and rewards achieved by investors in the funds managed or by the accounts managed/advised by Apollo (collectively, “Apollo Funds/Accounts”). Compensation may include a variety of components and may vary from year -to -year based on a number of factors. The principal components of compensation include fixed base compensation and variable discretionary compensation. Generally, Apollo professionals receive an annual salary that is consistent with the market rate of annual salaries paid to similarly situated investment professionals. Discretionary compensation generally consists of two components: an annual bonus and, for some investment professionals, carried interest:

•

Annual Bonus. Generally, Apollo professionals receive an annual bonus based on such professional’s individual performance, operational performance for the managed/advised accounts and funds for which such professional serves, and such professional’s impact on the overall operating performance and potential to contribute to long-term value and growth. A portion of each annual bonus may be deferred, within current pre-set thresholds governing the proportion and payout period, which can be amended as Apollo deems appropriate and may be paid partly in the form of equity-based grants that are subject to vesting, and, for certain professionals RSUs (Restricted Stock Units) of Apollo Global Management, Inc., or an affiliate, which may be subject to a vesting schedule.

•

Carried Interest. Some investment professionals, and some senior Enterprise Solutions staff, may receive carried interest with respect to Apollo Funds/Accounts for which such person serves as an investment professional, subject to standard terms and conditions, including vesting. The payment of part of the variable remuneration through carried interest is one way to ensure that the remuneration is adjusted to the long term performance of the Apollo Funds/Accounts.

At a more granular level the parameters and criteria relating to the award of a discretionary bonus will depend on a number of factors:

i.	performance of Apollo globally, as well as the Manager individually; and

ii.	in relation to investment professionals, consideration of the market rate of an individual’s role.

Apollo Funds/Accounts are valued on a regular basis and valuation methodologies are documented with oversight mechanisms to ensure that remuneration is absolutely linked to performance.

The risk-limiting features of Apollo’s remuneration rules include (amongst other things) the application of non-financial metrics, such as an assessment of compliance with Apollo’s risk management and compliance policies (including the Apollo Sustainability Risk Policy, where applicable) and the individual’s performance as a ‘corporate citizen’ (i.e., demonstrating Apollo’s values). In extreme cases, a negative assessment of overall compliance by an individual with Apollo’s risk management and compliance policies (including the Apollo Sustainability Risk Policy, where applicable) may result in a reduction in the variable remuneration amount which would otherwise have been awarded to that individual.

Amount of Remuneration Paid1

During the 2024 Fiscal Year, the Manager paid remuneration to its staff as follows (expressed in USD):

Fixed remuneration	$191,625
Variable remuneration	$2,732,752

Total remuneration	$2,924,377
Number of beneficiaries	16
Aggregate remuneration paid to senior management:	$2,898,615
Aggregate remuneration paid to other personnel whose actions have a material impact on the risk profile of the Fund:	$25,762

Carried Interest

In addition, during the 2024 Fiscal Year, the Fund awarded carried interest to staff of the Manager as follows: $0.

12.	AUDITED FINANCIAL STATEMENTS

The consolidated and combined audited financial statements for the year ending December 31, 2024 are attached.

[1]

The Manager is part of a wider group and group members provide services to each other. The remuneration disclosed above reflects the remuneration attributable to the Fund. The remuneration indicated reflects the proportion of total remuneration paid to senior management of the Manager that is attributable to the activities of the Manager (apportioned by reference to the assets under management of the Fund and each other group entity for which the individual performs relevant functions as at the end of the fiscal year).

Deloitte & Touche LLP 60 Nexus Way, 8th floor Camana Bay P.O. Box 1787 Grand Cayman KY1-1109 Cayman Islands Tel: +1 345 949 7500 Fax: +1 345 949 8238 www.deloitte.com/ky

INDEPENDENT AUDITOR’S REPORT

To Apollo Origination Partnership II (Unlevered), L.P., Apollo Origination Partnership II (Unlevered AIV), L.P., and Subsidiary:

Opinion

We have audited the consolidated and combined financial statements of Apollo Origination Partnership II (Unlevered), L.P., Apollo Origination Partnership II (Unlevered AIV), L.P., and Subsidiary, which are under common management and common ownership (collectively, the “Partnerships”), which comprise the consolidated and combined statement of assets, liabilities, and partners’ capital, including the consolidated and combined schedule of investments, as of December 31, 2024, and the related consolidated and combined statements of operations, changes in partners’ capital, and cash flows for the year then ended, and the related notes to the consolidated and combined financial statements (collectively referred to as the “financial statements”) (all expressed in United States Dollars).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Partnerships as of December 31, 2024, and the results of their operations, changes in their partners’ capital, and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Partnerships and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnerships’ ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion.

Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnerships’ internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnerships’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Report on Supplemental Schedule

The supplemental schedule has been subjected to audit procedures performed in conjunction with the audit of the Partnerships’ financial statements. The supplemental schedule is the responsibility of the Partnerships’ management. Our audit procedures included determining whether the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule. In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including its form and content, is presented in compliance with Regulation S-X. In our opinion, such schedules is fairly stated, in all material respects, in relation to the financial statements as a whole.

March 28, 2025, except for the Supplement Schedule included as an exhibit, as to which the date is August 7, 2025.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

CONSOLIDATED AND COMBINED STATEMENT OF ASSETS, LIABILITIES, AND

PARTNERS’ CAPITAL

DECEMBER 31, 2024

(Expressed in U.S. Dollars)

ASSETS
Investments, at fair value (cost $298,767,835)	$316,587,200
Notes receivable	217,680,559
Cash and cash equivalents	12,625,856
Due from affiliates	67,267,813
Interest receivable	14,425,471
Accounts receivable and other assets	5,748,260

Total assets	$634,335,159

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES
Notes payable	$188,098,135
Professional fees payable	239,630
Administration fees payable	123,360
Interest payable	33,686
Accrued expenses and other liabilities	181,746

Total liabilities	188,676,557

PARTNERS’ CAPITAL
General partner	—
Limited partners	445,658,602

Total partners’ capital	445,658,602

Total liabilities and partners’ capital	$634,335,159

The accompanying notes are an integral part of these consolidated and combined financial statements.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

CONSOLIDATED AND COMBINED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(Expressed in U.S. Dollars)

Description	Par Value/Shares/ Notional A	Fair Value	Fair Value as a Percentage of Partners’ Capital
INVESTMENTS, AT FAIR VALUE
Affiliated Funds B
Cayman Islands
Apollo Fund
AOP II (UL) Cayman Holdings, LLC (cost $151,288,936)		$163,405,725	36.67%
United States
Apollo Fund
AOP II Intermediate Holdings (DC I), LLC (cost $147,478,899)		153,181,475	34.37

Total Affiliated Funds (cost $298,767,835)		316,587,200	71.04

TOTAL INVESTMENTS, AT FAIR VALUE (cost $298,767,835)		$316,587,200	71.04%

A	Denominated in U.S. Dollars unless otherwise noted.
B	Represents investments affiliated with the Partnerships as described in Note 2 and Note 10.

The accompanying notes are an integral part of these consolidated and combined financial statements.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

INVESTMENT INCOME
Interest income	$15,002,594

Total investment income	15,002,594

EXPENSES
Interest and other debt expense	13,887,502
Organizational expenses	1,274,982
Professional fees	720,333
Management fees, net	682,882
Affiliated expenses	265,328
Administration fees	140,795
Other operating expenses	651,792

Total expenses	17,623,614

NET INVESTMENT INCOME (LOSS)	(2,621,020)

NET REALIZED AND NET CHANGE IN UNREALIZED GAINS (LOSSES) ON INVESTMENTS AND FOREIGN CURRENCY
Net realized gain (loss) on foreign currency transactions	336,628
Net change in unrealized gain (loss) on investments	17,637,847
Net change in unrealized gain (loss) on foreign currency translations	329,218

Net realized and net change in unrealized gains (losses) on investments and foreign currency	18,303,693

NET INCREASE (DECREASE) IN PARTNERS’ CAPITAL RESULTING FROM OPERATIONS	$15,682,673

The accompanying notes are an integral part of these consolidated and combined financial statements.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

CONSOLIDATED AND COMBINED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

	General Partner	Limited Partners	Total
PARTNERS’ CAPITAL - January 1, 2024	$—	$(237,934)	$(237,934)
Capital contributions	—	438,567,070	438,567,070
Capital distributions	—	(8,353,207)	(8,353,207)
Net increase (decrease) in partners’ capital resulting from operations	—	15,682,673	15,682,673

PARTNERS’ CAPITAL - December 31, 2024	$—	$445,658,602	$445,658,602

The accompanying notes are an integral part of these consolidated and combined financial statements.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net increase (decrease) in partners’ capital resulting from operations	$15,682,673
Adjustments to reconcile net increase (decrease) in partners’ capital resulting from operations to net cash provided by (used in) operating activities:
Payments to purchase investments	(288,512,216)
Drawdown on notes	(217,680,559)
Net change in unrealized (gain) loss on investments	(17,637,847)
Changes in operating assets and liabilities
(Increase) decrease in due from affiliates	(67,267,813)
(Increase) decrease in interest receivable	(14,425,425)
(Increase) decrease in accounts receivable and other assets	(5,724,938)
Increase (decrease) in professional fees payable	211,783
Increase (decrease) in administration fees payable	119,794
Increase (decrease) in interest payable	15,437
Increase (decrease) in management fees payable	(26,308)
Increase (decrease) in accrued expenses and other liabilities	176,870

Net cash provided by (used in) operating activities	(595,068,549)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	438,567,070
Capital distributions	(8,353,207)
Proceeds from notes payable	177,468,132

Net cash provided by (used in) financing activities	607,681,995

Net change in cash and cash equivalents	12,613,446
Cash and cash equivalents, as of January 1, 2024	12,410

Cash and cash equivalents, as of December 31, 2024	$12,625,856

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$12,469,962

NON-CASH FINANCING ACTIVITIES
Net unrealized (gain) loss on foreign currency translations	$329,218

The accompanying notes are an integral part of these consolidated and combined financial statements.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

1.	ORGANIZATION AND NATURE OF OPERATIONS

Apollo Origination Partnership II (Unlevered), L.P. (“AOP II (Unlevered) L.P.”) and Apollo Origination Partnership II (Unlevered AIV), L.P. (“AOP II (Unlevered AIV) L.P.”) are organized as exempted limited partnerships under the laws of the Cayman Islands. “Apollo Origination Partners II (Unlevered)” or the “Partnerships” as used hereafter will refer to AOP II (Unlevered) L.P. and AOP II (Unlevered AIV) L.P. AOP II (Unlevered) L.P. was formed on April 6, 2023 and commenced operations on October 13, 2023. In accordance with Section 5.2 of Apollo Origination Partnership II (Unlevered), L.P.’s Amended and Restated Exempted Limited Partnership Agreements (the “Partnership Agreements”), AOP II (Unlevered AIV) L.P. was formed as an Alternative Investment Vehicle on May 23, 2023 and commenced operations on October 13, 2023. Effective June 30, 2023, the Partnerships registered as private funds under the Private Funds Act of the Cayman Islands.

Apollo Origination Advisors II, L.P. (the “General Partner”), a Cayman Islands exempted limited partnership, is the general partner of the Partnerships. The Partnerships have entered into an agreement with Apollo Origination Partnership Management, L.P., (the “Investment Manager”) to provide administrative and management services to the Partnerships. The Investment Manager, a Delaware limited partnership, is an affiliate of the General Partner and of Apollo Global Management, Inc. and its subsidiaries (“Apollo”). The Limited Partners of the Partnerships and the General Partner are collectively referred to as the “Partners.”

AOP II (Unlevered) L.P. has a 100% ownership interest, consolidates, and has control over significant operating, financial, and monetary decisions of AOP II Capital Trust Two (Delaware) (the “Subsidiary”), formed in accordance with the laws of the State of Delaware. The Subsidiary commenced operations on December 23, 2024. The primary purpose of the Subsidiary is to facilitate the holding of different investments of AOP II (Unlevered) L.P. The investment manager and general partner of the Subsidiary are affiliates of Apollo.

The Partnerships expect to invest, alongside other Apollo Clients, via its investment in AOP II

Intermediate Holdings (DC I), LLC (the “Intermediate Holdings”) and AOP II (UL) Cayman Holdings, LLC (the “Cayman Holdings”), globally across private credit opportunities, primarily investing in certain originated secured loans or similar financial instruments, including bonds, debentures and debt securities, made to or issued by corporate borrowers and issuers that generally generate on an annual basis $100 million or greater in EBITDA, and, to the extent applicable, equity-kickers or similar financial instruments issued, received or otherwise purchased in connection with such investment opportunities. The Partnerships will have the ability to participate in other investment opportunities as the General Partner determines, in its sole discretion.

The Partnerships will terminate on the sixth anniversary of the Partnerships’ final closing. However, the term of the Partnerships may be extended by the General Partner, for one one-year period in its sole discretion, for up to two further one-year periods with approval of the Advisory Board, and thereafter, for additional periods as provided in the Partnership Agreements. The Partnerships may terminate upon the occurrence of a Dissolution Event/Termination Event as provided in the Partnership Agreements.

Capitalized terms used, but not defined herein, shall have the meaning assigned to them in the Partnership Agreements, as amended.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Partnerships in the preparation of the consolidated and combined financial statements.

(a)

Basis of Presentation — The consolidated and combined financial statements of the Partnerships were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are presented in United States Dollars (“U.S. Dollars”), which is the Partnerships’ functional currency. The Partnerships follow the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Financial Services-Investment Companies (“ASC No. 946”), and as such, the fair values of the Partnerships’ investments are presented in the accompanying Consolidated and Combined Statement of Assets, Liabilities, and Partners’ Capital.

(b)

Principles of Consolidation and Combination — The accompanying financial statements have been prepared on a consolidated and combined basis and reflect the financial positions and result of operations of AOP II (Unlevered) L.P., the Subsidiary and AOP II (Unlevered AIV) L.P. As AOP II (Unlevered) L.P. and AOP II (Unlevered AIV) L.P. have commonality of business purpose, a common Investment Manager and a common General Partner, the presentation of the accompanying financial statements has been made on a consolidated and combined basis thereby providing the most meaningful information. As of December 31, 2024, AOP II (Unlevered) L.P. wholly owned the Subsidiary. The financial position and results of operations of the AOP II (Unlevered) L.P. Subsidiary have been consolidated into AOP II (Unlevered) L.P. All the intercompany transactions and balances, primarily consisting of capital contributions and withdrawals, have been eliminated.

(c)

Use of Estimates — The preparation of consolidated and combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated and combined financial statements and the reported amounts of increases and decreases in partners’ capital from operations during the reporting period. Actual results could differ from those estimates.

(d)

Investments Valuation — The Partnerships reflect their investments in the accompanying Consolidated and Combined Statement of Assets, Liabilities, and Partners’ Capital at their estimated fair value. Unrealized gains and losses resulting from changes in fair value of investments are reflected in net change in unrealized gain (loss) on investments in the accompanying Consolidated and Combined Statement of Operations. Fair value is the amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (i.e., the exit price).

Investments held by the Partnerships that are listed on a securities exchange or in comparable over-the-counter quotation systems are valued based on the last reported sale price as of the date of determination. If no sales of such investments are reported on such date, and in the case of over-the-counter positions for which the last sales price is not available, valuations are based on independent market quotations obtained from market participants, recognized pricing services, or other sources deemed relevant when available. Prices are based on the average of the “bid” and “ask” prices, or at ascertainable prices at the close of business on such day.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

Market quotations are generally based on valuation pricing models or market transactions of similar investments adjusted for investment-specific factors, such as relative capital structure priority and interest and yield risks, among other factors.

Fair values of investments that are quoted in established dealer or other similar markets are determined by the Investment Manager as of the date of determination (or the nearest date to such date if quotations are not available) from a reputable third-party market maker or financial institution regularly engaged in the practice of trading in or pricing such instruments.

If market quotations are not available from a third-party pricing service or a dealer, the fair value of the investment is determined by the Investment Manager using valuation approaches that may include the use of unobservable inputs. Valuation approaches include the market approach, the income approach, and the recovery approach. The market approach provides an indication of fair value based on comparison of the subject investment to comparable investments and transactions in the industry. This approach is driven by current market conditions of actual trading levels and transaction data of similar investments. The fair value under the market approach is also derived by reference to observable valuation measures for comparable companies by utilizing key performance metrics of the investee company and relevant valuation multiples observed in the range of comparable companies. The income approach provides an indication of fair value based on the present value of cash flows that a business or financial instrument is expected to generate in the future. The most widely used methodology in the income approach is the discounted cash flow method. Inherent in the discounted cash flow method are assumptions of expected results and a calculated discount rate. In the recovery approach, the Investment Manager assesses an investment’s value based on the underlying recoverable assets netted against any related liabilities. The Partnerships carry the related investment based on its portion of the recoverable assets, which approximates the value the Investment Manager believes would be recovered in the event of a sale. Because of the inherent uncertainty of valuation, estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and the differences could be material.

The Partnerships hold non-controlling investments in the Intermediate Holdings and the Cayman Holdings that are managed by Apollo or its affiliates. The Intermediate Holdings and the Cayman Holdings are not publicly traded and do not have a readily available market value. The Intermediate Holdings and the Cayman Holdings are marked at its prevailing net asset value (“NAV”) as of the reporting date as a practical expedient, which approximates fair value. The Partnerships’ pro rata share of the Intermediate Holdings’ and the Cayman Holdings’ NAV are recorded as an investment in the accompanying Consolidated and Combined Statement of Assets, Liabilities, and Partners’ Capital. Unrealized gains and losses resulting from changes in fair value of the Intermediate Holdings and the Cayman Holdings are reflected in the net change in unrealized gain (loss) on investment in the accompanying Consolidated and Combined Statement of Operations. The fair values of investments held by the Intermediate Holdings and the Cayman Holdings are determined based on similar valuation methodologies as provided in this note.

On a quarterly basis, the Investment Manager utilizes a valuation committee, consisting of members from Apollo senior management, to review and approve the valuation results related to certain investments. The Investment Manager also retains independent valuation firms to provide third-party valuation consulting services to Apollo, which consist of certain limited valuation procedures identified by management. The limited procedures provided by the independent valuation firms assist management with validating their valuation results or determining fair value. The Investment Manager

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

performs various back-testing procedures to validate its valuation approaches, including comparisons between expected and observed outcomes, forecast evaluations, and variance analyses.

(e)

Investment Transactions and Income — Purchases and sales of investments are recorded on the trade date, and realized gains and losses are recorded using the specific identification method. Unsettled purchases and sales as of the reporting date are reflected in payable for investments purchased and receivable for investments sold, respectively, in the accompanying Consolidated and Combined Statement of Assets, Liabilities, and Partners’ Capital. The Partnerships record unrealized gains or losses on their investments based upon the change in fair value of investments. Expenses are recorded as incurred.

Interest income from investments in Intermediate Holdings and Cayman Holdings are accrued according to contractual terms, provided that management believes collection of such amounts is reasonably assured.

The Partnerships hold investments in Intermediate Holdings and Cayman Holdings that have contractual payment-in-kind (“PIK”) interest. PIK interest is included in interest income and reflected as a receivable in accrued interest up to the payment date. On payment dates, the Partnerships capitalize the accrued interest receivable as an additional investment and mark it at the fair value associated with the related position.

(f)

Cash and Cash Equivalents — The Partnerships consider all highly liquid debt instruments with original maturities of 90 days or less to be cash equivalents. As of December 31, 2024, cash and cash equivalents were comprised of cash and investments in money market funds sponsored by a U.S. financial institution. The Partnerships held approximately $10.2 million in money market funds as of December 31, 2024, all of which was held by a U.S. financial institution. The Partnerships’ cash may include balances that the bank has placed into an overnight sweep account. Included in cash and cash equivalents are foreign currency balances denominated in Euro valued at $0.6 million and Great British Pounds valued at $1,059 as of December 31, 2024.

(g)

Due from Affiliates — The Partnerships invest alongside of Apollo Origination Partnership II (Levered), L.P., Apollo Origination Partnership II (Levered AIV), L.P. and Apollo Origination Partnership Lux II, SCSP (the “Parallel Funds”) in accordance with the Partnership Agreements. The amount included in due from affiliates at December 31, 2024 represents the remaining equalization payment due as a result of subsequent investor commitments which occurred during the year ended December 31, 2024.

(h)

Notes Receivable — The Partnerships enter into arrangements to provide financing to Intermediate Holdings, used for short-term and permanent financing of investments and to carry out business activities. The Partnerships receive interest on the outstanding principal amount at a rate equal to 11.90% per annum, payable on the Termination Date, which is presented as interest income in the amount of $14.4 million in the accompanying Consolidated and Combined Statement of Operations. The Partnerships have outstanding notes receivable of $217.7 million presented as notes receivable in the accompanying Consolidated and Combined Statement of Assets, Liabilities, and Partners’ Capital. Notes receivable are carried at their contractual amount, which approximates fair value. Refer to Note 5 for contractual terms of notes receivable.

(i)

Taxes — The Partnerships are registered as exempted limited partnerships pursuant to the Exempted Limited Partnership Act of the Cayman Islands. The Partnerships have received an undertaking from the Cayman Islands authorities that, for a period of fifty years from the date of formation, the Partnerships will be exempt from taxation in the Cayman Islands. As a result, no local income, profits,

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

or capital gains taxes are levied in the Cayman Islands at the current time. The Partnerships are taxed as a corporation for U.S. federal, state and local income tax purposes.

The Partnerships recognize the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. The Partnerships review and evaluate tax positions in its major jurisdictions and determines whether or not there are uncertain tax positions that require financial statement recognition. Based on this review, the Partnerships have determined the major tax jurisdictions to be where the Partnerships are organized, where the Partnerships make investments, and where the Investment Manager is located; however, no reserves for uncertain tax positions were recorded for any of the Partnerships’ open tax years. The Partnerships are not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. Generally, the Partnerships’ returns may be subject to examination for a period of three to five years from when they are filed under varying statutes of limitations.

(j)

Taxes for Intermediate Holdings — The Intermediate Holdings is taxed as a corporation for U.S. federal income tax purposes. The Intermediate Holdings is liable for income taxes, if any, on its net taxable income. Included in the NAV of the Intermediate Holdings is $4.8 million of tax expense incurred during the year ended December 31, 2024, which reflects the Investment Manager’s best estimate of current taxes based upon income, dividends, and gains earned through December 31, 2024.

The Intermediate Holdings recognizes the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. The Intermediate Holdings reviews and evaluates tax positions in its major jurisdictions and determines whether or not there are uncertain tax positions that require financial statement recognition. Based on this review, the Intermediate Holdings has determined the major tax jurisdictions to be where the Intermediate Holdings is organized, where the Intermediate Holdings makes investments, and where the Investment Manager is located; however, no reserves for uncertain tax positions were recorded for any of the Intermediate Holdings’ open tax years. The Intermediate Holdings is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. As a result, no tax liability, including interest and penalties, has been recorded in the accompanying consolidated and combined financial statements. Generally, the Intermediate Holdings’ U.S. federal, state, and local tax returns remain open for examination for a period of three to five years from when they are filed under varying statutes of limitations.

(k)

Organizational Expenses — Organizational Expenses include startup fees and expenses directly attributable to the formation of the Partnerships. Organizational Expenses in excess of $7.0 million for the Partnerships (“Offsetable Organizational Expenses”) shall reduce the management fee otherwise payable. For the year ended December 31, 2024, the Partnerships recorded $1.3 million as Organizational Expenses, which are included in Organizational Expenses in the accompanying Consolidated and Combined Statement of Operations.

(l)

Contingencies and Indemnifications — In the normal course of business, the Investment Manager, on behalf of the Partnerships, enters into certain contracts that contain a variety of indemnifications. The Partnerships’ maximum exposure under these arrangements is unknown; however, the Partnerships have not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In December 2023, the FASB issued ASU 2023-09, Income Taxes—Improvements to Income Tax Disclosures. The guidance makes amendments to update disclosures on income taxes including rate reconciliation, income taxes paid, and certain amendments on disaggregation by federal, state, and foreign taxes, as relevant. The guidance is mandatorily effective for the Partnerships for annual periods beginning in 2025, but early adoption is permitted. The Partnerships are currently evaluating the impact of the new standard.

4.	FAIR VALUE MEASUREMENTS

U.S. GAAP guidance applicable to fair value measurements clarifies the definition of fair value for financial reporting, establishes a hierarchical framework that prioritizes and ranks the level of market price observability used in measuring fair value and requires enhanced disclosures about fair value measurements. Market price observability is impacted by a number of factors, including the type of investment, the characteristics specific to the investment, and the state of the marketplace (including the existence and transparency of transactions between market participants). Investments with readily available actively quoted prices or for which fair value can be measured from actively quoted prices in an orderly market will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments recorded at fair value in the accompanying Consolidated and Combined Statement of Assets, Liabilities, and Partners’ Capital are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels directly related to the amount of subjectivity associated with inputs to the fair valuation of these assets are as follows:

Level I — Quoted prices are available in active markets that the Partnerships have the ability to access for identical assets or liabilities as of the reporting date. Level I assets or liabilities generally include listed equities, listed money market funds, and listed derivatives. As required by U.S. GAAP, the Partnerships do not adjust the quoted price for these assets and liabilities, even in situations where the Partnerships hold a large position and a sale could reasonably impact the quoted price.

Level II — Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. These inputs may include quoted prices for identical instruments on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curve, default rate, and similar data. Level II assets or liabilities generally include certain corporate bonds, convertible bonds, bank loans, digital assets, and certain derivatives whose fair value is determined through the use of broker or third-party pricing service quotes with higher levels of liquid market observability than Level III assets or liabilities.

Level III—Significant pricing inputs are unobservable and include situations where there is little, if any, market activity for the asset or liability, including situations whereby the Partnerships are restricted from redeeming all or a portion of the asset or liability. The inputs into the determination of fair value require significant management judgment or estimation. Level III assets or liabilities generally include private or restricted common equity and preferred interests in companies, corporate bonds and bank loans, and certain derivatives. Fair value is determined through the use of models or other valuation methodologies that are not based on market-corroborated inputs.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnerships’ assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The Partnerships measure the fair value of its investments in funds in accordance with the authoritative guidance for fair value measurements for financial assets and liabilities. The guidance permits the Partnerships, as a practical expedient, to estimate the fair value of funds based on the reported NAV per share or its equivalent.

The following table summarizes the valuation of the Partnerships’ investments within the fair value hierarchy levels and NAV as of December 31, 2024:

	Level I	Level II	Level III	Total
Investments, at fair value
Investments valued at NAV A	$—	$—	$—	$316,587,200

A Certain investments that were measured at NAV per share (or its equivalent) have not been classified in the fair value hierarchy. The fair value amounts presented in the table above are intended to permit reconciliation of the fair value hierarchy to the line items presented in the accompanying Consolidated and Combined Statement of Assets, Liabilities, and Partners’ Capital.

Included in cash and cash equivalents are money market funds of approximately $10.2 million, which are considered Level I assets.

There were no additions or transfers of assets (liabilities) classified as Level III investments for the year ended December 31, 2024.

5.	NOTES RECEIVABLE

Effective March 15, 2024, and amended on September 12, 2024, the Partnerships entered into a loan agreement of $265.0 million (the “Note”) with Intermediate Holdings that terminates on January 31, 2025. The Note will be utilized by Intermediate Holdings for short-term and permanent financing of investments and to carry out business activities. The Partnerships receive interest on the outstanding principal amount at a rate equal to 11.90% per annum, payable on the Termination Date, which is presented as interest income in the amount of $14.4 million in the accompanying Consolidated and Combined Statement of Operations. As of December 31, 2024, the Partnerships had an interest receivable on the Note in the amount of $14.4 million and outstanding balance due on the Note of $217.7 million presented as interest receivable and notes receivable, respectively, in the accompanying Consolidated and Combined Statement of Assets, Liabilities, and Partners’ Capital.

6.	NOTES PAYABLE

Effective October 13, 2023, and amended on October 10, 2024, the Partnerships entered into a Revolving Credit Agreement (the “MS Credit Facility Agreement”) for a revolving credit facility of up to $700.0 million (the “MS Credit Facility”) with MS that terminates on October 9, 2026. The MS Credit Facility may be used for short-term and permanent financing of investments and to otherwise carry out the business activities of the Partnerships.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

The Partnerships pay a commitment fee on the unused amount of the MS Credit Facility calculated on the basis of actual days elapsed in a year consisting of 360 days at the rate of (i) with respect to each calendar quarter for which the average daily amount of the Unused Portion is greater than fifty percent (50%) of the Maximum Commitment, 35 basis points (0.35%) per annum, and (ii) with respect to each calendar quarter for which the average daily amount of the Unused Portion is equal to or less than fifty percent (50%) of the Maximum Commitment, 30 basis points (0.30%) per annum payable quarterly in arrears on the last Business Day of each calendar quarter. Interest expense accrues at a rate per annum equal to: (i) with respect to Eurocurrency Rate Loans, the Eurocurrency Rate for the applicable Interest Period plus the Applicable Margin (means (a) with respect to Eurocurrency Rate Loans and RFR Loans, 235 basis points (2.35%) per annum, (b) with respect to Reference Rate Loans, 135 basis points (1.35%) per annum, and (c) with respect to Letter of Credit fees, 235 basis points (2.35%) per annum.); (ii) with respect to RFR Loans (other than Term SOFR Loans), the Adjusted Daily Simple RFR for the applicable Interest Period plus the Applicable Margin and (iii) with respect to Term SOFR Loans, the Term SOFR for the applicable Interest Period plus the Applicable Margin and (iv) with respect to Reference Rate Loans, the Reference Rate in effect from day to day.

MS Credit Facility is hereinafter referred to as the “Credit Facility”. The Partnerships paid fees totaling $2.1 million which are amortized over the life of the respective Credit Facility. During the year ended December 31, 2024, the allocable amortized amount of $1.0 million is included in interest and other debt expense in the accompanying Consolidated and Combined Statement of Operations. The unamortized portion of the fees of $1.1 million is included in accounts receivable and other assets in the accompanying Consolidated and Combined Statement of Assets, Liabilities, and Partners’ Capital.

The Partnerships have incurred interest expense amounting to $12.5 million for the year ended December 31, 2024, which is included in interest and other debt expense in the accompanying Consolidated and Combined Statement of Operations. Interest amounting to $33,686 was outstanding and presented as interest payable in the accompanying Consolidated and Combined Statement of Assets, Liabilities, and Partners’ Capital as of December 31, 2024.

Capitalized terms used, but not defined above, shall have the meaning assigned to them in the MS Credit Facility Agreement.

7.	PARTNERS’ CAPITAL

(a)

Capital Commitments and Contributions — Each Partner is obligated to contribute to the Partnerships an amount equal to such portion of its Unfunded Commitment as specified by the General Partner in a Call Notice. Unless a Partner is excluded from investing pursuant to Section 3.3 of the Partnership Agreements, failure to pay the capital amount called generally results in interest accruing on the outstanding balance of such amount from and including the date such payment was due at an annual rate equal to Prime rate plus 8% per annum.

As of December 31, 2024, the Limited Partners committed total amounts of $1.4 billion to the Partnerships. From the Partnerships’ inception, the Limited Partners contributed a net total of $430.2 million, which includes $8.4 million of recallable distributions to the Limited Partners. These contributions represent, in aggregate, 30.7% of total commitments to the Partnerships.

(b)	Capital Distributions and Allocations of Net Profits and Losses — Except as otherwise noted, no Partner has the right to withdraw capital from the Partnerships or receive any distribution or return of

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

its Capital Contribution. Distributions of the Partnerships’ assets that are provided for in the Partnership Agreements shall be made only to persons who are the holders of record of interests in the Partnerships on the date determined by the General Partner as of which the Partners are entitled to any such distributions. From the Partnerships’ inception, the Limited Partners have received total distributions of $8.4 million from the Partnerships.

Net profits and losses are allocated to the Partners in proportion to their respective interests in the Partnerships with the exception of Management Fees.

In the case of any full or partial disposition of an investment held by the Partnerships or in the case of any interest income, other income etc. earned by the Partnerships, it shall distribute the proceeds generated to the Partnerships, as determined by the General Partner. Subsequently, the distributions are apportioned and distributed among the Partners, other than Schedule II Limited Partner, in proportion to their respective Capital Contributions.

8.	MANAGEMENT FEE AND PERFORMANCE ALLOCATION

In accordance with the Partnership Agreements, Schedule I Limited Partners and Schedule II Limited Partners shall not bear any management fees. Management fee for the Schedule III Limited Partners shall be equal to the product of (x) the Applicable Fee Percentage (as set forth in the schedule below) and (y) the portion of the Adjusted Cost of all unrealized Investments attributable to such Limited Partner or Adjusted Cost of all unrealized Investments as of the end of each immediately preceding fiscal quarter of the Partnerships (the “Management Fee”). Management Fee shall be calculated and payable in quarterly installments in advance on the first business day of each fiscal quarter.

Total commitment	Applicable Fee Percentage (with respect to commitments made within 14 Days of the Initial Closing (the “First Closing Period”))	Applicable Fee Percentage (with respect to commitments made at any closing subsequent to the First Closing Period)
Less than $50 million	1.15% per annum	1.25% per annum

Equal to or greater than $50 million but less than $100 million	1.075% per annum	1.175% per annum

Equal to or greater than $100 million but less than $250 million	1.00% per annum	1.10% per annum

Equal to or greater than $250 million but less than $500 million	0.90% per annum	1.00% per annum

Equal to or greater than $500 million but less than $750 million	0.80% per annum	0.90% per annum

Equal to or greater than $750 million	0.70% per annum	0.80% per annum

The Management Fee payable for any quarter shall be reduced (but not less than zero) by an amount equal to the aggregate of the Partnerships’ pro-rata share of (a) all Offsetable Organizational Expenses and any Placement Fees paid by the Partnerships (“Offsetable Placement Fees”) and (ii) 100% of the net Special Fees received by the General Partner to the extent attributable to the Partnerships and allocable to the Limited Partners (other than the Schedule I Limited Partners and the Schedule II Limited Partners) (together the “Offsetable Amounts”). If the Offsetable Amounts exceed Management Fee in any quarter, the excess

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

will be credited against Management Fee payable in the next quarter and each succeeding quarter thereafter until the entire amount of the excess has been credited.

During the year ended December 31, 2024, the Partnerships incurred gross Management Fees amounting to $0.7 million which is recorded as management fees in the accompanying Consolidated and Combined Statement of Operations. As a result of the Partnerships investment into Intermediate Holdings, the Partnerships indirectly incurred an additional $1.5 million of management fees, which is included in the NAV of Intermediate Holdings at December 31, 2024. During the year ended December 31, 2024, management fees were reduced by $0.1 million due to the Offsetable Amounts.

Refer to Note 10 for additional disclosures related to current year’s Management Fee.

9.	PROFESSIONAL FEES AND OTHER OPERATING EXPENSES

The Partnerships are responsible for all costs and expenses incurred in connection with the Partnerships’ operations (“Operating Expenses”) as defined in the Partnership Agreements. To the extent such Operating Expenses are paid by the Investment Manager or the General Partner, those entities shall be reimbursed by the Partnerships. Operating Expenses include, but are not limited to, audit, legal, preparation of financial statements and tax returns, tax compliance fees, custody fees, transfer agent expenses, bank charges, brokerage, sales commissions, and other investment costs, Broken Deal expenses, costs of preparing reports to the Limited Partners, consultants and other outside advisors, costs or expenses incurred with respect to any market information systems, pricing and valuation services including expenses of any appraiser in connection with the valuation of the investments of the Partnerships, costs associated with the establishment and maintenance of any Credit Facilities, costs of maintaining compliance with all federal, state, and local rules or regulations or any other regulatory agency, insurance, taxes, and costs of litigation relating to the business of the Partnerships.

Included in affiliated expenses are fees, costs, and expenses (including associated overhead costs) incurred in connection with services performed by personnel or employees of Apollo. These services may include, without limitation, reimbursement to Apollo of the compensation paid to employees for certain bookkeeping and record keeping services, investor relations assistance, valuation, finance, administration, accounting, legal, tax, risk, audit support, and systems support. During the year ended December 31, 2024, the Partnerships incurred affiliated expenses amounting to $0.3 million which were presented as affiliated expenses in the accompanying Consolidated and Combined Statement of Operations.

The foregoing categories of fees, costs, expenses, and other liabilities shall be Operating Expenses regardless of whether the person providing or performing the service or output giving rise to such fees, costs, expenses, or other liabilities is the General Partner, the Investment Manager, or any of their affiliates or a third-party. The General Partner, the Investment Manager and their respective affiliates shall be entitled to reimbursement from the Partnerships for any such Operating Expenses paid and/or incurred by them on behalf of the Partnerships, including fees, costs and expenses, and allocated portions of overhead incurred in connection with services performed by personnel or employees of the General Partner, the Investment Manager, and/or their affiliates that are deemed to be services, fees, costs, and expenses which constitute Operating Expenses. During the year ended December 31, 2024, the Partnerships incurred Operating Expenses amounting to $0.7 million which were presented as professional fees and $0.7 million which were presented as other operating expenses in the accompanying Consolidated and Combined Statement of Operations.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

The Partnerships have entered into an administration agreement with JPMorgan Hedge Fund Services (the “Administrator”), a division of J.P. Morgan Chase Bank N.A., wholly owned by JPMorgan Chase & Co. pursuant to which the Administrator maintains the Partnerships’ official books and records and provides accounting services, investor relations, and audit support. A monthly fee is charged to the Partnerships based on partner’s capital of the Partnerships as of the end of the immediately preceding month for such services as negotiated by Apollo and the Administrator. The fee charged by the Administrator is reflected in administration fees in the accompanying Consolidated and Combined Statement of Operations. Any incurred but not yet paid administration fees as of December 31, 2024, are included in administration fees payable in the accompanying Consolidated and Combined Statement of Assets, Liabilities, and Partners’ Capital.

10.	RELATED PARTY CONSIDERATIONS

(a)

Management Fees — During the year ended December 31, 2024, the Partnerships were charged $0.7 million of gross Management Fees, and as a result of the Partnerships investment into Intermediate Holdings, the Partnerships indirectly incurred an additional $1.5 million of management fees, all of which was paid as of December 31, 2024. Management fees are subject to certain reductions related to Offsetable Organizational Expenses, Offsetable Placement Fees, and any Expense Cap Excess for the current fiscal year. There was $0.1 million of management fees reduced for the year ended December 31, 2024.

The investors who are affiliated with the General Partner may not be charged a management fee.

(b)

Investments in Affiliates — As of December 31, 2024, the Partnerships held an investment in Intermediate Holdings and Cayman Holdings in the amounts of $153.2 million and $163.4 million, respectively, representing 34.4% and 36.7% of partners’ capital, respectively, which is included in the accompanying Consolidated and Combined Statement of Assets, Liabilities, and Partners’ Capital as investments, at fair value. The investment objective of Intermediate Holdings and Cayman Holdings is to invest in secured loans, bonds, debentures, and other similar financial instruments. Intermediate Holdings obtains this objective via investments in AOP II Origination Holdings (UL), LLC and AOP II Investment Holdings (UL DC), LLC. Cayman Holdings obtains this objective via an investment in AOP II Lux Investment Holdings (UL), S.a.r.l. The Partnerships may receive income and capital gains distributions from Intermediate Holdings and Cayman Holdings, the timing of which is uncertain. The Partnerships’ investment in Intermediate Holdings and Cayman Holdings has certain redemption and liquidity restrictions that are in line with the Partnership Agreements.

The Partnerships hold investments in the below mentioned securities held through Intermediate Holdings. The fair value of the Partnerships’ pro rata ownership of the investment (including unfunded commitments) in the below mentioned securities, presented in the table below, exceeded 5% of the Partnerships’ partners’ capital as of December 31, 2024:

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

Investment Type	Par Value	Issuer	Description	Country	Industry	Fair Value	Fair Value as a Percentage of Partners’ Capital
Bank Loans	$22,835,010	Gannett Holdings, LLC	GANNETT HLDNGS TL SOFR+500 10/15/29 NEW	US	Media: Advertising, Printing & Publishing	$22,492,485	5.1%
Bank Loans	$1,287,599	Gannett Holdings, LLC	GANNETT HLDNGS DD SOFR+500 10/15/29 NEW	US	Media: Advertising, Printing & Publishing	$(19,314)	0.0%

The Partnerships hold investments in the below mentioned securities held through Cayman Holdings. The fair value of the Partnerships’ pro rata ownership of the investment (including unfunded commitments) in the below mentioned securities, presented in the table below, exceeded 5% of the Partnerships’ partners’ capital as of December 31, 2024:

Investment Type	Par Value	Issuer	Description	Country	Industry	Fair Value	Fair Value as a Percentage of Partners’ Capital
Bank Loans	$1,097,067	Speed Midco 3 S.A R.L.	SPEED MIDCO TLB2 E+495 LU 5/16/29 EUR	LU	Services: Consumer	$1,147,262	0.3%
Bank Loans	$3,385,031	Speed Midco 3 S.A R.L.	SPEED MIDCO TLB2 SONIA+495 5/16/29 GBP	LU	Services: Consumer	$4,279,072	1.0%
Bank Loans	$19,001,904	Speed Midco 3 S.A R.L.	SPEED MIDCO TLB2 SOFR+495 5/16/29 USD	LU	Services: Consumer	$19,096,914	4.3%

(c)

Investment Transactions — In connection with its investment activities, the Partnerships, Intermediate Holdings, and Cayman Holdings may, from time to time, engage in certain transactions including purchases and sales from or with other Apollo entities, which are executed in accordance with Apollo’s policies and procedures. For the year ended December 31, 2024, Intermediate Holdings received $10.4 million of sale proceeds with other Apollo entities.

(d)

Affiliated Capital Solution Fees — Various affiliates of Apollo are potentially involved in transactions with the Partner’s Portfolio Companies, and whereby affiliates of Apollo may earn fees in, including but not limited to, structuring, underwriting, arrangement, placement, syndication, advisory or similar services (collectively, “Capital Solution” services).

For the year ended December 31, 2024, $1.7 million of fees, allocable to the Partnerships, were paid by the Partnerships’ Portfolio Companies to affiliates of Apollo for Capital Solution services performed.

(e)

Affiliated Expenses — As discussed in Note 9, the Partnerships’ expenses include certain Operating Expenses for services provided by personnel of the Investment Manager and/or its affiliates. For the year ended December 31, 2024, these expenses were $0.3 million and are included in affiliated expenses in the accompanying Consolidated and Combined Statement of Operations.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

11.	RISKS

The Partnerships’ investment activities expose it to various types of risk, both on- and off-balance sheet, which are associated with the financial instruments and markets in which it invests. These financial instruments expose the Partnerships in varying degrees to elements of credit, market, interest rate, currency, and liquidity risk. Credit risk is the potential loss that may be incurred from the failure of a counterparty or a broker to make payments according to the terms of a contract. Market risk is the potential loss that may be incurred as a result of changes in the fair value of a particular financial instrument. Interest rate risk is the potential loss that may be incurred as a result of fluctuations in interest rates, and currency risk is the potential loss that may be incurred as a result of fluctuations in the currency in which a particular financial instrument is denominated. Liquidity risk is the risk that arises from the difficulty of selling an asset in a timely manner at prevailing fair value in an orderly market.

The Partnerships invests in bank loans entered into by U.S. and non-U.S. companies, including via participation interests or assignments. In a syndicated bank loan transaction, the Partnerships purchases participation interests from a group of lenders (“Lenders”) or one of the participants in the syndicate. One or more of the Lenders administers the loan on behalf of all Lenders, including the Partnerships, and serves as the agent bank. The Partnerships relies on the Lender that sold the participation interest for the receipt and processing of bank loan interest and principal payments due to the Partnerships under the terms of the bank loans.

The Partnerships may make investments and hold cash balances that are denominated in currencies other than the U.S. Dollar. Consequently, the Partnerships is exposed to risks that the exchange rate of the U.S. Dollar relative to other currencies may change in a manner that has an adverse effect on the reported value of that portion of the Partnerships’ assets or liabilities which are denominated in currencies other than the U.S. Dollar. The Investment Manager, at its discretion, may utilize forward foreign currency contracts to reduce the exposure to foreign currency fluctuations.

12.	FINANCIAL HIGHLIGHTS

The following represents the financial highlights for the year ended December 31, 2024:

Ratios to average Limited Partner’s Capital A,C,D
Net investment income (loss)	(1.53)%

Expenses, excluding organizational expenses and interest expense	1.44%
Organizational expenses	0.74%
Interest and other debt expense	8.10%

Total expenses	10.28%

Internal rate of return B,C
As of December 31, 2024	13.25%

A

Average Limited Partners’ capital for the year was calculated based on the simple average at the end of each month of the Limited Partners’ capital reduced by carried interest allocation, if any, which includes any capital contributions or distributions during the year as well as the allocation of net increase (decrease) in Limited Partners’ capital for the year.

APOLLO ORIGINATION PARTNERS II (UNLEVERED)

(CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Expressed in U.S. Dollars)

B

The internal rate of return since inception (“IRR”) was computed based on the dates of capital contributions and distributions to and from the Partnerships, if any, and ending Limited Partners’ capital as of December 31, 2024. The IRR of the Limited Partners is net of all fees and carried interest allocations to the General Partner, if any.

C

The computation of the IRR and ratios for an individual Limited Partner may vary from the IRR and ratios presented above due to the timing of capital transactions and differences in management fees and carried interest allocations between Limited Partners.

D

The expense and net investment income (loss) ratios do not reflect the income and expense incurred by the underlying investment funds and SPVs. The net investment income (loss) does not reflect the effect of any carried interest allocation.

13.	SUBSEQUENT EVENTS

On January 21, 2025, the Subsidiary entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with Apollo Origination II (UL) Capital Trust (the “Capital Trust”).

In conjunction with that agreement on January 24, 2025, the Subsidiary merged with the Capital Trust and the surviving company became a wholly owned subsidiary of the Partnerships.

On January 27, 2025, pursuant to the terms of the Reorganization Agreement, the Capital Trust acquired all the Partnerships’ ownership of the Intermediate Holdings. The Capital Trust issued 18,310,208 shares to the Partnerships. In conjunction with this transaction, the Note balance was repaid. The Capital Trust then elected to be regulated as a BDC and filed a registration statement on Form 10 with the SEC. The Capital Trust also filed a Form 8832 with the IRS, which allowed the Capital Trust to elect treatment as a corporation for U.S. Federal Income Tax purposes.

Management has evaluated all subsequent events or transactions for potential recognition or disclosure through March 28, 2025, the date on which these consolidated and combined financial statements were available to be issued and has determined that there were no additional subsequent events requiring adjustment to or disclosure in the accompanying consolidated and combined financial statements.

*****

Supplemental

Information

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

The Supplemental Schedule of Investments reflects the underlying investments held through the Partnership’s investment into AOP II Intermediate Holdings (DC I), LLC and should be read in conjunction with the consolidated and combined financial statements of Apollo Origination Partnership II (Unlevered), L.P. as of December 31, 2024 and for the year then ended.

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/Shares(3)	Cost(16)	Fair Value(1)(17)
Aerospace & Defense
MRO Holdings
MRO Holdings, Inc.
	First Lien Secured Debt - Term Loan	S+450, 0.50% Floor	12/17/2030	$11,396	$11,225	$11,482	(7)(8)

Total Aerospace & Defense					$11,225	$11,482

Automobile Components
Clarience Technologies
Truck-Lite Co., LLC
	First Lien Secured Debt - Delayed Draw	S+575, 0.75% Floor	2/13/2031	$—	$(17)	$(7)	(7)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+575, 0.75% Floor	2/13/2030	—	(17)	(7)	(7)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+575, 0.75% Floor	2/13/2031	6,915	6,760	6,854	(7)

Total Automobile Components					$6,726	$6,840

Building Products
Quikrete
Quikrete Holdings, Inc.
	Unfunded Commitment Term Loan - Backstop Loan	Variable	8/24/2025	$—	$—	$—	(4)(14)(15)
	Unfunded Commitment Secured Debt - Backstop Loan	Variable	8/24/2025	—	—	—	(4)(14)(15)
	Unfunded Commitment Unsecured Debt - Backstop Loan	Variable	8/24/2025	—	—	—	(4)(14)(15)

Total Building Products					$—	$—

Commercial Services & Supplies
AVI-SPL
A&V Holdings Midco, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 0.00% Floor	6/6/2031	$—	$(44)	$(42)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+500, 0.00% Floor	6/6/2031	—	—	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.00% Floor	6/6/2031	14,428	14,212	14,222	(7)(8)

					14,168	14,180

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/Shares(3)	Cost(16)	Fair Value(1)(17)
Encore
AVSC Holding Corp.
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	12/5/2029	—	(42)	(42)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	12/5/2031	19,798	19,402	19,402	(7)(8)

					19,360	19,360
Heritage Environmental Services
Heritage Environmental Services, Inc.
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	1/31/2031	—	(7)	(3)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+550, 4.50% Floor	1/31/2030	—	(11)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	1/31/2030	—	(1)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	1/31/2031	1,263	1,257	1,257	(7)(8)
	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	1/31/2031	5,112	5,035	5,150	(7)(8)

					6,273	6,404
R.R. Donnelley
R. R. Donnelley & Sons Company
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	8/8/2029	17,489	16,964	17,139	(6)(8)

Total Commercial Services & Supplies					$56,765	$57,083

Communications Equipment
CommScope
Commscope, LLC
	First Lien Secured Debt - Corporate Bond	9.50%	12/15/2031	$1,461	$1,429	$1,516	(4)(8)(10)
	First Lien Secured Debt - Term Loan	S+525, 2.00% Floor	12/17/2029	8,766	8,660	8,892	(4)(7)(8)(10)

Total Communications Equipment					$10,089	$10,408

Construction & Engineering
ASC Engineered Solutions
Fire Flow Intermediate Corporation
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	7/10/2031	$14,611	$14,464	$14,538	(7)

Total Construction & Engineering					$14,464	$14,538

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/Shares(3)	Cost(16)	Fair Value(1)(17)
Consumer Finance
LendingTree
LendingTree, Inc.
	First Lien Secured Debt - Delayed Draw	S+575, 1.50% Floor	3/27/2031	$—	$(74)	$—	(7)(8)(10)(15)
	First Lien Secured Debt - Term Loan	S+575, 1.50% Floor	3/27/2031	6,840	6,669	6,840	(7)(8)(10)

Total Consumer Finance					$6,595	$6,840

Consumer Staples Distribution & Retail
Protein for Pets
Protein For Pets Opco, LLC
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	9/20/2030	$—	$(9)	$(8)	(6)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	9/20/2030	4,476	4,387	4,398	(6)(8)

					4,378	4,390
Rise Baking
Viking Baked Goods Acquisition Corporation
	First Lien Secured Debt - Term Loan	S+500, 0.00% Floor	11/4/2031	12,273	12,089	12,089	(6)(8)

Total Consumer Staples Distribution & Retail					$16,467	$16,479

Financial Services
Jensen Hughes
Jensen Hughes, Inc
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	9/1/2031	$—	$(34)	$(42)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	9/1/2031	—	(14)	(14)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	9/1/2031	8,003	7,883	7,883	(7)(8)

					7,835	7,827
Wealth Enhancement Group, LLC
Wealth Enhancement Group, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	10/2/2028	3,879	3,798	3,855	(6)(15)

Total Financial Services					$11,633	$11,682

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/Shares(3)	Cost(16)	Fair Value(1)(17)
Health Care Equipment & Supplies
Zeus
Zeus Company LLC
	First Lien Secured Debt - Delayed Draw	S+550, 0.75% Floor	2/28/2031	$230	$220	$236	(7)(8)(12)(15)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	2/28/2030	—	(7)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	2/28/2031	3,509	3,457	3,544	(7)(8)

Total Health Care Equipment & Supplies					$3,670	$3,780

Health Care Providers & Services
Advarra
Advarra Holdings, Inc.
	First Lien Secured Debt - Delayed Draw	S+450, 0.75% Floor	9/15/2031	$—	$(6)	$(6)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+450, 1.00% Floor	9/15/2031	12,650	12,587	12,587	(7)(8)
	First Lien Secured Debt - Term Loan	S+450, 0.75% Floor	9/15/2031	5,088	5,063	5,063	(7)(8)

					17,644	17,644
Omega Healthcare
OMH-Healthedge Holdings, Inc.
	First Lien Secured Debt - Revolver	S+600, 1.00% Floor	10/8/2029	—	(19)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+600, 1.00% Floor	10/8/2029	7,065	6,889	7,065	(7)(8)

					6,870	7,065
Tivity Health
Tivity Health, Inc.
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	6/28/2029	14,538	14,538	14,610	(7)

Total Health Care Providers & Services					$39,052	$39,319

Household Durables
Polywood
Poly-Wood, LLC
	First Lien Secured Debt - Delayed Draw	S+575, 1.00% Floor	3/20/2030	$—	$(40)	$—	(7)(8)(12)(15)
	First Lien Secured Debt - Revolver	S+487.5, 1.00% Floor	3/20/2030	—	(40)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+487.5, 1.00% Floor	3/20/2030	9,492	9,278	9,492	(7)(8)

Total Household Durables					$9,198	$9,492

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/Shares(3)	Cost(16)	Fair Value(1)(17)
Insurance
Higginbotham
Higginbotham Insurance Agency, Inc.
	First Lien Secured Debt - Delayed Draw	S+475, 1.00% Floor	11/24/2028	$422	$408	$422	(7)(12)(15)
HIG Intermediate, Inc.
	Preferred Equity - Cumulative Preferred	Equity	N/A	15	15	15

					423	437
Hilb Group
Thg Acquisition, LLC
	First Lien Secured Debt - Delayed Draw	S+450, 0.75% Floor	10/31/2031	—	(14)	(14)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/31/2031	53	46	46	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+450, 0.75% Floor	10/31/2031	6,351	6,287	6,287	(7)(8)

					6,319	6,319
Safe-Guard
SG Acquisition, Inc.
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	4/3/2030	—	(11)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	4/3/2030	11,617	11,501	11,617	(7)(8)

					11,490	11,617

Total Insurance					$18,232	$18,373

IT Services
Vensure
Vensure Employer Services, Inc.
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	9/27/2031	$719	$686	$686	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+475, 0.50% Floor	9/27/2031	11,380	11,266	11,266	(7)(8)

Total IT Services					$11,952	$11,952

Life Sciences Tools & Services
Curia
Curia Global, Inc.
	First Lien Secured Debt - Term Loan	S+375, 0.75% Floor	8/30/2026	$219	$209	$210	(7)(8)

Total Life Sciences Tools & Services					$209	$210

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/Shares(3)	Cost(16)	Fair Value(1)(17)
Media
Gannett
Gannett Holdings, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 1.50% Floor	10/15/2029	$—	$(19)	$(19	)(4)(7)(8)(10)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 1.50% Floor	10/15/2029	22,835	22,492	22,492		(4)(6)(8)(10)

					22,473	22,473
Gannett Co., Inc.
	First Lien Secured Debt - Convertible Bond	6.00%	12/1/2031	10	10	13		(8)(10)

Total Media					$22,483	$22,486

Personal Care Products
PDC Brands
Parfums Holding Company, Inc.
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	6/27/2029	$—	$(9)	$(9)		(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	6/27/2030	13,689	13,552	13,552		(7)(8)

					13,543	13,543

Silk Holdings III Corp.
Silk Holdings III Corp.
	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	5/1/2029	9,886	9,688	9,787		(7)(8)

Total Personal Care Products					$23,231	$23,330

Pharmaceuticals
Catalent
Creek Parent, Inc.
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	12/18/2031	$—	$(43)	$(43)		(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	12/18/2031	19,235	18,898	18,898		(7)(8)

Total Pharmaceuticals					$18,855	$18,855

Professional Services
BDO USA
BDO USA, P.A.
	First Lien Secured Debt - Term Loan	S+500, 2.00% Floor	8/31/2028	$12,985	$12,725	$12,985		(7)(8)
Legends
Legends Hospitality Holding Company, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	8/22/2031	—	(6)	(6)		(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	8/22/2030	117	94	105		(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+275, 0.75% Floor	8/22/2031	10,005	9,736	9,905		(7)(8)

					9,824	10,004

Total Professional Services					$22,549	$22,989

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/Shares(3)	Cost(16)	Fair Value(1)(17)
Semiconductors & Semiconductor Equipment
Wolfspeed, Inc.
Wolfspeed, Inc.
	First Lien Secured Debt - Corporate Bond	12.88%	6/23/2030	$10,574	$10,149	$10,574	(10)

Total Semiconductors & Semiconductor Equipment					$10,149	$10,574

Software
Alteryx
Azurite Intermediate Holdings, Inc.
	First Lien Secured Debt - Delayed Draw	S+600, 0.75% Floor	3/19/2031	$4,383	$4,317	$4,372	(7)(16)
	First Lien Secured Debt - Revolver	S+650, 0.75% Floor	3/19/2031	—	(11)	(2)	(7)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+600, 0.75% Floor	3/19/2031	1,929	1,900	1,924	(7)

					6,206	6,294
Databricks
Databricks, Inc.
	First Lien Secured Debt - Delayed Draw	S+450, 0.00% Floor	1/19/2031	—	(19)	9	(4)(6)(12)(15)
	First Lien Secured Debt - Term Loan	S+450, 0.00% Floor	1/3/2031	16,748	16,664	16,790	(4)(7)

					16,645	16,799
Everbridge
Everbridge Holdings, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	7/2/2031	1,061	1,047	1,074	(7)(8)(12)(15)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	7/2/2031	—	(5)	—	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	7/2/2031	10,823	10,769	10,877	(7)(8)

					11,811	11,951
G2CI
Evergreen IX Borrower 2023, LLC
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/1/2029	—	(15)	(6)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	9/30/2030	7,081	6,932	7,011	(7)(8)

					6,917	7,005
Quorum
QBS Parent, Inc.
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	11/7/2031	—	(6)	(6)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	11/7/2031	11,894	11,834	11,834	(7)(8)

					11,828	11,828

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

Industry/ Company	Investment Type	Interest Rate(5)	Maturity Date	Par/Shares(3)	Cost(16)	Fair Value(1)(17)
Redwood
Runway Bidco, LLC
	First Lien Secured Debt - Delayed Draw	S+500, 0.50% Floor	12/17/2031	—	(42)	(42)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+500, 0.50% Floor	12/17/2031	—	(21)	(21)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	12/17/2031	16,331	16,168	16,168	(7)(8)

					16,105	16,105

Total Software					$69,512	$69,982

Specialty Retail
Tailored Brands
The Men’s Wearhouse, LLC
	First Lien Secured Debt - Term Loan	S+650, 0.00% Floor	2/26/2029	$7,421	$7,198	$7,427	(4)(7)

Total Specialty Retail					$7,198	$7,427

Technology Hardware, Storage & Peripherals
Service Express
Victors Purchaser, LLC
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	8/15/2031	$—	$(30)	$—	(7)(12)(14)
	First Lien Secured Debt - Revolver	S+475, 0.50% Floor	8/15/2031	259	245	253	(7)(11)(12)(15)
	First Lien Secured Debt - Term Loan	S+475, 0.50% Floor	8/15/2031	12,759	12,631	12,759	(7)

Total Technology Hardware, Storage & Peripherals					$12,846	$13,012

Transportation Infrastructure
GSI
Geotechnical Merger Sub, Inc.
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	10/15/2031	$—	$(29)	$(29)	(7)(8)(11)(12)(15)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/15/2031	359	348	348	(7)(8)(12)(15)
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	10/15/2031	7,744	7,667	7,667	(7)(8)

Total Transportation Infrastructure					$7,986	$7,986

Total Investments before Cash Equivalents					$411,086	$415,119

Money Market Fund
Goldman Sachs Financial Square Government Fund Institutional Shares		N/A	N/A	3,655	3,655	3,655	(13)

Total Investments after Cash Equivalents					$414,741	$418,774

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

(1)	Fair value is determined in good faith by or under the direction of the Board of Trustees of the Company.
(2)	Currently there are no differences for federal income tax purposes as it relates to unrealized gain and loss.
(3)

Par amount is denominated in USD. Par amount represents funded commitments, undrawn revolving and delayed draw loan commitments, including commitments to issue letters of credit through a financial intermediary on behalf of certain portfolio companies.

(4)	Other than the investments noted by this footnote, the fair value of the Company’s investments is determined using unobservable inputs that are significant to the overall fair value measurement.
(5)

Unless otherwise indicated, loan contains a variable rate structure, and the terms in the Consolidated Schedule of Investments disclose the actual interest rate in effect as of the reporting period which may be subject to interest rate floors. Variable rate loans bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “S”) or an alternate base rate (which can include but is not limited to the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. Certain borrowers may elect to borrow Prime rate on select contracts and switch to an alternative base rate contract in the future.

(6)	The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2024 was 4.33%.
(7)	The interest rate on these loans is subject to 3 months SOFR, which as of December 31, 2024 was 4.31%.
(8)

These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting us to do so.

(9)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of December 31, 2024, all of the company’s investments were non-controlled, non-affiliated.

(10)

Investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis.

(11)	The negative fair value is the result of the commitment being valued below par.
(12)	The undrawn portion of these committed revolvers and delayed draw term loans includes a commitment and unused fee rate.
(13)	This security is included in Cash and Cash Equivalents on the Consolidated Statement of Assets and Liabilities.
(14)	These investments have a variable interest rate of SOFR + variable spread based on the terms of respective credit agreements.

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

(15)

As of December 31, 2024, the Company had the following commitments to fund various revolving and delayed draw senior secured loans. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and there can be no assurance that such conditions will be satisfied.

Name of Issuer	Total Revolving and Delayed Draw Loan Commitments	Less: Funded Commitments	Total Unfunded Commitments
A&V Holdings Midco, LLC	$4,412	$—	$4,412
Advarra Holdings, Inc.	1,166	—	1,166
AVSC Holding Corp.	2,118	—	2,118
Azurite Intermediate Holdings, Inc.	5,084	(4,383)	701
Creek Parent, Inc.	2,461	—	2,461
Databricks, Inc.	3,707	—	3,707
Everbridge Holdings, LLC	3,788	(1,061)	2,727
Evergreen IX Borrower 2023, LLC	581	—	581
Gannett Holdings, LLC	1,288	—	1,288
Geotechnical Merger Sub, Inc.	3,944	(359)	3,585
Heritage Environmental Services, Inc.	1,489	—	1,489
Higginbotham Insurance Agency, Inc.	1,459	(422)	1,037
Jensen Hughes, Inc	3,686	—	3,686
Legends Hospitality Holding Company, LLC	1,753	(117)	1,636
LendingTree, Inc.	2,958	—	2,958
OMH-Healthedge Holdings, Inc.	771	—	771
Parfums Holding Company, Inc.	853	—	853
Poly-Wood, LLC	3,586	—	3,586
Protein For Pets Opco, LLC	469	—	469
QBS Parent, Inc.	1,256	—	1,256
Quikrete Holdings, Inc.	35,057	—	35,057
Runway Bidco, LLC	6,347	—	6,347
SG Acquisition, Inc.	1,133	—	1,133
Thg Acquisition, LLC	2,124	(53)	2,071
Truck-Lite Co., LLC	1,507	—	1,507
Vensure Employer Services, Inc.	3,231	(719)	2,512
VICTORS PURCHASER, LLC	4,774	(259)	4,515
Wealth Enhancement Group, LLC	5,404	(3,879)	1,525
Zeus Company LLC	1,148	(230)	918

Total	$107,554	$(11,482)	$96,072

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

(16)	The following shows the composition of the Company’s portfolio at cost by investment type and industry as of December 31, 2024:

Industry	First Lien - Secured Debt	Preferred Equity	Total
Aerospace & Defense	$11,225	$—	$11,225
Automobile Components	6,726	—	6,726
Building Products	—	—	—
Commercial Services & Supplies	56,765	—	56,765
Communications Equipment	10,089	—	10,089
Construction & Engineering	14,464	—	14,464
Consumer Finance	6,595	—	6,595
Consumer Staples Distribution & Retail	16,466	—	16,466
Financial Services	11,634	—	11,634
Health Care Equipment & Supplies	3,669	—	3,669
Health Care Providers & Services	39,050	—	39,050
Household Durables	9,197	—	9,197
Insurance	18,216	15	18,231
IT Services	11,952	—	11,952
Life Sciences Tools & Services	209	—	209
Media	22,483	—	22,483
Personal Care Products	23,231	—	23,231
Pharmaceuticals	18,855	—	18,855
Professional Services	22,550	—	22,550
Semiconductors & Semiconductor Equipment	10,149	—	10,149
Software	69,513	—	69,513
Specialty Retail	7,198	—	7,198
Technology Hardware, Storage & Peripherals	12,846	—	12,846
Transportation Infrastructure	7,986	—	7,986

Total	$411,068	$15	$411,083

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

(17)	The following shows the composition of the Company’s portfolio at fair value by investment type, industry, and region as of December 31, 2024:

Industry	First Lien - Secured Debt	Preferred Equity	Total
Aerospace & Defense	$11,482	$—	$11,482
Automobile Components	6,840	—	6,840
Building Products	—	—	—
Commercial Services & Supplies	57,082	—	57,082
Communications Equipment	10,409	—	10,409
Construction & Engineering	14,538	—	14,538
Consumer Finance	6,840	—	6,840
Consumer Staples Distribution & Retail	16,479	—	16,479
Financial Services	11,683	—	11,683
Health Care Equipment & Supplies	3,781	—	3,781
Health Care Providers & Services	39,319	—	39,319
Household Durables	9,492	—	9,492
Insurance	18,358	15	18,373
IT Services	11,952	—	11,952
Life Sciences Tools & Services	210	—	210
Media	22,486	—	22,486
Personal Care Products	23,330	—	23,330
Pharmaceuticals	18,855	—	18,855
Professional Services	22,989	—	22,989
Semiconductors & Semiconductor Equipment	10,574	—	10,574
Software	69,981	—	69,981
Specialty Retail	7,427	—	7,427
Technology Hardware, Storage & Peripherals	13,012	—	13,012
Transportation Infrastructure	7,986	—	7,986

Total	$415,105	$15	$415,120

AOP II INTERMEDIATE HOLDINGS (DC I), LLC

SUPPLEMENTAL INFORMATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

(In thousands, except share data)

Industry Classification	Percentage of Total Investments (at Fair Value) as of December 31, 2024
Software	16.85%
Commercial Services & Supplies	13.75%
Health Care Providers & Services	9.47%
Personal Care Products	5.62%
Professional Services	5.54%
Media	5.42%
Pharmaceuticals	4.54%
Insurance	4.43%
Consumer Staples Distribution & Retail	3.97%
Construction & Engineering	3.50%
Technology Hardware, Storage & Peripherals	3.13%
IT Services	2.88%
Financial Services	2.81%
Aerospace & Defense	2.77%
Semiconductors & Semiconductor Equipment	2.55%
Communications Equipment	2.51%
Household Durables	2.29%
Transportation Infrastructure	1.92%
Specialty Retail	1.79%
Automobile Components	1.65%
Consumer Finance	1.65%
Health Care Equipment & Supplies	0.91%
Life Sciences Tools & Services	0.05%
Building Products	0.00%

Total	100.00%

Geographic Region	Percentage of Total Investments (at Fair Value) as of December 31, 2024
United States	100.00%

Total	100.00%